                                                     FILED PURSUANT TO 424(b)(3)
                                                     REGISTRATION NO. 333-108426

                    SUPPLEMENT NO. 4, DATED AUGUST 15, 2006,
                    TO THE PROSPECTUS, DATED APRIL 14, 2006,
              OF BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

This Supplement No. 4, dated August 15, 2006, is part of and should be read in conjunction with our Prospectus, dated April 14, 2006 (our "Prospectus"). This Supplement No. 4 updates, modifies or supersedes certain information contained in our Prospectus and, in addition, is considered a replacement of Supplement No. 1, dated May 2, 2006, Supplement No. 2, dated May 16, 2006 and Supplement No. 3, dated August 4, 2006. Capitalized terms used in this Supplement No. 4 but not defined have the same meanings as in our Prospectus.

The purpose of this Supplement No. 4 is to:

-    update the status of our offering;

-    revise information contained in the section entitled "Investment
     Objectives";

- revise information contained in the section entitled "Investor Suitability Standards" regarding the suitability of an investment in Boston Capital REIT for Ohio investors;

-    supplement the risk factors in our Prospectus;

-    revise the disclosure related to our distribution policy;

- disclose the extension of our loan from Wachovia Bank, National Association with regard to our property located in Plano, Texas;

- revise information contained in the section entitled "Directors and Executive Officers" related to the election of our board of directors;

- revise information contained in the section entitled "Selling and Escrow Arrangements - Selling Arrangements" regarding sales commission break points, volume discounts and other special purchase privileges;

- revise information contained in the section entitled "Selling and Escrow Arrangements - Selling Arrangements" to allow for the purchase of fractional shares;

- revise information contained in the section entitled "Escrow Arrangements" regarding provision for payment of interest on investor monies held in escrow;

- include as Exhibit A in this Supplement No. 4 our Amended and Restated Distribution Reinvestment Plan, effective as of August 4, 2006; and

- include in Annex A in this Supplement No. 4 our Quarterly Report on Form 10-Q for the period ended June 30, 2006 filed with the Securities and Exchange Commission on August 14, 2006 (the "Second Quarter Form 10-Q"), including the disclosure set forth in the Second Quarter Form 10-Q under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations".

THIS SUPPLEMENT NO. 4 PROVIDES INFORMATION NOT CONTAINED IN OUR PROSPECTUS AND SHOULD BE RETAINED AND READ IN CONJUNCTION WITH OUR PROSPECTUS.

REFERENCES IN THIS SUPPLEMENT NO. 4 TO "THE COMPANY", "BOSTON CAPITAL REIT", "WE", "OUR" AND "US" REFER TO BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                               RECENT DEVELOPMENTS

STATUS OF THE OFFERING. We commenced our initial offering of shares of our common stock on April 28, 2006. Until subscriptions aggregating at least $2,500,000 were received and accepted by us, all subscription proceeds were placed in escrow pursuant to the terms of an escrow agreement with Boston Private Bank and Trust Company. On June 29, 2006, having recently exceeded this "minimum offering" condition, we had an initial closing of this offering and admitted our initial subscribers as stockholders. We have accepted investors' subscriptions received through August 15, 2006, and issued approximately 1,002,012 shares of our common stock to stockholders, with gross proceeds of approximately $10,020,120 distributed to us.

DISTRIBUTION TO STOCKHOLDERS. On August 4, 2006, we announced that our board of directors had authorized a distribution payable to common stockholders of record as of the close of business on July 31, 2006, equaling a daily amount of $0.00164 per share of common stock (the "Common Stock Distribution"). The Common Stock Distribution covers the period June 29 through July 31, 2006 and will be paid to common stockholders in cash on August 21, 2006. The Common Stock Distribution is equivalent to an annual distribution rate of six percent (6%) assuming the share was purchased for $10.00. The Common Stock Distribution is expected to constitute return of capital for tax purposes.

We also announced that our board of directors had authorized a distribution payable to preferred stockholders of record as of the close of business on June 30, 2006 (the "Preferred Stock Distribution"). The Preferred Stock Distribution covers the period January 30 through June 30, 2006 and will total $24.99 per share of preferred stock, which is equivalent to an annual distribution rate of twelve percent (12%). The Preferred Stock Distribution will be paid to each preferred stockholder of record in cash on or before August 21, 2006.

EXTENSION OF WACHOVIA LOAN. We extended the term of our $5,556,000 loan with Wachovia Bank, National Association to January 1, 2007 and paid in consideration thereof a loan extension fee of $23,000.

FILING OF OUR SECOND QUARTER FORM 10-Q. On August 14, 2006, we filed with the Securities and Exchange Commission our Second Quarter Form 10-Q. Our Second Quarter From 10-Q (excluding the exhibits thereto) is included in Annex A to this Supplement No. 4.

AMENDMENT OF DISTRIBUTION REINVESTMENT PLAN. Our board of directors approved the Amended and Restated Distribution Reinvestment Plan, effective as of August 4, 2006 (the "Amended Plan"). The Amended Plan is attached as Exhibit A to this Supplement No. 4 and a description of the Amended Plan is contained in the section entitled "Summary of Distribution Reinvestment Plan" in this Supplement No. 4.

THE FOLLOWING DISCLOSURE REPLACES THE FIRST BULLET IN THE SECTION ENTITLED "OUR INVESTMENT OBJECTIVES" ON PAGE 20 OF OUR PROSPECTUS AND AS APPLICABLE ELSEWHERE THROUGHOUT OUR PROSPECTUS:

- To provide regular cash distributions, payable monthly, as well as to provide growth in distributions over time.

THE FOLLOWING REVISES AND SUPPLEMENTS INFORMATION CONTAINED IN THE SECTION ENTITLED "INVESTOR SUITABILITY STANDARDS" ON PAGE 3 AND PAGE 65 OF OUR
PROSPECTUS:

Ohio - Investors must have either (i) a net worth of at least $250,000 or (ii) taxable income of $70,000 and a net worth of at least $70,000.

THE FOLLOWING DISCLOSURE SUPPLEMENTS THE RISK FACTORS CONTAINED IN THE SECTION ENTITLED "RISK FACTORS--RISKS RELATED TO THIS OFFERING" BEGINNING ON PAGE 53 AND ELSEWHERE THROUGHOUT OUR PROSPECTUS:

OUR CAPITAL RAISING ABILITY IS PRINCIPALLY RELIANT ON ONE SELECTED DEALER.
We are currently principally reliant on Ameriprise Financial Services, Inc. to market our shares to investors. Any adverse change in that arrangement could severely limit our ability to increase assets under management and may prevent us from having funds available for new transactions. Notwithstanding the above, we have entered into soliciting dealer agreements with approximately 81 NASD registered firms who are in various stages of marketing our shares to investors. The dealer-manager's marketing efforts will continue in an effort to add participating broker-dealers on a regular basis but we cannot assure you that the dealer-manager will be successful in such marketing efforts.

THE FOLLOWING DISCLOSURE REPLACES THE FIRST PARAGRAPH IN THE SECTION ENTITLED "DISTRIBUTION POLICY" ON PAGE 72 OF OUR PROSPECTUS:

We intend to authorize distributions monthly and pay distributions monthly during the offering period and thereafter. However, our board of directors, in its sole discretion, may determine to authorize or pay distributions on another basis. Any distributions we make, however, will be at the discretion of our board of directors, in accordance with our earnings, cash flow, capital needs and general financing condition. Distributions will be made to those holders of our common stockholders of record as of the record date selected by our board of directors. We expect to initially make distributions that include a return of capital. Because we will not have cash available for distributions to stockholders until we raise at least approximately $29.5 million (not including any accrued interest on our affiliate line of credit or amounts distributed to stockholders from offering proceeds) and pay off the borrowings related to our Jacksonville communities, we anticipate paying all or a significant portion of initial distributions from the proceeds of this offering or from short-term borrowings, including borrowings from affiliates. We cannot assure you that our intended distribution policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution, will be affected by a number of factors, including the revenue we receive from our communities, our operating expenses, interest expense, the ability of our residents to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors," beginning on page 42. In addition, variations in the net proceeds from this offering as a result of a failure to sell the maximum number of shares offered may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated distributions.

THE FOLLOWING UPDATES AND SUPPLEMENTS THE INFORMATION RELATED TO OUR LOAN FROM WACHOVIA BANK, NATIONAL ASSOCIATION WITH REGARD TO OUR PLANO, TEXAS PROPERTY AS DESCRIBED IN THE SECTION ENTITLED "PLANO, TEXAS COMMUNITY" BEGINNING ON PAGE 115 AND ELSEWHERE THROUGHOUT OUR PROSPECTUS:

As disclosed on page 115 of our Prospectus and elsewhere throughout our Prospectus, pursuant to the terms of our loan agreement with Wachovia Bank, National Association with regard to our Plano, Texas Community, we exercised our right to extend the maturity date of the Wachovia loan to January 1, 2007. Wachovia agreed to extend the loan and we paid a loan extension fee of $23,000 on June 29, 2006.

THE FOLLOWING DISCLOSURE REPLACES THE FIRST PARAGRAPH UNDER THE SECTION ENTITLED "TRENDS WHICH MAY INFLUENCE OUR RESULTS OF OPERATIONS--INCREASING DEMAND FOR RENTAL APARTMENTS" ON PAGE 132 OF OUR PROSPECTUS:

Based on certain demographic trends, in particular, the increase in the number of individuals in the 18-39 year old age group, we believe we are well-positioned to continue achieving our objectives. As shown in the chart below, the absolute number of individuals between the ages of 18-39 is expected to grow appreciably over the next 20 years. Generally, the 18-39 year old age group has the greatest propensity to rent. While there is no guarantee that individuals making up this group will choose renting versus ownership, we believe that the increase will have a positive impact on the demand for rental units.

U.S. POPULATION OF INDIVIDUALS BETWEEN THE AGES OF 18-39 (2005-2025)

                                     [CHART]

2005   89,625,000
2006   90,046,000
2007   90,649,000
2008   91,374,000
2009   91,971,000
2010   92,264,000
2011   92,567,000
2012   93,011,000
2013   93,576,000
2014   94,168,000
2015   94,595,000
2016   95,054,000
2017   95,480,000
2018   95,864,000
2019   96,296,000
2020   96,547,000
2021   96,777,000
2022   97,095,000
2023   97,467,000
2024   97,919,000
2025   98,371,000

SOURCE: U.S. CENSUS BUREAU, POPULATION PROJECTIONS BRANCH, MAY 2004.

THE FOLLOWING DISCLOSURE REPLACES THE FIRST PARAGRAPH OF THE SECTION ENTITLED "DIRECTORS AND EXECUTIVE OFFICERS" ON PAGE 149 OF OUR PROSPECTUS:

Our board currently consists of five directors, three of whom are independent, with independence being determined in accordance with the listing standards established by the New York Stock Exchange. Directors will be elected annually, and each director will hold office for one year until the next annual meeting of stockholders and until his successor has been duly elected and qualified. There is no limit on the number of times that a director may be elected to office. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of our stockholders, directors will be elected by a majority of the votes cast at that meeting.

                     FOR OFFERS AND SALES TO OHIO RESIDENTS
                 Pages S-6 through S-8 are intentionally omitted.

                      [This Page Intentionally Left Blank]

THE FOLLOWING GRAPH REPLACES THE GRAPH ENTITLED "RETURN ON INVESTMENT BY PROPERTY TYPE COMPARED TO SELECTED INDEXES (1990-2004)" CURRENTLY BEGINNING ON PAGE 193 OF OUR PROSPECTUS:

                      RETURN ON INVESTMENT BY PROPERTY TYPE
                    COMPARED TO SELECTED INDEXES (1990-2005)

                                     [CHART]

         INDEX 1:        INDEX 2:        INDEX 3:        INDEX 4:       INDEX 5:     INDEX 6:
        THE NCREIF      THE NCREIF      THE NCREIF      THE NCREIF    THE STANDARD  THE NAREIT
      PROPERTY INDEX  PROPERTY INDEX  PROPERTY INDEX  PROPERTY INDEX    & POOR'S    EQUITY REIT
       - MULTIFAMILY     - RETAIL        - OFFICE      - INDUSTRIAL     500 INDEX      INDEX
1990       5.80%           5.96%           -1.06%           1.95%         -3.10%      -15.35%
1991      -1.35%          -1.86%          -11.44%          -3.87%         30.47%       35.70%
1992       1.72%          -2.25%           -8.05%          -4.47%          7.62%       14.59%
1993       8.72%           4.83%           -3.95%          -0.75%         10.08%       19.65%
1994      12.07%           6.01%            3.92%           7.65%          1.32%        3.17%
1995      11.67%           3.99%            7.19%          12.30%         37.58%       15.27%
1996      11.54%           4.86%           13.57%          13.56%         22.96%       35.27%
1997      12.89%           8.53%           17.86%          15.92%         33.36%       20.26%
1998      14.09%          12.90%           19.62%          15.82%         28.58%      -17.50%
1999      11.71%           9.54%           12.29%          11.64%         21.04%       -4.62%
2000      12.93%           7.76%           14.08%          13.99%         -9.10%       26.37%
2001       9.31%           6.74%            7.03%           9.33%        -11.89%       13.93%
2002       8.69%          13.69%            2.78%           6.71%        -22.10%        3.82%
2003       8.90%          17.14%            5.67%           8.22%         28.68%       37.13%
2004      13.04%          22.95%           12.01%          12.07%         10.88%       31.58%
2005      21.16%          19.99%           19.47%          20.32%          6.82%       12.16%

SOURCES: STANDARD & POOR'S. RUSSELL-MELLON. NCREIF NATIONAL COUNCIL OF REAL ESTATE INVESTMENT FIDUCIARIES (NCREIF) WAS ESTABLISHED TO SERVE THE INSTITUTIONAL REAL ESTATE INVESTMENT COMMUNITY AS A COLLECTOR, PROCESSOR, VALIDATOR, AND DISSEMINATOR OF REAL ESTATE PERFORMANCE INFORMATION. CERTAIN DATA AND PERFORMANCE RESULTS SHOWN WERE SUPPLIED BY OUTSIDE SOURCES AND ARE BELIEVED TO BE RELIABLE BUT ARE NOT GUARANTEED. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

                      [This Page Intentionally Left Blank]

THE FOLLOWING DISCLOSURE REPLACES THE SECTION ENTITLED "PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT" CURRENTLY BEGINNING ON PAGE 187 OF OUR PROSPECTUS:

                  PRIOR PERFORMANCE OF AFFILIATES OF MANAGEMENT

                                    OVERVIEW

During their more than 30-year history, affiliates of our advisor and their respective predecessors in interest have raised approximately $4.6 billion in real estate equity from approximately 87,700 investors in approximately 396 investment programs to acquire interests in approximately 2,642 properties containing approximately 147,000 apartment units in 48 states and territories, representing approximately $11.3 billion in original development and acquisition costs. Of the properties acquired, 152 were apartment complexes that included 3,801 market rate units out of a total of 18,464 units located in 35 states and representing $422,603,781 of investor equity. The investment objectives of these programs were to create certain tax benefits in the form of low-income or rehabilitation tax credits or tax losses. NONE OF THESE PROGRAMS HAD INVESTMENT OBJECTIVES SIMILAR TO OUR COMPANY'S, HOWEVER ALL OF THESE PROGRAMS INVOLVED RESIDENTIAL APARTMENT COMMUNITIES. Although none of them were 100% market rate communities, approximately 3,801 units in these residential apartment communities were market rate units. In addition, the market rate component of these programs were neither evaluated nor acquired in connection with programs that have similar investment objectives to our company.

During the ten-year period from January 1, 1996 to December 31, 2005, affiliates of our advisor and their respective predecessors in interest have served as general partners of two public limited partnership (which includes 24 series) and 50 private limited partnerships including 32 corporate limited partnerships and 18 direct placement corporate limited partnerships for a total of 52 real estate programs. The residential apartment communities invested in by the previous programs are affordable housing communities subject to certain rent and tenant restrictions, of which a component is market rate units. Typically, the market rate units (if any), are less than 50% of the total units in the community.

Affiliates of our advisor and their respective predecessors in interest raised $3,226,958,433 in subscriptions from 38,461 investors during this ten-year period. A total of 1,038 properties (1), with a total development cost of $5,505,089,542 were acquired for the public and private limited partnerships. These properties are geographically located 12% in the Northeast, 11% in the Mid-Atlantic, 26% in the Southeast, 24% in the Midwest, 18% in the Southwest, and 9% in the West.

The foregoing information covering the period from January 1, 1996 to December 31, 2005, can be summarized as follows:

                          PROPERTIES
                   -----------------------                                AVERAGE
    PROGRAMS                     TOTAL              INVESTORS             CAPITAL
----------------              DEVELOPMENT    -----------------------     INVESTED
  TYPE    NUMBER   NUMBER        COST        NUMBER       CAPITAL      PER PROPERTY
-------   ------   ------   --------------   ------   --------------   ------------
Public       2        425   $1,480,908,090   38,253   $  785,405,431    $1,848,013
Private     50        613   $4,024,181,452      208   $2,441,553,002    $3,982,958
           ---      -----   --------------   ------   --------------    ----------
Total       52      1,038   $5,505,089,542   38,461   $3,226,958,433    $3,108,823

                                    REGIONS

          NORTHEAST   MID-ATLANTIC   SOUTHEAST   MIDWEST   SOUTHWEST   WEST
          ---------   ------------   ---------   -------   ---------   ----
Public        4%            4%          10%        12%         8%       3%
Private       8%            7%          16%        12%        10%       6%
Total        12%           11%          26%        24%        18%       9%

All these 52 prior limited partnerships have invested in apartment complexes (or operating partnerships which owned such complexes) financed and/or operated with one or more forms of government subsidy, primarily RHS. The states in which these apartment complexes are located and the number of properties in each state are as follows: (1)

Alabama                  9
Arizona                 15
Arkansas                18
California              50
Colorado                29
Connecticut             18
Delaware                 1
District of Columbia     3
Florida                 13
Georgia                 49
Idaho                    1
Illinois                16
Indiana                 11
Iowa                     4
Kansas                  21
Kentucky                63
Louisiana               85
Maine                   12
Maryland                16
Massachusetts           14
Michigan                52
Minnesota                3
Mississippi             42
Missouri                30
Montana                  0
Nebraska                 0
Nevada                   0
New Hampshire            7
New Jersey              17
New Mexico               4
New York                54
North Carolina          12
North Dakota            10
Ohio                     4
Oklahoma                37
Oregon                   3
Pennsylvania            14
Puerto Rico              4
Rhode Island             2
South Carolina           4
South Dakota             1
Tennessee               14
Texas                  105
Utah                     2
Vermont                  4
Virginia                45
Virgin Islands           8
Washington               5
West Virginia            7
Wisconsin                7
Wyoming                  0

----------
(1) Includes 84 properties which are jointly owned by two or more investment partnerships or series within an investment partnership which represent a total of 93 shared investments.

(2) The total number of properties by state does not reflect the 93 shared investments of 84 operating partnerships. The net number of properties reflected is 945.

The 52 government-assisted partnerships which invested in residential apartment complexes accounted for 100% of the total development cost of all properties acquired by all limited partnerships sponsored over the ten-year period.

The investment objectives of the 52 prior partnerships were, in order of priority: (1) certain tax benefits in the form of tax losses or low-income housing and rehabilitation tax credits which each such limited partnership's partners might use to offset income from other sources; (2) long-term capital appreciation through increases in the value of each apartment complex and (3) cash distributions through potential sale or refinancing transactions. Distributions of current cash flow were not a primary objective of these partnerships, in that the government agencies which provide subsidies regulate both the amount of rent and the amount of cash distributions which may be made to partners.

                               PRIVATE PLACEMENTS

Interests in 50 of the 52 limited partnerships described above were sold to approximately 208 investors in private offerings intended to be exempt from the registration requirements of the Securities Act of 1933. A total of $2,441,553,002 in subscriptions was raised. Interests were acquired in a total of 613 properties, with total development costs of $4,024,181,452.

The private limited partnerships involved new construction or renovation of apartment complexes, financed with mortgage indebtedness aggregating approximately $2,091,302,583 in addition to the equity investment of the prior limited partnerships of $2,441,553,002. The purchased properties equaled 100% of the total development cost of all non-conventional properties invested in by the private limited partnerships.

                                PUBLIC OFFERINGS

Interests in 24 series of the 2 limited partnerships described above were sold to approximately 38,253 investors in public offerings registered under the Securities Act of 1933. A total of $785,405,431 in subscriptions was raised. A total of 425 properties were purchased at a total development cost of $1,480,908,090.

Information regarding the public offerings is summarized as follows as of December 31, 2005:

                               INVESTORS                PROPERTIES                TYPE OF PROPERTIES
                         ---------------------------------------------------------------------------------
                                                               TOTAL       RECENTLY     UNDER     HISTORIC
                                                            DEVELOPMENT      COM-        CON-        TAX
PROGRAM                  NUMBER      CAPITAL     NUMBER        COST         PLETED    STRUCTION    CREDIT
----------------------------------------------------------------------------------------------------------
Boston Capital Tax
   Credit Fund IV L.P.
   (Series 26
   through 46)           32,937   $667,628,880     383    $1,244,899,289      379         3           1
Boston Capital Tax
   Credit Fund V L.P.
   (Series 47
   through 49)            5,316   $117,776,551      42    $  236,008,801       35         7           0

During the four-year period ending December 31, 2005, affiliates of our management sponsored two public investment partnerships with investment objectives similar to the 50 described above. These public limited partnerships own interests in 141 operating partnerships which include 14 properties jointly owned by two or more investment partnerships or series within an investment partnership, representing a total of 14 shared investments. The total number of properties by state does not duplicate the 14 shared investments. The net number of properties reflected is 127 located in:

Alabama           1
Arizona           2
Arkansas          0
California        4
Colorado         12
Connecticut       1
Florida           0
Georgia           4
Illinois          1
Indiana           0
Iowa              1
Kansas            5
Kentucky         16
Louisiana         5
Maine             1
Maryland          1
Massachusetts     0
Michigan         13
Minnesota         0
Mississippi       4
Missouri          4
Montana           0
Nebraska          0
Nevada            0
New Hampshire     2
New Jersey        0
New Mexico        1
New York          7
North Carolina    0
North Dakota      1
Ohio              0
Oklahoma         10
Oregon            1
Pennsylvania      1
Puerto Rico       0
Rhode Island      0
South Carolina    0
South Dakota      0
Tennessee         1
Texas            16
Utah              0
Vermont           0
Virginia          5
Virgin Islands    1
Washington        2
West Virginia     2
Wisconsin         2

All of the operating partnership acquisitions of the public limited partnerships involved new construction or renovation of existing apartment complexes, financed with government-assisted mortgaged indebtedness aggregating approximately $303,068,209 in addition to the equity investment of the investing partnerships of $278,572,421. These properties equaled 100% of the total development cost of properties acquired by public limited partnerships in the four-year period ended December 31, 2005. We will provide a more detailed description of these acquisitions to you upon request.

Information regarding public limited partnerships organized with investment objectives not similar to ours is contained in Appendix I--Tabular Information Concerning Prior Limited Partnerships.

Any investor or prospective investor may view and/or obtain a copy of the most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission relative to the public offerings at the Web site of Boston Capital Corporation, www.bostoncapital.com.

THE FOLLOWING DISCLOSURE REGARDING OUR DISTRIBUTION REINVESTMENT PLAN REPLACES THE SECTION ENTITLED "SUMMARY OF REINVESTMENT PLAN" ON PAGE 231 OF OUR PROSPECTUS AND AS APPLICABLE ELSEWHERE THROUGHOUT OUR PROSPECTUS:

SUMMARY OF DISTRIBUTION REINVESTMENT PLAN

We currently have a distribution reinvestment plan available that allows you to purchase additional shares from the distributions otherwise distributable to you. A copy of our distribution reinvestment plan as currently in effect is included as Exhibit A to Supplement No. 4 to this prospectus. A Reinvestment Agent, currently

Boston Capital Securities, Inc., the dealer-manager, will act on behalf of the participants in the distribution reinvestment plan.

ELIGIBILITY. Stockholders may elect to participate in the distribution reinvestment plan by completing the subscription agreement, or by other written notice to us. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the distribution reinvestment plan.

PARTICIPATION. Participation in the distribution reinvestment plan will begin with the next distribution made after receipt of a participant's written notice, provided it is received more than ten business days prior to the last day of the month to which such distribution relates. Subject to the preceding sentence, a stockholder will become a participant in the distribution reinvestment plan effective on the first day of the month following such election, and the election will apply to all distributions made to such participant and attributable to the month in which the stockholder makes such written election to participate in the distribution reinvestment plan and to all months thereafter. Participants may elect to have some or all of their distributions reinvested in the distribution reinvestment plan. You may purchase shares through the distribution reinvestment plan only after receipt of a prospectus and any supplements thereto relating to the distribution reinvestment plan, which prospectus may also relate to a concurrent pubic offering of shares by the company. We will provide you with a copy of our then current prospectus.

We may amend, supplement or terminate the distribution reinvestment plan for any reason at any time by delivery of written notice at least ten days' prior to the effective date of the amendment, supplement or termination to participants. A participant's participation in the distribution reinvestment plan will also be terminated to the extent that a reinvestment of the participant's distributions in our shares would cause the percentage ownership limitation contained in our articles of incorporation to be exceeded. In addition, participants may terminate their participation in the distribution reinvestment plan at any time by providing the Reinvestment Agent with written notice. To be effective for any distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the distribution payment date for any such distribution.

COSTS AND FEES. Prior to the termination of the initial public offering of the shares, the price per share purchased under the distribution reinvestment plan will be $9.50 per share. After the termination of the initial public offing of the shares, the price per share purchased under the distribution reinvestment plan will be equal to ninety-five (95%) of the "fair market value" of the shares, as determined by us from time to time. If a current appraisal of the property owned by us or in which we have an interest has been performed, our determination of the "fair market value" may be based upon such appraisal, as increased by the value of our other assets, and reduced by the total amount of our other liabilities and, all as divided by the total number of outstanding shares. Upon the listing of the shares on a national securities exchange or on the NASDAQ National Market, the Reinvestment Agent may purchase shares either through such market or directly from us pursuant to a registration statement relating to the distribution reinvestment plan, in either case at a per share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ National Market on which the shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after listing occurs, the Reinvestment Agent purchases shares on a national securities exchange or on the NASDAQ National Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions and fees charged by such registered broker-dealer.

We will pay a fee to the dealer-manager in the amount of 2% of the gross proceeds of the shares sold. We will be responsible for all administrative charges and expenses charged by the Reinvestment Agent. A non-affiliated transfer agent, ACS Securities Services, Inc., will provide certain services in connection with our distribution reinvestment plan including receiving written notice of desire to terminate participation; adding new purchases to the participant's account; and delivering the statement of account on behalf of the Reinvestment Agent.

ADVANTAGES. If stockholders participate in the distribution reinvestment plan during the offering period, they can purchase additional shares without incurring any selling commissions. Another advantage of participating in the distribution reinvestment plan is the relative ease of acquiring additional shares.

REPORTS. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will deliver to each participant a statement of account describing the distributions received during the quarter, the number of shares purchased during the quarter, the per share purchase price for such shares, and the total shares purchased on behalf of the participant. Tax information for income earned on shares under the Reinvestment Plan will be delivered to each participant at least annually.

TAX CONSIDERATIONS. If a stockholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the stockholder will incur a tax liability for dividends allocated to him or her even though the stockholder has elected not to receive the dividends in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, the stockholder will be treated as if he or she has received the dividend from us in cash and then applied such dividend to the purchase of additional shares. The stockholder will be taxed on the amount of such dividend as ordinary income to the extent such dividend is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend or the dividend is eligible for the maximum 15% tax rate. See "Material United States Federal Income Tax Considerations--Taxation of Taxable U.S. Stockholders."

THE FOLLOWING DISCLOSURE REPLACES THE SEVENTH PARAGRAPH IN THE SECTION ENTITLED "SELLING AND ESCROW ARRANGEMENTS - SELLING ARRANGEMENTS" ON PAGE 237 OF OUR
PROSPECTUS:

Our executive officers and directors and their family members, as well as officers and employees of our advisor, the dealer-manager, Boston Capital Corporation or other affiliates and their family members and others in the sole discretion of the dealer-manager, may purchase shares offered in this offering at a discount. The purchase price for such shares will be $9.30 per share reflecting the fact that selling commissions in the amount of $0.70 per share will not be payable in connection with such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Any purchases of shares by our executive officers or directors or their family members or by officers or employees of our advisor, the dealer-manager, Boston Capital Corporation or other affiliates or their family members will not be considered in order to meet the minimum offering. The family members of any of the foregoing persons include the spouse, parents, children, grandparents, grandchildren and any such person who is so related by marriage such that this includes "step-" and "-in law" relations as well as such persons so related by adoption. Our advisor and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

THE FOLLOWING DISCLOSURE REPLACES THE FIFTH SENTENCE OF THE NINTH PARAGRAPH IN THE SECTION ENTITLED "SELLING AND ESCROW ARRANGEMENTS - SELLING ARRANGEMENTS" ON PAGE 238 OF OUR PROSPECTUS:

For all purchases, including purchases pursuant to our distribution reinvestment plan, all accepted subscriptions may be for whole or fractional shares as long as the total purchase is not less than 100 shares ($1,000). (See "Investor Suitability Standards.")

THE FOLLOWING REPLACES THE SIXTEENTH PARAGRAPH IN THE SECTION ENTITLED "SELLING AND ESCROW ARRANGEMENTS - SELLING ARRANGEMENTS" ON PAGE 239 OF OUR PROSPECTUS:

In connection with sales of 50,000 or more shares ($500,000) to a "purchaser" as defined below, a participating broker-dealer will reduce the amount of his or her selling commissions as detailed in the table below. Any such reduction will be credited to the purchaser by reducing the total purchase price payable by such purchaser. The following table illustrates the various discount levels available:

                       SALES COMMISSIONS
DOLLAR VOLUME         -------------------   PURCHASE PRICE   DEALER-MANAGER   NET PROCEEDS
SHARES PURCHASED      PERCENT   PER SHARE      PER SHARE      FEE PER SHARE     PER SHARE
-------------------   -------   ---------   --------------   --------------   ------------
Under $500,000          7.0%     $0.7000       $10.0000           $0.20           $9.10
$500,000--$999,999      5.0%     $0.4895       $ 9.7895           $0.20           $9.10
$1,000,000 and Over     3.0%     $0.2876       $ 9.5876           $0.20           $9.10

THE FOLLOWING REPLACES THE TWENTIETH PARAGRAPH IN THE SECTION ENTITLED "SELLING AND ESCROW ARRANGEMENTS - SELLING ARRANGEMENTS" ON PAGE 240 OF OUR PROSPECTUS:

In addition, in order to encourage purchases in the amount of 300,000 or more shares ($3,000,000), our advisor and the dealer-manager may in their discretion agree with a potential purchaser who proposes to purchase at least 300,000 shares ($3,000,000) to further reduce the selling commissions payable with respect to the sale of such shares. All such sales must be made through registered broker-dealers.

THE FOLLOWING REPLACES THE THIRD PARAGRAPH CONTAINED IN THE SECTION ENTITLED "SELLING AND ESCROW ARRANGEMENTS - ESCROW ARRANGEMENTS" ON PAGE 241 OF OUR
PROSPECTUS:

Upon the initial closing of the offering, a subscriber for shares will be entitled to receive an amount equal to the amount of the interest earned on his or her subscription proceeds held in the escrow account from the date after such proceeds were received in the escrow account until but not including the closing (or termination) date or the date after which purchasers exercise any withdrawal rights. For all closings after August 17, 2006, interest will only be earned by investors on subscription proceeds held in escrow longer than twenty (20) calendar days. Any interest earned on subscription proceeds held in escrow less than such period will be paid to us and we will use such amounts for working capital. All interest distributions, if due, will be made within 75 days of the end of the fiscal quarter following the relevant closing date. The current interest rate is 3.75%, but the rate can adjust similar to a bank passbook savings rate.

THE FOLLOWING DISCLOSURE REPLACES IN ITS ENTIRETY "APPENDIX I: TABULAR INFORMATION CONCERNING PRIOR LIMITED PARTNERSHIPS" CURRENTLY BEGINNING ON PAGE I-1 OF OUR PROSPECTUS:

                                                                      APPENDIX I

                         TABULAR INFORMATION CONCERNING
                           PRIOR LIMITED PARTNERSHIPS

The information contained in the following Tables I, II, III, and III-A is presented in conjunction with and as a supplement to the narrative summary appearing elsewhere in this prospectus under "Prior Performance of Affiliates of Management" and is qualified in its entirety by the information contained in such narrative summary.

These Tables include information for the three-year period beginning January 1, 2003, and ending December 31, 2005 (five-year period ending December 31, 2005 for Table III) RELATING TO PUBLIC AND PRIVATE PROGRAMS IN THE AGGREGATE SPONSORED BY OUR AFFILIATES WHICH DID NOT HAVE SIMILAR INVESTMENT OBJECTIVES TO THOSE OF THE COMPANY. OUR AFFILIATES HAVE NOT SPONSORED PRIOR PROGRAMS, PUBLIC OR NON-PUBLIC, WITH INVESTMENT OBJECTIVES SIMILAR TO THOSE OF THE COMPANY. The programs described in these tables are programs receiving government assistance and originally intended to provide, generally (1) tax benefits in the form of tax losses and low-income housing and rehabilitation tax credits which could be used by limited partners to offset income from other sources, (2) long-term capital appreciation through increases in the value of the programs' investments, (3) cash distributions from the sale or refinancing of the apartment complexes owned by the operating partnerships, and (4) in some instances, limited cash distributions from operations.

The programs listed in these tables were organized by our affiliates generally in a two-tier structure. These two-tier programs consist of one investment limited partnership (the "investment partnership") which invested in a number of limited partnerships (the "operating partnerships"), each of which owns an apartment complex for low- and moderate-income persons, which receives government assistance. Any market rate communities included in these programs were neither evaluated nor acquired in connection with programs that have investment objectives similar to ours. In the three-year period ending December 31, 2005, our affiliates sponsored two public partnerships and seventeen private partnerships. The following table identifies the number of operating partnership interests acquired in programs sponsored by our affiliates as of December 31, 2005:

                              % EQUITY   # OF OPERATING                 AVERAGE EQUITY
                             COMMITTED    PARTNERSHIPS                   PER OPERATING
        PROGRAM               12/31/05      ACQUIRED      # OF STATES     PARTNERSHIP
--------------------------------------------------------------------------------------
Boston Capital Tax
   Credit Fund IV L.P.:
   Series 44                     100%          10               9         $2,678,730
   Series 45                     100%          31              14         $1,279,007
   Series 46                    96.3%          14               9         $2,030,681
Boston Capital Tax
   Credit Fund V L.P.
   Series 47                     100%          15               8         $2,309,100
   Series 48                    99.9%          10               7         $2,290,847
   Series 49                    85.7%          17               8         $3,013,363

                              % EQUITY   # OF OPERATING                 AVERAGE EQUITY
                             COMMITTED    PARTNERSHIPS                   PER OPERATING
        PROGRAM               12/31/05      ACQUIRED      # OF STATES     PARTNERSHIP
--------------------------------------------------------------------------------------
Boston Capital Corporate
   Tax Credit Fund XIX,
   A Limited Partnership       100.0%          18              10         $3,998,755
Boston Capital 2003 Direct
   Placement Limited
   Partnerships                100.0%          10               6         $4,278,943
Boston Capital Corporate
   Tax Credit Fund XX,
   A Limited Partnership       100.0%           8               4         $3,562,548
Boston Capital Corporate
   Tax Credit Fund XX-A,
   A Limited Partnership        93.5%          12               9         $3,876,973
Boston Capital Corporate
   Tax Credit Fund XXI,
   A Limited Partnership       100.0%          28              16         $4,909,622
Boston Capital Corporate
   Tax Credit Fund XXII,
   A Limited Partnership       100.0%          23              15         $4,034,589
Boston Capital 2004 Direct
   Placement Limited
   Partnerships                100.0%           2               7         $3,691,703
Boston Capital Corporate
   Tax Credit Fund XXIII,
   A Limited Partnership        75.6%           5               5         $5,881,431
Boston Capital Corporate
   Tax Credit Fund XXIII-A,
   A Limited Partnership       100.0%           8               5         $4,966,772
Boston Capital Corporate
   Tax Credit Fund XXIV,
   A Limited Partnership        85.8%          31              21         $4,980,785
Boston Capital Corporate
   Tax Credit Fund XXV,
   A Limited Partnership        17.1%           5               4         $2,567,153
Boston Capital 2005 Direct
   Placement Limited
   Partnerships                100.0%           5               1         $2,267,681

In 1993, our affiliates formed Boston Capital Tax Credit Fund IV L.P., which was registered under the Securities Act of 1933.

In 2003, our affiliates formed Boston Capital Tax Credit Fund V L.P., which was registered under the Securities Act of 1933.

For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 5, 2 and 1 partnership(s) respectively.

The primary investment objectives of these limited partnerships are the preservation of the partnership's capital and the provision of current tax benefits to investors in the form of tax credits and passive losses. Cash flow distributions from the operating partnerships to the investment partnerships were not an investment objective in these programs. The regulations of government subsidy programs limit the amount of rent which may be charged to tenants and also limit the amount of cash flow which may be distributed, even if greater amounts of cash flow are available.

Investors in the company will not have any interest in any of the prior limited partnerships incorporated in the tables or in any of the apartment complexes owned by these limited partnerships.

The Tabular Information Concerning Prior Limited Partnerships and accompanying Notes are not covered by reports of independent certified public accountants.

Additional information regarding prior public programs can be obtained upon written request to:

Boston Capital Corporation
One Boston Place, Suite 2100
Boston, Massachusetts 02108-4406
Attn: Richard DeAgazio

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

Table I includes information concerning the experience of our affiliates in raising and investing funds for public and private limited partnerships not having similar investment objectives to the company. Information is included for the two public offerings organized between January 1, 2003 and December 31, 2005, which invested in 97 operating partnerships. Information is also included for the 17 private offerings organized between January 1, 2003 and December 31, 2005, which invested in 159 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 5, 2 and 1 partnership(s), respectively. Table I presents the dollar amount offered and raised, the percentage of the amount raised which was used to pay offering costs and acquire investments, the percentage of leverage used and the time frame for raising and investing funds.

Table I is presented as if all capital contributions were received and all expenses and payments of capital committed were paid in the year in which the offering closed, although such transactions occur over several years.

The Table should be read in conjunction with the introduction and accompanying Notes.

TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                             BCTC IV       BCTC IV       BCTC IV
                                               L.P.          L.P.          L.P.
                                           (SERIES 44)   (SERIES 45)   (SERIES 46)
                                               2003          2003          2003
                                           -----------   -----------   -----------
Dollar amount offered (1)                  $27,019,730   $40,143,670   $29,809,980
Dollar amount raised (100%)                        100%          100%          100%
Less: Offering expenses
Selling commissions and reimbursements
   retained by affiliates (2)                     1.28%         1.23%         1.33%
Selling commissions and reimbursements
   to nonaffiliates (3)                           8.72%         8.77%         8.67%
   Legal and organizational                       2.44%         2.10%         2.13%
                                           -----------   -----------   -----------
Total offering expenses                          12.44%        12.10%        12.14%
                                           ===========   ===========   ===========
Working capital reserves                          1.62%         3.78%         6.27%
Amount available for investment from
   limited partners                              87.56%        87.90%        87.86%
Acquisition fees (4)                              8.50%         5.40%         5.40%
Acquisition expenses (5)                          1.84%         2.53%         2.85%
Cash payments to operating
   partnerships (6)                              75.59%        76.20%        73.34%
                                           -----------   -----------   -----------
Total acquisition costs                          87.56%        87.90%        87.86%
                                           ===========   ===========   ===========
Mortgage financing                         $36,945,744   $47,313,893   $26,088,653
Additional capital (7)                     $   115,716   $ 1,177,119   $13,658,855
                                           -----------   -----------   -----------
Total other sources                        $37,061,460   $48,491,012   $39,747,508
Amount available for investment from
   offering proceeds                       $23,657,439   $35,287,977   $26,192,521
                                           -----------   -----------   -----------
Total development costs                    $60,718,899   $83,778,989   $65,940,029
                                           ===========   ===========   ===========
Percentage leverage (8)                          60.85%        56.47%        39.56%
Date offering began                           Jan 2003      Jul 2003      Sep 2003
Average length of offering (days)                  104            78            87
Months to invest 90% of amount available            24            20            20

                                     TABLE I
                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                             BCTC V        BCTC V        BCTC V
                                               L.P.          L.P.          L.P.
                                           (SERIES 47)   (SERIES 48)   (SERIES 49)
                                               2004          2004          2004
                                           -----------   -----------   ------------
Dollar amount offered (1)                  $34,783,340   $22,993,720   $ 59,999,491
Dollar amount raised (100%)                        100%          100%           100%
Less: Offering expenses
Selling commissions and reimbursements
   retained by affiliates (2)                     1.47%         1.25%          1.42%
Selling commissions and reimbursements
   to nonaffiliates (3)                           8.53%         8.75%          8.58%
   Legal and organizational                       2.07%         2.14%          0.99%
                                           -----------   -----------   ------------
Total offering expenses                          12.07%        12.14%         10.99%
                                           ===========   ===========   ============
Working capital reserves                          3.49%         2.63%         16.38%
Amount available for investment from
   limited partners                              87.93%        87.86%         89.01%
Acquisition fees (4)                              6.40%         6.40%          6.40%
Acquisition expenses (5)                          1.88%         2.84%          0.98%
Cash payments to operating
   partnerships (6)                              76.16%        75.99%         65.25%
                                           -----------   -----------   ------------
Total acquisition costs                          87.93%        87.86%         89.01%
                                           ===========   ===========   ============
Mortgage financing                         $55,374,812   $30,492,788   $ 46,924,168
Additional capital (7)                     $   139,542   $    21,550   $      1,459
                                           -----------   -----------   ------------
Total other sources                        $55,514,354   $30,514,338   $ 46,925,627
Amount available for investment from
   offering proceeds                       $30,583,591   $20,202,650   $ 53,405,125
                                           -----------   -----------   ------------
Total development costs                    $86,097,945   $50,716,988   $100,330,752
                                           ===========   ===========   ============
Percentage leverage (8)                          64.32%        60.12%         46.77%
Date offering began                           Jan 2004      May 2004       Aug 2004
Average length of offering (days)                  116            92            249
Months to invest 90% of amount available             2             4            N/A

                                     TABLE I

                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                                                   PRIVATE OFFERINGS TO CORPORATIONS
                                                                   ---------------------------------
                                                                    BOSTON CAPITAL   BOSTON CAPITAL
                                                                     CORPORATE TAX       DIRECT
                                                                      CREDIT FUND      PLACEMENTS**
                                                                     XIX, LP 2003         2003
                                                                    --------------   --------------
Dollar amount offered (1)                                            $ 93,844,179      $ 74,057,467
Dollar amount raised (100%)                                                   100%              100%
Less: Offering expenses
Selling commissions and reimbursements retained by affiliates                1.25%             0.34%
   Discounts offered to cash investors (9)                                  19.00%            15.22%
   Investor note financing expenses                                          0.00%             2.94%
   Other selling commissions                                                 0.20%             0.46%
   Legal and organizational                                                  0.56%             0.38%
                                                                     ------------      ------------
Total offering expenses                                                     21.02%            19.35%
                                                                     ============      ============
Amount available for investment from limited partners                       78.98%            80.65%
Acquisition costs
Acquisition fees (4)                                                         1.75%             1.41%
Acquisition expenses (5)                                                     1.57%             0.74%
Partnership management fees (11)                                             1.75%             1.41%
Investor service fees (10)                                                   0.50%             0.40%
Working capital reserves                                                     2.47%             1.86%
Cash payments to operating partnerships (6)                                 70.94%            74.83%
                                                                     ------------      ------------
Total acquisition costs                                                     78.98%            80.65%
                                                                     ============      ============
Other sources of acquisition funds
Mortgage financing                                                   $ 71,957,314      $ 40,900,313
Additional capital (7)                                               $    971,255      $     88,529
                                                                     ------------      ------------
Total other sources                                                  $ 72,928,569      $ 40,988,842
Amount available for investment from offering proceeds               $ 74,119,013      $ 59,729,098
                                                                     ------------      ------------
Total development costs                                              $147,047,582      $100,717,940
                                                                     ============      ============
Percentage leveraged (8)                                                    48.93%            40.61%
Percentage of equity invested                                                 100%              100%
Average length of offering (days)                                             209               N/A

**   For presentation purposes Direct Placements are grouped by year

                                     TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                                                PRIVATE OFFERINGS TO CORPORATIONS
                                       ------------------------------------------------------------------------------------
                                          BOSTON       BOSTON         BOSTON         BOSTON         BOSTON        BOSTON
                                         CAPITAL       CAPITAL        CAPITAL        CAPITAL        CAPITAL       CAPITAL
                                        CORPORATE     CORPORATE      CORPORATE      CORPORATE      CORPORATE     CORPORATE
                                         FUND XX      FUND XXA       FUND XXI       FUND XXII     FUND XXIII   FUND XXIII-A
                                           2004         2004           2004            2004          2005          2005
                                       -----------   -----------   ------------   ------------   -----------   ------------
Dollar amount offered (1)              $36,898,485   $64,808,430   $173,897,938   $117,256,965   $50,274,314    $52,418,021
Dollar amount raised (100%)                    100%          100%           100%           100%          100%           100%
Less: Offering expenses
Selling commissions and
   reimbursements retained by
   affiliates                                1.00%          1.00%          0.84%          0.00%         0.00%          0.00%
   Discounts offered to cash
      investors (9)                         20.38%         20.36%         18.98%         18.56%        21.19%         21.11%
   Investor note financing
      expenses                               0.00%          0.00%          2.61%          3.36%         0.77%          0.75%
   Other selling commissions                 0.21%          0.21%          0.00%          0.19%         0.16%          0.16%
   Legal and organizational                  0.59%          0.57%          0.37%          0.29%         0.30%          0.30%
                                       -----------   -----------   ------------   ------------   -----------    -----------
Total offering expenses                     22.18%         22.13%         22.80%         22.40%        22.43%         22.33%
                                       ===========   ===========   ============   ============   ===========    ===========
Amount available for investment
   from limited partners                     77.82%         77.87%         77.20%         77.60%        77.57%         77.67%
Acquisition fees (4)                         1.75%          1.75%          1.75%          1.56%         1.22%          1.22%
Acquisition expenses (5)                     1.11%          1.06%          0.95%          1.21%         0.80%          0.85%
Partnership management fees (11)             1.75%          1.75%          1.75%          1.56%         1.22%          1.22%
Investor service fees (10)                   0.50%          0.50%          0.50%          0.45%         0.35%          0.35%
Working capital reserves                     2.52%          7.96%          0.62%          2.40%        19.03%          0.89%
Cash payments to operating
   partnerships (6)                         70.19%         64.85%         71.64%         70.42%        54.95%         73.14%
                                       -----------   -----------   ------------   ------------   -----------    -----------
                                            77.82%         77.87%         77.20%         77.60%        77.57%         77.67%
                                       ===========   ===========   ============   ============   ===========    ===========
Mortgage financing                     $52,447,935   $35,206,296   $200,129,897   $ 82,616,468   $32,239,877    $29,183,757
Additional capital (7)                 $       641   $   798,303   $    863,240   $    268,218   $   609,076    $       775
                                       -----------   -----------   ------------   ------------   -----------    -----------
Total other sources                    $52,448,576   $36,004,599   $200,993,137   $ 82,884,686   $32,848,953    $29,184,532
Amount available for investment
   from offering proceeds              $28,714,045   $50,466,199   $134,247,562   $ 90,995,390   $38,999,550    $40,712,703
                                       -----------   -----------   ------------   ------------   -----------    -----------
Total development costs                $81,162,821   $88,470,798   $335,240,698   $173,881,076   $71,848,503    $69,897,235
                                       ===========   ===========   ============   ============   ===========    ===========
Percentage leverage (8)                      64.62%        40.71%         59.70%         47.51%        44.87%         41.75%
Percentage of equity invested               100.00%       100.00%        100.00%        100.00%       100.00%        100.00%
Average length of offering (days)              102           102            176            105            58             58

                                     TABLE I

                   EXPERIENCE IN RAISING AND INVESTING FUNDS
                             (ON A PERCENTAGE BASIS)

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                                          PRIVATE OFFERINGS TO CORPORATIONS
                                               ------------------------------------------------------
                                                   BOSTON        BOSTON        BOSTON        BOSTON
                                                  CAPITAL       CAPITAL       CAPITAL       CAPITAL
                                                 CORPORATE     CORPORATE       DIRECT        DIRECT
                                                 FUND XXIV     FUND XXV      PLACEMENTS    PLACEMENTS
                                                    2005          2005          2004         2005
                                               ------------   -----------   -----------   -----------
Dollar amount offered (1)                      $226,448,654   $93,663,243   $ 9,379,712   $11,289,024
Dollar amount raised (100%)                             100%          100%          100%          100%
Less: Offering expenses
Selling commissions and reimbursements
   retained by affiliates                              0.00%         0.30%         0.35%         0.97%
   Discounts offered to cash investors (9)            18.83%        18.61%        18.00%        18.00%
   Investor note financing expenses                    2.93%         2.93%         0.00%         0.00%
   Other selling commissions                           0.08%         0.00%         0.51%         1.74%
   Legal and organizational                            0.60%         0.01%         0.77%         0.60%
                                               ------------   -----------   -----------   -----------
Total offering expenses                               22.44%        21.85%        19.63%        21.30%
                                               ============   ===========   ===========   ===========
Amount available for investment from limited
   partners                                           77.56%        78.15%        80.37%        78.70%
Acquisition fees (4)                                   1.75%         1.75%         2.43%         1.75%
Acquisition expenses (5)                               0.59%         0.00%         1.02%         0.06%
Partnership management fees (11)                       1.75%         1.75%         1.24%         1.75%
Investor service fees (10)                             0.50%         0.50%         0.35%         0.50%
Working capital reserves                              16.75%        50.80%         3.95%       -12.19%
Cash payments to operating
   partnerships (6)                                   56.23%        23.35%        71.37%        86.83%
                                               ------------   -----------   -----------   -----------
                                                      77.56%        78.15%        80.37%        78.70%
                                               ============   ===========   ===========   ===========
Mortgage financing                             $172,729,674   $20,278,266   $16,683,871   $10,443,388
Additional capital (7)                         $      2,716   $       350   $       124   $       117
                                               ------------   -----------   -----------   -----------
Total other sources                            $172,732,390   $20,278,616   $16,683,995   $10,443,505
Amount available for investment
   from offering proceeds                      $175,644,749   $73,198,928   $ 7,538,160   $ 8,883,912
                                               ------------   -----------   -----------   -----------
Total development costs                        $348,377,139   $93,477,544   $24,222,155   $19,327,417
                                               ============   ===========   ===========   ===========
Percentage leverage (8)                               49.58%        21.69%        68.88%        54.03%
Percentage of equity invested                        100.00%       100.00%       100.00%       100.00%
Average length of offering (days)                       120            89           N/A           N/A

                                NOTES TO TABLE I

Note 1: The dollar amount offered and raised includes the entire amount of investors' contributions paid.

Note 2: Includes only the Dealer-Manager Fee that was retained by Boston Capital Securities, Inc. The amounts presented have been adjusted to reflect reimbursements made in March 2006 of certain offering expenses, including expenses associated with wholesaling services, by Boston Capital Holdings Limited Partnership to the applicable fund. These payments were voluntarily made by Boston Capital Holdings Limited Partnership following an inquiry by the NASD of Boston Capital Securities, Inc. This inquiry has been resolved. See "Risk Factors--We are dependent on the dealer-manager."

Note 3: Includes selling commissions of 7% and the re-allotment by Boston Capital Securities, Inc. of portions of its Dealer-Manager Fee and includes portions of the nonaccountable expense allowance.

Note 4: Acquisition fees are amounts paid to the general partners and affiliates for selecting, evaluating, negotiating and closing the investment partnerships' acquisition of operating partnership interests.

Note 5: Acquisition expenses consist of legal and accounting fees, travel, market studies and other expenses to be paid to third parties.

Note 6: Cash payments to non-affiliated operating partnerships include capital contributions. The amount shown includes funds committed as of December 31, 2005.

Note 7: Additional capital represents funds contributed by the operating general partners. Some properties financed with governmental assistance after 1987 require the operating general partners to provide a minimum of 3% of the total development cost in equity.

Note 8: The leverage percentage equals the total amount of mortgage indebtedness on the acquisition date or completion date divided by total development costs.

Note 9: Upon admission to Boston Capital's Corporate Funds, the limited partners choose to pay capital contributions under a standard installment method or cash method (or in some cases a deferred cash method or alternative installment method). Standard installment method investors pay $1,000,000 per unit. Cash method investors (and deferred cash method or alternative installment method investors where applicable) receive a discount for paying sooner.

Note 10: Investor Service Fees are amounts paid to the general partners and affiliates for arranging and organizing investor reporting and communications, and continuing services related to the transmittal of information to the Class A Limited Partners.

Note 11: Partnership Management Fees are amounts paid to the general partners and affiliates for overseeing the day to day management of the Investor Partnership, including but not limited to financial reporting, audits, tax return preparation, cash management and reserves management.

                                    TABLE II

                           COMPENSATION TO AFFILIATES

                   JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

Table II sets forth the aggregate amount of all compensation earned by or paid to our affiliates between January 1, 2003 and December 31, 2005 for the programs included in Table I. None of the programs included in this Table have been liquidated.

The Table should be read in conjunction with the introduction and accompanying notes.

                                                                                 PUBLIC OFFERINGS
                                                                            -------------------------
                                                                              BCTC IV       BCTC IV
                                                                                L.P.          L.P.
                                                                            (SERIES 44)   (SERIES 45)
                                                                               2003           2003
                                                                            -----------   -----------
Date offering commenced                                                        Jan 2003     July 2003
Dollar amount raised (1)                                                    $27,019,730   $40,143,670
Amounts paid and/or payable to sponsor and affiliates from proceeds (1):
Underwriting fees (2)                                                           401,565       552,275
Acquisition fees (3)                                                          2,296,677     2,167,758
Acquisition expense reimbursement                                               498,395     1,014,687
Asset management fee                                                            606,847       744,544
Dollar amount of cash generated from operating partnerships before
   payments to sponsors (4)                                                       3,287         6,269
Amount paid to sponsors from operations (5)                                           0             0

                                                                     PUBLIC OFFERINGS
                                                  -----------------------------------------------------
                                                    BCTC IV        BCTC V        BCTC V        BCTC V
                                                     L.P.           L.P.          L.P.          L.P.
                                                  (SERIES 46)   (SERIES 47)   (SERIES 48)   (SERIES 49)
                                                     2003           2004          2004          2004
                                                  -----------   -----------   -----------   -----------
Date offering commenced                             Sept 2003
Dollar amount raised (1)                          $29,809,980   $34,783,340   $22,993,720   $59,999,491
Amounts paid and/or payable to sponsor
   and affiliates from proceeds (1):
Underwriting fees (2)                                 436,457       563,377       314,427       895,372
Acquisition fees (3)                                1,609,739     2,226,134     1,471,598     3,839,937
Acquisition expense reimbursement                     850,039       653,983       653,026       589,288
Asset management fee                                  420,337       689,739       367,766       352,334
Dollar amount of cash generated from
   operating partnerships before payments to
   sponsors (4)                                         4,725             0             0             0
Amount paid to sponsors from operations (5)                 0             0             0             0

                                    TABLE II

                     COMPENSATION TO SPONSOR AND AFFILIATES

                    JANUARY 1, 2003 THROUGH DECEMBER 31, 2005

                                                                     PRIVATE OFFERINGS FOR CORPORATIONS
                                                                     ----------------------------------
                                                                       BOSTON CAPITAL   BOSTON CAPITAL
                                                                         CORPORATE          DIRECT
                                                                         TAX CREDIT       PLACEMENTS
                                                                        FUND XIX 2003       2003 (6)
                                                                       --------------   --------------
Dollar amount raised (1)                                                 $93,844,179     $74,057,467
Amounts paid and/or payable to sponsor and affiliates
   from proceeds (1):
Underwriting fees (2)                                                      1,173,052         249,486
Acquisition fees (3)                                                       1,642,229       1,044,407
Acquisition expense reimbursement                                          1,473,976         624,681
Partnership management fees                                                1,642,229       1,044,407
Investor service fees                                                        469,208         228,427
Asset management fee                                                       1,047,964         471,983
Dollar amount of cash generated from operating partnerships before
   payments to sponsors (4)                                                        0               0
Amounts paid to sponsors from operations (5)                                  10,165               0

                                                                 PRIVATE OFFERINGS FOR CORPORATIONS
                                               --------------------------------------------------------------------
                                                  BOSTON        BOSTON        BOSTON         BOSTON
                                                  CAPITAL      CAPITAL        CAPITAL       CAPITAL        BOSTON
                                                 CORPORATE    CORPORATE      CORPORATE     CORPORATE       CAPITAL
                                                TAX CREDIT    TAX CREDIT    TAX CREDIT     TAX CREDIT      DIRECT
                                                  FUND XX     FUND XX-A       FUND XXI      FUND XXII    PLACEMENTS
                                                   2004          2004          2004           2004        2004 (6)
                                               -----------   -----------   ------------   ------------   ----------
Dollar amount raised (1)                       $36,898,485   $64,808,430   $173,897,938   $117,256,965   $9,379,712
Amounts paid and/or payable to
   sponsor and affiliates from proceeds (1):
Underwriting fees (2)                              368,985       648,045      2,067,501              0       32,966
Acquisition fees (3)                               645,723     1,134,148      3,043,214      1,832,229      227,724
Acquisition expense reimbursement                  411,271       690,160      1,645,996      1,420,103       96,043
Partnership management fees                        645,723     1,134,148      3,043,214      1,832,229      116,260
Investor service fees                              184,492       324,042        869,490        523,494       33,217
Asset management fee                               388,228       594,088      1,215,260        660,195       79,786
Dollar amount of cash generated from
   operating partnerships before
   payments to sponsors (4)                              0             0              0              0            0
Amounts paid to sponsors
   from operations (5)                                   0           993          4,464              0            0

                                          BOSTON        BOSTON         BOSTON         BOSTON        BOSTON
                                         CAPITAL        CAPITAL        CAPITAL       CAPITAL       CAPITAL
                                        CORPORATE      CORPORATE      CORPORATE     CORPORATE       DIRECT
                                        TAX CREDIT    TAX CREDIT     TAX CREDIT     TAX CREDIT    PLACEMENTS
                                        FUND XXIII   FUND XXIII-A     FUND XXIV      FUND XXV      2005 (6)
                                       -----------   ------------   ------------   -----------   -----------
Dollar amount raised (1)               $50,274,314    $52,418,021   $226,448,654   $93,663,243   $11,289,024
Amounts paid and/or payable to
   sponsor and affiliates from
   proceeds (1):
Underwriting fees (2)                            0              0              0       280,990       109,616
Acquisition fees (3)                       611,029        636,988      3,962,851     1,639,107       197,557
Acquisition expense reimbursement          403,330        447,212      1,342,626             0         6,238
Partnership management fees                611,029        636,988      3,962,851     1,639,107       197,557
Investor service fees                      174,580        181,996      1,132,244       468,316        56,445
Asset management fee                       209,480        218,410        471,770        38,026        13,129
Dollar amount of cash generated from
   operating partnerships before
   payments to sponsors (4)                      0              0              0             0             0
Amounts paid to sponsors
   from operations (5)                           0              0              0             0             0

                               NOTES TO TABLE II

Note 1: Table II is presented as if all capital contributions were received and all fees payable from offering proceeds to our affiliates, and their predecessors in interest were paid in the year in which the offerings were completed; such transactions actually occur over several years.

Note 2: Underwriting fees include non-accountable expense allowances, research report fees, due diligence fees, selling commissions, purchaser representative fees, and capital commitment fees. These amounts do not include commissions paid to an affiliated dealer-manager which were subsequently paid to non-affiliated brokers. These fees are paid over one to three years.

Note 3: The Acquisition Fee is a flat fee calculated as a percentage of each certificate sold. It is earned for selecting, evaluating, negotiating and closing series' investments in apartment complexes.

Note 4: The dollar amount of cash generated from operating partnerships is the total amount of cash distributions received by the investment partnerships during the three-year period. For example: 2005 would include 2003-2005 cash distributions for the partnership organized in 2003. Historically, cash flow from government-subsidized apartment complexes is generated by the second full year of operations, yet cash flow is not disbursed until financial statement analyses are complete.

Note 5: If cash flow is unavailable to pay investment partnership operating expenses, then expenses are either accrued until cash flow is available in future years to repay such expenses or the sponsor pays these operating expenses as they become due and subsequently receives reimbursement when cash flow is available.

Note 6: For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2003, 2004 and 2005 Direct Placement Limited Partnerships contain 5, 2 and 1 partnership(s), respectively.

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

Table III summarizes the operating results of prior partnerships not having similar investment objectives to the Company which were closed between January 1, 2001 and December 31, 2005. As of March 31, 2006, the public investment partnerships own interests in 184 operating partnerships. As of March 31, 2006, the private investment partnerships own interests in 295 operating partnerships. For presentation purposes, private Direct Placement Limited Partnerships are grouped by year. The 2002, 2003, 2004, 2005 and 2006 Direct Placement Limited Partnerships contain 2, 4, 5, 2 and 1 partnership(s), respectively.

Table III includes the actual tax credits received on a $1,000 investment. Table III-A includes the actual tax credits received as a percentage of capital invested by an investor. For example, if an investor received $21 of tax credits on a $1,000 investment for a particular year in Table III, Table III-A would show that for that year the investor received approximately 2.1% of its investment.

The information is presented in accordance with generally accepted accounting principles ("GAAP") except with respect to the information presented in the tables labeled "Tax & Distribution Data Per $1000 invested on a Tax Basis," which is presented on the tax basis method of accounting.

Significant differences can occur in operating results accounted for on a tax versus GAAP basis. Some differences, but not all, are due to depreciation methods and depreciable lives, and treatment of capitalized construction period interest and expenses. The usual effect of these differences is that taxable losses under GAAP would have been less than the taxable losses. Both GAAP and tax losses are reported in the table.

The Table should be read in conjunction with the introduction and accompanying Notes.

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 40)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                          2002        2003         2004       2005(9)      2006(9)
                                        --------   ----------   ----------   ----------   ----------
Gross Revenues                           147,345      119,938          299           90       10,880
Profit on sale of properties                   0            0            0            0            0
Less:
   Losses from operating
      partnerships (1)                  (438,656)    (986,508)    (936,159)    (924,404)    (882,871)
   Operating Expenses (3)               (306,075)    (222,136)    (233,925)    (490,886)    (723,947)
   Interest Expense                            0            0            0            0            0
   Depreciation (2)                            0      (32,319)    (113,716)    (113,730)    (113,731)
Net Income--GAAP Basis                  (597,386)  (1,121,025)  (1,283,501)  (1,528,930)  (1,709,669)
Taxable Income from
   operations (4)                       (586,896)  (1,086,143)  (1,633,930)  (1,521,793)  (1,220,180)
   gain on sale                                0            0            0            0            0
Cash generated from operations (6)       836,927      209,484      109,930       (9,242)     185,431
Cash generated from sales                      0            0            0            0            0
Cash generated from refinancing                0            0            0            0            0
Cash generated from operations,
   sales and refinancing                 836,927      209,484      109,930       (9,242)     185,431
Less: Cash distributions to investors
   from operating cash flow                    0            0            0            0            0
   from sales and refinancing                  0            0            0            0            0
   from other                                  0            0            0            0            0
Cash generated (deficiency) after
   cash distributions                    836,927      209,484      109,930       (9,242)     185,431
Less: Special items (not including
   sales and refinancing)
   (identify and quantify)                     0            0            0            0            0
Cash generated (deficiency) after
   cash distributions and
   special items                         836,927      209,484      109,930       (9,242)     185,431

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)              2001   2002   2003   2004    2005
                                     ----   ----   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                  14    (80)    93     92      94
   State Credit                         0      0      0      0       0
   Ordinary Income (loss)             (24)   (42)   (62)   (57)    (46)
      from operations                 (24)   (42)   (62)   (57)    (46)
      from recapture                    0      0      0      0       0
   Capital gain (loss)                  0      0      0      0       0
Cash Distributions to investors:
   Source (on GAAP basis)               0
      Investment income                 0      0      0      0       0
      Return of capital                 0      0      0      0       0
   Source (on cash basis):
      Sales                             0      0      0      0       0
      Refinancing                       0      0      0      0       0
      Operations                        0      0      0      0       0
      Other                             0      0      0      0       0
Amount remaining invested in
   program properties                                            98.69%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                       PUBLIC OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 41)

                                                          FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                           2002        2003         2004       2005(9)       2006(9)
                                         --------   ----------   ----------   ----------   ----------
Gross Revenues                             52,147       74,991       34,112        4,540        5,803
Profit on sale of properties                    0            0            0            0            0
Less:
   Losses from operating
      partnerships (1)                    (94,125)  (1,443,650)  (1,748,067)  (4,159,348)  (1,321,865)
   Operating Expenses (3)                (241,945)    (346,349)    (342,003)    (294,717)    (742,957)
   Interest Expense                             0            0            0            0            0
   Depreciation (2)                             0     (133,377)    (133,405)    (133,882)    (133,927)
Net Income--GAAP Basis                   (283,923)  (1,848,385)  (2,189,363)  (4,583,407)  (2,192,946)
Taxable Income
   from operations (4)                   (120,068)  (2,867,903)  (1,609,628)  (3,730,419)  (2,297,608)
   gain on sale                                 0            0            0            0            0
Cash generated from operations (6)        (47,951)     (48,190)       8,731      363,790        3,673
Cash generated from sales                       0            0            0            0            0
Cash generated from refinancing                 0            0            0            0            0
Cash generated from operations,
   sales and refinancing                  (47,951)     (48,190)       8,731      363,790        3,673
Less: Cash distributions to investors
   from operating cash flow                     0            0            0            0            0
   from sales and refinancing                   0            0            0            0            0
   from other                                   0            0            0            0            0
Cash generated (deficiency) after cash
   distributions                          (47,951)     (48,190)       8,731      363,790        3,673
Less: Special items (not including
   sales and refinancing)
   (identify and quantify)                      0            0            0            0            0
Cash generated (deficiency) after
   cash distributions and
   special items                          (47,951)     (48,190)       8,731      363,790        3,673

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)              2001   2002   2003   2004    2005
                                     ----   ----   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                   1     45    104    110      97
   State Credit                         0      0      0      0       0
   Ordinary Income (loss)              (4)   (95)   (55)  (128)    (80)
      from operations                  (4)   (95)   (55)  (128)    (80)
      from recapture                    0      0      0      0       0
   Capital gain (loss)                  0      0      0      0       0
Cash Distributions to investors:
   Source (on GAAP basis)               0
      Investment income                 0      0      0      0       0
      Return of capital                 0      0      0      0       0
   Source (on cash basis):
      Sales                             0      0      0      0       0
      Refinancing                       0      0      0      0       0
      Operations                        0      0      0      0       0
      Other                             0      0      0      0       0
Amount remaining invested in
   program properties                                             99.35%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 42)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                           2002         2003        2004        2005(9)      2006(9)
                                        ----------   ---------   ----------   ----------   ----------
Gross Revenues                                 986     121,043      244,164        8,848       28,106
Profit on sale of properties                     0           0            0            0            0
Less:
   Losses from operating
      partnerships (1)                           0    (404,748)  (1,617,204)  (1,150,391)  (1,212,526)
   Operating Expenses (3)                 (111,253)   (237,706)    (315,633)    (264,513)    (493,397)
   Interest Expense                              0           0            0            0            0
   Depreciation (2)                              0           0     (113,984)    (115,498)    (116,222)
Net Income--GAAP Basis                    (110,267)   (521,411)  (1,802,657)  (1,521,554)  (1,794,039)
Taxable Income
   from operations (4)                           0    (755,961)  (1,771,458)  (1,838,771)  (1,736,326)
   gain on sale                                  0           0            0            0            0
Cash generated from operations (6)      (1,322,182)  1,306,517      218,107       25,193     (374,771)
Cash generated from sales                        0           0            0            0            0
Cash generated from refinancing                  0           0            0            0            0
Cash generated from operations,
   sales and refinancing                (1,322,182)  1,306,517      218,107       25,193     (374,771)
Less: Cash distributions to investors
   from operating cash flow                      0           0            0            0            0
   from sales and refinancing                    0           0            0            0            0
   from other                                    0           0            0            0            0
Cash generated (deficiency) after
   cash distributions                   (1,322,182)  1,306,517      218,107       25,193     (374,771)
Less: Special items (not including
   sales and refinancing)
   (identify and quantify)                       0           0            0            0            0
Cash generated (deficiency) after
   cash distributions and
   special items                        (1,322,182)  1,306,517      218,107       25,193     (374,771)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                 2002   2003   2004    2005
                                        ----   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                    16     81     95       99
   State Credit                           0      0      0        0
   Ordinary Income (loss)               (29)   (64)   (67)     (61)
      from operations                   (29)   (64)   (67)     (61)
      from recapture                      0      0      0        0
   Capital gain (loss)                    0      0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                   0      0      0        0
      Return of capital                   0      0      0        0
   Source (on cash basis):
      Sales                               0      0      0        0
      Refinancing                         0      0      0        0
      Operations                          0      0      0        0
      Other                               0      0      0        0
Amount remaining invested in
   program properties                                        97.30%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2002

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 43)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                                 2003         2004        2005(9)      2006(9)
                                              ----------   ----------   ----------   ----------
Gross Revenues                                    30,298      332,401       77,015      154,822
Profit on sale of properties                           0            0            0            0
Less:
   Losses from operating partnerships (1)       (304,873)  (2,388,403)  (2,028,092)  (1,994,960)
   Operating Expenses (3)                       (215,795)    (474,808)    (378,335)    (592,955)
   Interest Expense                                    0            0            0            0
   Depreciation (2)                                    0     (148,464)    (164,530)    (165,209)
Net Income--GAAP Basis                          (490,370)  (2,679,274)  (2,493,942)  (2,598,302)
Taxable Income
   from operations (4)                          (193,688)  (2,339,382)  (2,878,799)  (2,556,877)
   gain on sale                                        0            0            0            0
Cash generated from operations (6)            (1,103,274)   1,251,676       34,397     (433,744)
Cash generated from sales                              0            0            0            0
Cash generated from refinancing                        0            0            0            0
Cash generated from operations,
   sales and refinancing                      (1,103,274)   1,251,676       34,397     (433,744)
Less: Cash distributions to investors
   from operating cash flow                            0            0            0            0
   from sales and refinancing                          0            0            0            0
   from other                                          0            0            0            0
Cash generated (deficiency) after
   cash distributions                         (1,103,274)   1,251,676       34,397     (433,744)
Less: Special items (not including sales
   and refinancing) (identify and quantify)            0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items            (1,103,274)   1,251,676       34,397     (433,744)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                 2002   2003   2004    2005
                                        ----   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                     2     44     86       95
   State Credit                           0      0      0        0
   Ordinary Income (loss)                (5)   (65)   (80)     (70)
      from operations                    (5)   (65)   (80)     (70)
      from recapture                      0      0      0        0
   Capital gain (loss)                    0      0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                   0      0      0        0
      Return of capital                   0      0      0        0
   Source (on cash basis):
      Sales                               0      0      0        0
      Refinancing                         0      0      0        0
      Operations                          0      0      0        0
      Other                               0      0      0        0
Amount remaining invested in
   program properties                                        98.58%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 44)

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                                 2003        2004        2005(9)      2006(9)
                                               --------   ----------   ----------   ----------
Gross Revenues                                    1,379      159,792      229,754      163,688
Profit on sale of properties                          0            0            0            0
Less:
   Losses from operating partnerships (1)             0   (1,113,620)    (866,297)  (1,001,516)
   Operating Expenses (3)                      (116,399)    (360,833)    (375,509)    (393,989)
   Interest Expense                                   0            0            0            0
   Depreciation (2)                                   0      (28,115)    (101,629)    (123,592)
Net Income--GAAP Basis                         (115,020)  (1,342,776)  (1,113,681)  (1,355,409)
Taxable Income
   from operations (4)                           (6,086)  (1,449,234)  (1,553,771)    (963,235)
   gain on sale                                       0            0            0            0
Cash generated from operations (6)              701,819     (902,659)      64,864     (973,606)
Cash generated from sales                             0            0            0            0
Cash generated from refinancing                       0            0            0            0
Cash generated from operations,
   sales and refinancing                        701,819     (902,659)      64,864     (973,606)
Less: Cash distributions to investors
   from operating cash flow                           0            0            0            0
   from sales and refinancing                         0            0            0            0
   from other                                         0            0            0            0
Cash generated (deficiency) after
   cash distributions                           701,819     (902,659)      64,864     (973,606)
Less: Special items (not including sales and
   refinancing) (identify and quantify)               0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items              701,819     (902,659)      64,864     (973,606)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                             2003   2004    2005
                                                    ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                                23     67       76
   State Credit                                       0      0        0
   Ordinary Income (loss)                           (54)   (61)     (39)
      from operations                               (54)   (61)     (39)
      from recapture                                  0      0        0
   Capital gain (loss)                                0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                               0      0        0
      Return of capital                               0      0        0
   Source (on cash basis):
      Sales                                           0      0        0
      Refinancing                                     0      0        0
      Operations                                      0      0        0
      Other                                           0      0        0
Amount remaining invested in program properties                   96.70%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 45)

                                                                 FOR THE FINANCIAL STATEMENT
                                                                    PERIOD ENDED MARCH 31,
                                                               2004        2005(9)      2006(9)
                                                            ----------   ----------   ----------
Gross Revenues                                                 188,952      521,517      209,103
Profit on sale of properties                                         0            0            0
Less:
   Losses from operating partnerships (1)                     (258,419)  (1,067,071)  (1,918,960)
   Operating Expenses (3)                                     (442,793)    (635,881)    (471,532)
   Interest Expense                                                  0            0            0
   Depreciation (2)                                            (32,122)    (133,300)    (138,420)
Net Income--GAAP Basis                                        (544,382)  (1,314,735)  (2,319,809)
Taxable Income
   from operations (4)                                        (944,267)  (1,192,433)  (1,921,752)
   gain on sale                                                      0            0            0
Cash generated from operations (6)                          (1,268,112)     532,093     (129,527)
Cash generated from sales                                            0            0            0
Cash generated from refinancing                                      0            0            0
Cash generated from operations, sales and refinancing       (1,268,112)     532,093     (129,527)
Less: Cash distributions to investors
   from operating cash flow                                          0            0            0
   from sales and refinancing                                        0            0            0
   from other                                                        0            0            0
Cash generated (deficiency) after cash distributions        (1,268,112)     532,093     (129,527)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                           0            0            0
Cash generated (deficiency) after cash distributions and
   special items                                            (1,268,112)     532,093     (129,527)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                             2003   2004    2005
                                                    ----   ----   ------
Federal Income Tax Results
   Federal Credit (5)                                 9     55       72
   State Credit                                       0      0        0
   Ordinary Income (loss)                           (24)   (34)     (51)
      from operations                               (24)   (34)     (51)
      from recapture                                  0      0        0
   Capital gain (loss)                                0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                               0      0        0
      Return of capital                               0      0        0
   Source (on cash basis):
      Sales                                           0      0        0
      Refinancing                                     0      0        0
      Operations                                      0      0        0
      Other                                           0      0        0
Amount remaining invested in program properties                   98.33%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL TAX CREDIT FUND IV L.P. (SERIES 46)

                                                                FOR THE FINANCIAL STATEMENT
                                                                   PERIOD ENDED MARCH 31,
                                                              2004       2005(9)      2006(9)
                                                            --------   ----------   ----------
Gross Revenues                                                63,499      254,425      192,320
Profit on sale of properties                                       0            0            0
Less:
   Losses from operating partnerships (1)                    (81,632)    (385,946)    (662,020)
   Operating Expenses (3)                                   (184,356)    (392,684)    (324,164)
   Interest Expense                                                0            0            0
   Depreciation (2)                                           (3,812)    (100,878)    (104,018)
Net Income--GAAP Basis                                      (206,301)    (625,083)    (897,882)
Taxable Income
   from operations (4)                                       (28,992)  (1,116,282)  (1,064,211)
   gain on sale                                                    0            0            0
Cash generated from operations (6)                          (119,134)     (70,876)    (200,175)
Cash generated from sales                                          0            0            0
Cash generated from refinancing                                    0            0            0
Cash generated from operations, sales and refinancing       (119,134)     (70,876)    (200,175)
Less: Cash distributions to investors
   from operating cash flow                                        0            0            0
   from sales and refinancing                                      0            0            0
   from other                                                      0            0            0
Cash generated (deficiency) after cash distributions        (119,134)     (70,876)    (200,175)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                         0            0            0
Cash generated (deficiency) after cash distributions and
   special items                                            (119,134)     (70,876)    (200,175)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                             2003   2004    2005
                                                    ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                                 0     24       73
   State Credit                                       0      0        0
   Ordinary Income (loss)                            (1)   (41)     (41)
      from operations                                (1)   (41)     (41)
      from recapture                                  0      0        0
   Capital gain (loss)                                0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                               0      0        0
      Return of capital                               0      0        0
   Source (on cash basis):
      Sales                                           0      0        0
      Refinancing                                     0      0        0
      Operations                                      0      0        0
      Other                                           0      0        0
Amount remaining invested in program properties                   99.57%

                                   TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 47)

                                                                 FOR THE FINANCIAL STATEMENT
                                                                    PERIOD ENDED MARCH 31,
                                                               2004        2005(9)      2006(9)
                                                            ----------   ----------   ----------
Gross Revenues                                                   3,814      207,493      160,573
Profit on sale of properties                                         0            0            0
Less:
   Losses from operating partnerships (1)                            0     (992,975)  (2,623,670)
   Operating Expenses (3)                                      (26,315)    (677,933)    (536,446)
   Interest Expense                                                  0            0            0
   Depreciation (2)                                                  0      (51,236)    (108,243)
Net Income--GAAP Basis                                         (22,501)  (1,514,651)  (3,107,786)
Taxable Income
   from operations (4)                                             N/A   (1,061,479)  (2,987,446)
   gain on sale                                                      0            0            0
Cash generated from operations (6)                          (4,075,224)   3,765,363      (43,067)
Cash generated from sales                                            0            0            0
Cash generated from refinancing                                      0            0            0
Cash generated from operations, sales and refinancing       (4,075,224)   3,765,363      (43,067)
Less: Cash distributions to investors
   from operating cash flow                                          0            0            0
   from sales and refinancing                                        0            0            0
   from other                                                        0            0            0
Cash generated (deficiency) after cash distributions        (4,075,224)   3,765,363      (43,067)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                           0            0            0
Cash generated (deficiency) after cash distributions and
   special items                                            (4,075,224)   3,765,363      (43,067)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                                 2004    2005
                                                        ----   -----
Federal Income Tax Results
   Federal Credit (5)                                     9       54
   State Credit                                           0        0
   Ordinary Income (loss)                               (31)     (88)
      from operations                                   (31)     (88)
      from recapture                                      0        0
   Capital gain (loss)                                    0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                   0        0
      Return of capital                                   0        0
   Source (on cash basis):
      Sales                                               0        0
      Refinancing                                         0        0
      Operations                                          0        0
      Other                                               0        0
Amount remaining invested in program properties                99.10%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 48)

                                                                         FOR THE FINANCIAL STATEMENT
                                                                            PERIOD ENDED MARCH 31,
                                                                             2005(9)     2006(9)
                                                                            --------   ----------
Gross Revenues                                                                92,821       63,719
Profit on sale of properties                                                       0            0
Less:
   Losses from operating partnerships (1)                                   (213,922)  (1,646,509)
   Operating Expenses (3)                                                   (368,949)    (307,347)
   Interest Expense                                                                0            0
   Depreciation (2)                                                          (18,570)     (76,543)
Net Income--GAAP Basis                                                      (508,620)  (1,966,680)
Taxable Income
   from operations (4)                                                      (291,868)  (1,559,679)
   gain on sale                                                                    0            0
Cash generated from operations (6)                                           (78,440)    (442,878)
Cash generated from sales                                                          0            0
Cash generated from refinancing                                                    0            0
Cash generated from operations, sales and refinancing                        (78,440)    (442,878)
Less: Cash distributions to investors
   from operating cash flow                                                        0            0
   from sales and refinancing                                                      0            0
   from other                                                                      0            0
Cash generated (deficiency) after cash distributions                         (78,440)    (442,878)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                                         0            0
Cash generated (deficiency) after cash distributions and special items       (78,440)    (442,878)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                                  2004   2005
                                                         ----   ----
Federal Income Tax Results
   Federal Credit (5)                                      0     42
   State Credit                                            0      0
   Ordinary Income (loss)                                (13)   (70)
      from operations                                    (13)   (70)
      from recapture                                       0      0
   Capital gain (loss)                                     0      0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                    0      0
      Return of capital                                    0      0
   Source (on cash basis):
      Sales                                                0      0
      Refinancing                                          0      0
      Operations                                           0      0
      Other                                                0      0
Amount remaining invested in program properties                 100%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                      PUBLIC OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL TAX CREDIT FUND V L.P. (SERIES 49)

                                                                         FOR THE FINANCIAL STATEMENT
                                                                            PERIOD ENDED MARCH 31,
                                                                              2005(9)     2006(9)
                                                                            ----------   --------
Gross Revenues                                                                  62,538    634,250
Profit on sale of properties                                                         0          0
Less:
   Losses from operating partnerships (1)                                            0   (681,863)
   Operating Expenses (3)                                                     (204,155)  (650,517)
   Interest Expense                                                                  0          0
   Depreciation (2)                                                                  0   (165,987)
Net Income--GAAP Basis                                                        (141,617)  (864,117)
Taxable Income
   from operations (4)                                                          73,111   (419,312)
   gain on sale                                                                      0          0
Cash generated from operations (6)                                          (3,918,703)  (723,062)
Cash generated from sales                                                            0          0
Cash generated from refinancing                                                      0          0
Cash generated from operations, sales and refinancing                       (3,918,703)  (723,062)
Less: Cash distributions to investors
   from operating cash flow                                                          0          0
   from sales and refinancing                                                        0          0
   from other                                                                        0          0
Cash generated (deficiency) after cash distributions                        (3,918,703)  (723,062)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                                           0          0
Cash generated (deficiency) after cash distributions and special items      (3,918,703)  (723,062)

                                                  FOR THE TAX PERIOD ENDED
TAX & DISTRIBUTION DATA                                 DECEMBER 31,
PER $1,000 INVESTED (7)                                 2004   2005
                                                        ----   ----
Federal Income Tax Results
   Federal Credit (5)                                     0     14
   State Credit                                           0      0
   Ordinary Income (loss)                                 2    (17)
      from operations                                     2    (17)
      from recapture                                      0      0
   Capital gain (loss)                                    0      0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                   0      0
      Return of capital                                   0      0
   Source (on cash basis):
      Sales                                               0      0
      Refinancing                                         0      0
      Operations                                          0      0
      Other                                               0      0
Amount remaining invested in program properties                100%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVI, A LP

                                                         FOR THE FINANCIAL STATEMENT
                                                            PERIOD ENDED MARCH 31,
                                    2001        2002         2003         2004         2005       2006(10)
                                  --------   ----------   ----------   ----------   ----------   ----------
Gross Revenues                           0      150,951      380,080       72,942       64,280       54,135
Profit on sale of properties             0            0            0            0            0            0
Less:
   Losses from operating
      partnerships (1)                   0     (488,361)  (3,762,301)  (3,232,759)  (3,593,874)  (2,715,657)
   Operating Expenses (3)         (138,744)  (1,224,698)    (438,638)    (449,838)    (353,775)    (379,589)
   Interest Expense                      0            0            0            0            0            0
   Depreciation (2)                 (3,329)    (162,640)    (202,215)    (204,546)    (204,547)    (204,547)
Net Income--GAAP Basis            (142,073)  (1,724,748)  (4,023,074)  (3,814,201)  (4,087,916)  (3,245,658)
Taxable Income
   from operations (4)                   0   (1,476,867)  (5,886,972)  (6,924,141)  (6,059,941)  (4,320,311)
   gain on sale                          0            0            0            0            0            0
Cash generated from
   operations (6)                 (518,583)  (2,329,774)     599,378     (498,750)    (432,831)    (143,255)
Cash generated from sales                0            0            0            0            0            0
Cash generated from
   refinancing                           0            0            0            0            0            0
Cash generated from
   operations, sales and
   refinancing                    (518,583)  (2,329,774)     599,378     (498,750)    (432,831)    (143,255)
Less: Cash distributions to
   investors
   from operating cash flow              0            0            0            0            0            0
   from sales and refinancing            0            0            0            0            0            0
   from other                            0            0     (147,151)    (123,455)     (67,968)           0
Cash generated (deficiency)
   after cash distributions       (518,583)  (2,329,774)     452,227     (622,205)    (500,799)    (143,255)
Less: Special items
   (not including sales and
   refinancing) (identify and
   quantify)                             0            0            0            0            0            0
Cash generated (deficiency)
   after cash distributions and
   special items                  (518,583)  (2,329,774)     452,227     (622,205)    (500,799)    (143,255)

TAX & DISTRIBUTION DATA              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001     2002    2003     2004      2005
                                   ----   -------   ----   -------   -------
Federal Income Tax Results
   Federal Credit (5)                8         47     83        89        89
   State Credit                      0          0      0         0         0
   Ordinary Income (loss)          (23)       (91)  (106)      (93)      (66)
      from operations              (23)       (91)  (106)      (93)      (66)
      from recapture                 0          0      0         0         0
   Capital gain (loss)               0          0      0         0         0
Cash Distributions to investors:
   Source (on GAAP basis):
      Investment income              0          0      0         0         0
      Return of capital              0    147,151      0   123,455   357,709
   Source (on cash basis):
      Sales                          0          0      0         0         0
      Refinancing                    0          0      0         0         0
      Operations                     0          0      0         0         0
      Other                          0          0      0         0         0
Amount remaining invested in
   program properties                                                  98.35%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                      FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVII, A LP

                                                           FOR THE FINANCIAL STATEMENT
                                                              PERIOD ENDED MARCH 31,
                                            2002         2003         2004         2005       2006(10)
                                         ----------   ----------   ----------   ----------   ----------
Gross Revenues                                6,835      188,818       91,719      111,624      131,013
Profit on sale of properties                      0            0            0            0            0
Less:
   Losses from operating
      partnerships (1)                      (64,176)  (1,885,256)  (3,441,219)  (2,974,825)  (3,164,501)
   Operating Expenses (3)                  (450,876)    (689,019)    (336,865)    (272,255)    (262,465)
   Interest Expense                               0            0            0            0            0
   Depreciation (2)                         (27,110)    (169,500)    (167,120)    (167,152)    (167,152)
Net Income--GAAP Basis                     (535,327)  (2,554,957)  (3,853,485)  (3,302,608)  (3,463,105)
Taxable Income
   from operations (4)                      (99,027)  (3,763,282)  (4,841,234)  (5,433,021)  (4,072,058)
   gain on sale                                   0            0            0            0            0
Cash generated from operations (6)       (1,416,294)  (1,136,789)    (209,145)    (208,119)     (52,210)
Cash generated from sales                         0            0            0            0            0
Cash generated from refinancing                   0            0            0            0            0
Cash generated from operations,
   sales and refinancing                 (1,416,294)  (1,136,789)    (209,145)    (208,119)     (52,210)
Less: Cash distributions to investors
   from operating cash flow                       0            0            0            0            0
   from sales and refinancing                     0            0            0            0            0
   from other                                     0            0      (75,256)           0            0
Cash generated (deficiency) after
   cash distributions                    (1,416,294)  (1,136,789)    (284,401)    (208,119)     (52,210)
Less: Special items (not including
   sales and refinancing)
   (identify and quantify)                        0            0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items       (1,416,294)  (1,136,789)    (284,401)    (208,119)     (52,210)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001   2002    2003    2004     2005
                                   ----   ----   ------   ----   -------
Federal Income Tax Results
   Federal Credit (5)                1     13        69     89        90
   State Credit                      0      0         0      0         0
   Ordinary Income (loss)          (16)   (67)      (93)  (104)      (73)
      from operations              (16)   (67)      (93)  (104)      (73)
      from recapture                 0      0         0      0         0
   Capital gain (loss)               0      0         0      0         0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income              0      0         0      0         0
      Return of capital              0      0    75,256      0   280,000
   Source (on cash basis):
      Sales                          0      0         0      0         0
      Refinancing                    0      0         0      0         0
      Operations                     0      0         0      0         0
      Other                          0      0         0      0         0
Amount remaining invested in
   program properties                                              98.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE CALIFORNIA CORORATE TAX CREDIT FUND V, A LP

                                                   FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                              2001      2002        2003        2004       2005     2006(10)
                                            -------   --------   ----------   --------   --------   --------
Gross Revenues                                    0     69,655       65,142        957      1,446      2,928
Profit on sale of properties                      0          0            0          0          0          0
Less:
   Losses from operating partnerships (1)         0   (915,470)    (922,292)  (810,080)  (864,497)  (780,279)
   Operating Expenses (3)                   (13,046)  (127,188)     (93,715)  (102,981)  (103,648)  (109,989)
   Interest Expense                               0          0            0          0          0          0
   Depreciation (2)                            (784)   (14,088)     (20,452)   (20,452)    (5,939)    (5,939)
Net Income--GAAP Basis                      (13,830)  (987,091)    (971,317)  (932,556)  (972,638)  (893,279)
Taxable Income
   from operations (4)                            0   (498,834)  (1,442,326)  (878,385)  (909,135)  (814,847)
   gain on sale                                   0          0            0          0          0          0
Cash generated from operations (6)          (65,414)   (79,160)      (7,416)   (55,727)   (33,875)   (52,521)
Cash generated from sales                         0          0            0          0          0          0
Cash generated from refinancing                   0          0            0          0          0          0
Cash generated from operations, sales and
   refinancing                              (65,414)   (79,160)      (7,416)   (55,727)   (33,875)   (52,521)
Less: Cash distributions to investors
   from operating cash flow                       0          0            0          0          0          0
   from sales and refinancing                     0          0            0          0          0          0
   from other                                     0          0     (268,284)         0          0          0
Cash generated (deficiency) after cash
   distributions                            (65,414)   (79,160)    (275,700)   (55,727)   (33,875)   (52,521)
Less: Special items (not including sales
   and refinancing) (identify and
   quantify)                                      0          0            0          0          0          0
Cash generated (deficiency) after cash
   distributions and special items          (65,414)   (79,160)    (275,700)   (55,727)   (33,875)   (52,521)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001     2002    2003   2004    2005
                                   ----   -------   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)               27         65    66     66       66
   State Credit                     70         81    75      5        0
   Ordinary Income (loss)          (28)       (79)  (48)   (50)     (45)
      from operations              (28)       (79)  (48)   (50)     (45)
      from recapture                 0          0     0      0        0
   Capital gain (loss)               0          0     0      0        0
Cash Distributions to investors:
   Source (on GAAP basis)            0                                0
      Investment income              0          0     0      0        0
      Return of capital              0    268,284     0      0        0
   Source (on cash basis):
      Sales                          0          0     0      0        0
      Refinancing                    0          0     0      0        0
      Operations                     0          0     0      0        0
      Other                          0          0     0      0        0
Amount remaining invested in
   program properties                                             98.60%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                 THE GEORGIA CORPORATE TAX CREDIT FUND II, A LP

                                                 FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                              2002        2003         2004         2005       2006(10)
                                            --------   ----------   ----------   ----------   ----------
Gross Revenues                                 1,167        5,780        9,648       28,304        2,893
Profit on sale of properties                       0            0            0            0            0
Less:
   Losses from operating partnerships (1)          0   (1,233,869)  (3,146,168)  (1,448,246)  (1,377,346)
   Operating Expenses (3)                   (122,105)    (578,368)    (173,580)    (100,848)    (122,485)
   Interest Expense                                0            0            0            0            0
   Depreciation (2)                           (9,784)     (72,161)    (101,047)    (101,047)     (55,433)
Net Income--GAAP Basis                      (130,722)  (1,878,618)  (3,411,147)  (1,621,837)  (1,552,371)
Taxable Income
   from operations (4)                       (15,786)  (1,359,982)  (3,264,693)  (2,025,248)  (2,895,509)
   gain on sale                                    0            0            0            0            0
Cash generated from operations (6)          (161,016)  (1,209,307)    (172,155)    (102,628)    (119,592)
Cash generated from sales                          0            0            0            0            0
Cash generated from refinancing                    0            0            0            0            0
Cash generated from operations, sales and
   refinancing                              (161,016)  (1,209,307)    (172,155)    (102,628)    (119,592)
Less: Cash distributions to investors
   from operating cash flow                        0            0            0            0            0
   from sales and refinancing                      0            0            0            0            0
   from other                                      0     (228,237)           0            0            0
Cash generated (deficiency) after
   cash distributions                       (161,016)  (1,437,544)    (172,155)    (102,628)    (119,592)
Less: Special items (not including sales
   and refinancing) (identify and
   quantify)                                       0            0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items          (161,016)  (1,437,544)    (172,155)    (102,628)    (119,592)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001     2002    2003   2004    2005
                                   ----   -------   ----   ----   -----
Federal Income Tax Results
   Federal Credit (5)                0          2     38    49       89
   State Credit                      0         18     67    94      237
   Ordinary Income (loss)           (3)       (34)  (119)  (74)    (136)
      from operations               (3)       (34)  (119)  (74)    (136)
      from recapture                 0          0      0     0        0
   Capital gain (loss)               0          0      0     0        0
Cash Distributions to investors:
   Source (on GAAP basis)            0                       0        0
      Investment income              0          0      0     0        0
      Return of capital              0    228,237      0     0        0
   Source (on cash basis):
      Sales                          0          0      0     0        0
      Refinancing                    0          0      0     0        0
      Operations                     0          0      0     0        0
      Other                          0          0      0     0        0
Amount remaining invested in
   program properties                                             98.62%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

           BOSTON CAPITAL MID-ATLANTIC CORPORATE TAX CREDIT FUND, A LP

                                                 FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                              2002        2003         2004         2005       2006(10)
                                            --------   ----------   ----------   ----------   ----------
Gross Revenues                                 4,260       57,622        5,578        1,869        8,743
Profit on sale of properties                       0            0            0            0            0
Less:
   Losses from operating partnerships (1)    (22,157)  (1,694,104)    (940,252)    (936,801)    (825,853)
   Operating Expenses (3)                   (227,874)     (73,508)     (71,497)     (53,168)     (61,421)
   Interest Expense                                0            0            0            0            0
   Depreciation (2)                          (30,767)     (43,969)     (43,002)     (43,002)     (43,016)
Net Income--GAAP Basis                      (276,538)  (1,753,959)  (1,049,173)  (1,031,102)    (921,547)
Taxable Income
   from operations (4)                       (73,832)  (1,744,113)  (1,503,979)  (1,390,018)  (1,085,737)
   gain on sale                                    0            0            0            0            0
Cash generated from operations (6)          (863,771)     (30,451)     310,264       11,794       83,645
Cash generated from sales                          0            0            0            0            0
Cash generated from refinancing                    0            0            0            0            0
Cash generated from operations, sales and
   refinancing                              (863,771)     (30,451)     310,264       11,794       83,645
Less: Cash distributions to investors
   from operating cash flow                        0            0            0            0            0
   from sales and refinancing                      0            0            0            0            0
   from other                                      0   (1,664,008)           0      (85,118)           0
Cash generated (deficiency) after
   cash distributions                       (863,771)  (1,694,459)     310,264      (73,324)      83,645
Less: Special items (not including sales
   and refinancing) (identify and
   quantify)                                       0            0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items          (863,771)  (1,694,459)     310,264      (73,324)      83,645

TAX & DISTRIBUTION DATA              FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001      2002     2003    2004     2005
                                   ----   ---------   ----    ----    -----
Federal Income Tax Results
   Federal Credit (5)                0           50     90       90      90
   State Credit                      0            0      0        0       0
   Ordinary Income (loss)           (5)        (139)  (120)    (111)    (86)
      from operations               (5)        (139)  (120)    (111)    (86)
      from recapture                 0            0      0        0       0
   Capital gain (loss)               0            0      0        0       0
Cash Distributions to investors:
   Source (on GAAP basis)            0                            0
      Investment income              0            0      0        0       0
      Return of capital              0    1,835,678      0   85,118       0
   Source (on cash basis):
      Sales                          0            0      0        0       0
      Refinancing                    0            0      0        0       0
      Operations                     0            0      0        0       0
      Other                          0            0      0        0       0
Amount remaining invested in
   program properties                                                 98.72%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2001

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2001

                                                       FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                              2001       2002        2003         2004         2005       2006(10)
                                            --------   --------   ----------   ----------   ----------   ----------
Gross Revenues                                   565     49,231       75,629       71,614       17,599       31,941
Profit on sale of properties                       0          0            0            0            0            0
Less:
   Losses from operating partnerships (1)          0    (49,647)    (646,592)  (1,022,687)  (1,410,292)    (859,429)
   Operating Expenses (3)                   (160,709)   (99,719)    (340,885)    (172,157)    (132,084)    (130,936)
   Interest Expense                                0          0            0            0            0            0
   Depreciation (2)                           (2,730)   (35,533)     (65,135)     (71,690)     (71,677)     (71,677)
Net Income--GAAP Basis                      (162,874)  (135,668)    (976,983)  (1,194,920)  (1,596,454)  (1,030,101)
Taxable Income
   from operations (4)                             0   (414,305)  (1,634,174)  (2,152,171)  (1,852,839)  (1,664,830)
   gain on sale                                    0          0            0            0            0            0
Cash generated from operations (6)          (351,600)  (138,393)    (523,623)     (23,088)     (37,913)     100,782
Cash generated from sales                          0          0            0            0            0            0
Cash generated from refinancing                    0          0            0            0            0            0
Cash generated from operations, sales and
   refinancing                              (351,600)  (138,393)    (523,623)     (23,088)     (37,913)     100,782
Less: Cash distributions to investors
   from operating cash flow                        0          0            0            0            0            0
   from sales and refinancing                      0          0            0            0            0            0
   from other                                      0          0            0            0     (122,462)    (205,614)
Cash generated (deficiency) after cash
   distributions                            (351,600)  (138,393)    (523,623)     (23,088)    (160,375)    (104,832)
Less: Special items (not including sales
   and refinancing) (identify and                  0          0            0            0            0            0
   quantify)
Cash generated (deficiency) after cash
   distributions and special items          (351,600)  (138,393)    (523,623)     (23,088)    (160,375)    (104,832)

TAX & DISTRIBUTION DATA             FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2001   2002   2003     2004      2005
                                   ----   ----   ----   -------   -------
Federal Income Tax Results
   Federal Credit (5)               12     75     55         84        91
   State Credit                      0      0      0          0         0
   Ordinary Income (loss)          (32)   (71)   (99)       (81)      (72)
      from operations              (32)   (71)   (99)       (81)      (72)
      from recapture                 0      0      0          0         0
   Capital gain (loss)               0      0      0          0         0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income              0      0      0          0         0
      Return of capital              0      0      0    122,462   205,614
   Source (on cash basis):
      Sales                          0      0      0          0         0
      Refinancing                    0      0      0          0         0
      Operations                     0      0      0          0         0
      Other                          0      0      0          0         0
Amount remaining invested in
   program properties                                               97.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2002

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XVIII, A LP

                                            FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                               2003         2004          2005       2006(10)
                                            ----------   ----------   -----------   ----------
Gross Revenues                                 120,918      610,441       202,579       80,612
Profit on sale of properties                         0            0             0            0
Less:
   Losses from operating partnerships (1)     (380,830)  (4,603,196)   (6,523,104)  (5,243,432)
   Operating Expenses (3)                   (1,009,290)  (1,757,155)     (776,576)    (585,304)
   Interest Expense                                  0            0             0            0
   Depreciation (2)                            (81,089)    (407,636)     (405,886)    (464,279)
Net Income--GAAP Basis                      (1,350,291)  (6,157,546)   (7,502,987)  (6,212,403)
Taxable Income
   from operations (4)                        (631,738)  (7,458,357)  (10,425,164)  (7,763,468)
   gain on sale                                      0            0             0            0
Cash generated from operations (6)            (288,330)  (4,960,169)     (321,153)    (481,675)
Cash generated from sales                            0            0             0            0
Cash generated from refinancing                      0            0             0            0
Cash generated from operations, sales and
   refinancing                                (288,330)  (4,960,169)     (321,153)    (481,675)
Less: Cash distributions to investors
   from operating cash flow                          0            0             0            0
   from sales and refinancing                        0            0             0            0
   from other                                 (372,964)           0      (148,770)  (1,745,614)
Cash generated (deficiency) after cash
   distributions                              (661,294)  (4,960,169)     (469,923)  (2,227,289)
Less: Special items (not including sales
   and refinancing) (identify and
   quantify)                                         0            0             0            0
Cash generated (deficiency) after cash
   distributions and special items            (661,294)  (4,960,169)     (469,923)  (2,227,289)

TAX & DISTRIBUTION DATA            FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2002     2003      2004       2005
                                   ----   -------   -------   ---------
Federal Income Tax Results
   Federal Credit (5)                1         44        75          74
   State Credit                      0          0         0           0
   Ordinary Income (loss)           (7)       (59)      (83)        (59)
      from operations               (7)       (59)      (83)        (59)
      from recapture                 0          0         0           0
   Capital gain (loss)               0          0         0           0
Cash Distributions to investors:
   Source (on GAAP basis):
      Investment income              0          0         0           0
      Return of capital              0    372,964   148,770   1,745,615
   Source (on cash basis):
      Sales                          0          0         0           0
      Refinancing                    0          0         0           0
      Operations                     0          0         0           0
      Other                          0          0         0           0
Amount remaining invested in
   program properties                                             96.44%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2002

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2002

                                                FOR THE FINANCIAL STATEMENT PERIOD ENDED MARCH 31,
                                            2002        2003        2004          2005        2006(10)
                                         --------   ----------   ----------   -----------   -----------
Gross Revenues                                127       13,989       20,902       127,840       210,633
Profit on sale of properties                    0            0            0             0             0
Less:
   Losses from operating
      partnerships (1)                          0     (828,043)  (4,181,654)   (8,079,420)   (7,605,825)
   Operating Expenses (3)                 (43,466)  (1,007,254)    (752,897)   (1,331,327)     (702,545)
   Interest Expense                             0            0            0      (505,985)   (1,955,432)
Depreciation (2)                           (3,169)    (110,803)    (178,314)     (264,989)     (263,345)
Net Income--GAAP Basis                    (46,508)  (1,932,111)  (5,091,963)  (10,053,881)  (10,316,514)
Taxable Income
   from operations (4)                          0   (1,296,288)  (4,880,886)   (9,700,220)  (11,178,643)
   gain on sale                                 0            0            0             0             0
Cash generated from operations (6)       (208,978)  (2,046,776)    (811,618)   (1,190,867)   (2,571,346)
Cash generated from sales                       0            0            0             0             0
Cash generated from refinancing                 0            0            0             0             0
Cash generated from operations, sales
   and refinancing                       (208,978)  (2,046,776)    (811,618)   (1,190,867)   (2,571,346)
Less: Cash distributions to investors
   from operating cash flow                     0            0            0             0             0
   from sales and refinancing                   0            0            0             0             0
   from other                                   0            0     (144,302)     (166,536)   (1,412,581)
Cash generated (deficiency) after cash
   distributions                         (208,978)  (2,046,776)    (955,920)   (1,357,403)   (3,983,927)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                0            0            0             0             0
Cash generated (deficiency) after cash
   distributions and special items       (208,978)  (2,046,776)    (955,920)   (1,357,403)   (3,983,927)

TAX & DISTRIBUTION DATA                FOR THE TAX PERIOD ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                 2002     2003     2004       2005
                                        ----   -------   ------   ---------
Federal Income Tax Results
   Federal Credit (5)                    10         39       60          76
   State Credit                           0          0        4          13
   Ordinary Income (loss)               (27)       (56)     (71)        (85)
      from operations                   (27)       (56)     (71)        (85)
      from recapture                      0          0        0           0
   Capital gain (loss)                    0          0        0           0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                   0          0        0           0
      Return of capital                   0    144,302   98,338   1,480,779
Source (on cash basis):
   Sales                                  0          0        0           0
   Refinancing                            0          0        0           0
   Operations                             0          0        0           0
   Other                                  0          0        0           0
Amount remaining invested in program
   properties                                                         97.11%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2003

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XIX, A LP

                                              FOR THE FINANCIAL STATEMENT
                                                PERIOD ENDED MARCH 31,
                                            2004         2005       2006(10)
                                         ----------   ----------   ----------
Gross Revenues                                6,484       34,650       49,156
Profit on sale of properties                      0            0            0
Less:
   Losses from operating
      partnerships (1)                      (24,658)  (2,886,148)  (5,101,472)
   Operating Expenses (3)                (1,906,760)    (518,422)    (482,976)
   Interest Expense                               0            0            0
   Depreciation (2)                        (124,350)    (327,990)    (357,037)
Net Income--GAAP Basis                   (2,049,284)  (3,697,910)  (5,892,329)
Taxable Income
   from operations (4)                     (539,612)  (7,393,682)  (3,519,005)
   gain on sale                                   0            0            0
Cash generated from operations (6)       (4,017,260)    (587,781)    (362,088)
Cash generated from sales                         0            0            0
Cash generated from refinancing                   0            0            0
Cash generated from operations,
   sales and refinancing                 (4,017,260)    (587,781)    (362,088)
Less: Cash distributions to investors
   from operating cash flow                       0            0            0
   from sales and refinancing                     0            0            0
   from other                                     0            0     (375,000)
Cash generated (deficiency) after cash
   distributions                         (4,017,260)    (587,781)    (737,088)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                  0            0            0
Cash generated (deficiency) after cash
   distributions and special items       (4,017,260)    (587,781)    (737,088)

                                         FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA                  ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                2003   2004     2005
                                       ----   ----   -------
Federal Income Tax Results
   Federal Credit (5)                    1     16         69
   State Credit                          0      0          0
   Ordinary Income (loss)               (6)   (78)       (37)
      from operations                   (6)   (78)       (37)
      from recapture                     0      0          0
   Capital gain (loss)                   0      0          0
Cash Distributions to investors:
   Source (on GAAP basis):
      Investment income                  0      0          0
      Return of capital                  0      0    375,000
   Source (on cash basis):
      Sales                              0      0          0
      Refinancing                        0      0          0
      Operations                         0      0          0
      Other                              0      0          0
Amount remaining invested in program
   properties                                          97.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2003

                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2003

                                                  FOR THE FINANCIAL STATEMENT
                                                      PERIOD ENDED MARCH 31,
                                           2003        2004         2005       2006(10)
                                         --------   ----------   ----------   ----------
Gross Revenues                              1,536       94,859       33,745       19,244
Profit on sale of properties                    0            0            0            0
Less:
   Losses from operating
      partnerships (1)                          0     (297,903)  (1,425,280)    (817,932)
   Operating Expenses (3)                 (76,606)    (523,877)    (402,561)    (195,508)
   Interest Expense                             0     (319,567)           0            0
   Depreciation (2)                        (4,552)    (104,362)    (152,119)    (117,397)
Net Income--GAAP Basis                    (79,622)  (1,150,850)  (1,946,215)  (1,111,593)
Taxable Income
   from operations (4)                          0     (867,081)  (3,291,915)    (810,101)
   gain on sale                                 0            0            0            0
Cash generated from operations (6)       (423,269)  (1,066,403)    (548,210)    (407,784)
Cash generated from sales                       0            0            0            0
Cash generated from refinancing                 0            0            0            0
Cash generated from operations,
   sales and refinancing                 (423,269)  (1,066,403)    (548,210)    (407,784)
Less: Cash distributions to investors
   from operating cash flow                     0            0            0            0
   from sales and refinancing                   0            0            0   (5,784,795)
   from other                                   0            0            0            0
Cash generated (deficiency) after cash
   distributions                         (423,269)  (1,066,403)    (548,210)  (6,192,579)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                0            0            0            0
Cash generated (deficiency) after cash
   distributions and special items       (423,269)  (1,066,403)    (548,210)  (6,192,579)

                                      FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA               ENDED DECEMBER 31,
PER $1,000 INVESTED (7)            2003   2004      2005
                                   ----   ----   ---------
Federal Income Tax Results
   Federal Credit (5)                2     27           33
   State Credit                      2     51           60
   Ordinary Income (loss)          (14)   (46)         (54)
      from operations              (14)   (46)         (54)
      from recapture                 0      0            0
   Capital gain (loss)               0      0            0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income              0      0            0
      Return of capital              0      0    1,381,636
   Source (on cash basis):
      Sales                          0      0            0
      Refinancing                    0      0            0
      Operations                     0      0            0
      Other                          0      0            0
Amount remaining invested in
   program properties                                97.19%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

                BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX, A LP

                                              FOR THE FINANCIAL STATEMENT
                                                PERIOD ENDED MARCH 31,
                                            2004         2005       2006(10)
                                         ----------   ----------   ----------
Gross Revenues                                  739       38,889      135,268
Profit on sale of properties                      0            0            0
Less:
   Losses from operating
      partnerships (1)                            0   (1,180,137)  (1,291,269)
   Operating Expenses (3)                  (337,179)    (477,306)    (215,023)
   Interest Expense                               0            0            0
   Depreciation (2)                          (8,725)    (108,610)    (110,681)
Net Income--GAAP Basis                     (345,165)  (1,727,164)  (1,481,705)
Taxable Income
   from operations (4)                            0   (1,794,687)  (2,553,927)
   gain on sale                                   0            0            0
Cash generated from operations (6)       (1,174,157)    (444,185)      (6,273)
Cash generated from sales                         0            0            0
Cash generated from refinancing                   0            0            0
Cash generated from operations,
   sales and refinancing                 (1,174,157)    (444,185)      (6,273)
Less: Cash distributions to investors
   from operating cash flow                       0            0            0
   from sales and refinancing                     0            0            0
   from other                                     0            0            0
Cash generated (deficiency) after cash
   distributions                         (1,174,157)    (444,185)      (6,273)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                  0            0            0
Cash generated (deficiency) after cash
   distributions and special items       (1,174,157)    (444,185)      (6,273)

                                       FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA                ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                   2004    2005
                                          ----   -----
Federal Income Tax Results
   Federal Credit (5)                       8       60
   State Credit                             0        0
   Ordinary Income (loss)                 (61)     (69)
      from operations                     (61)     (69)
      from recapture                        0        0
   Capital gain (loss)                      0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                     0        0
      Return of capital                     0        0
Source (on cash basis):
   Sales                                    0        0
   Refinancing                              0        0
   Operations                               0        0
   Other                                    0        0
Amount remaining invested in program
   properties                                    99.82%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XX-A, A LP

                                              FOR THE FINANCIAL STATEMENT
                                                PERIOD ENDED MARCH 31,
                                            2004         2005       2006(10)
                                         ----------   ----------   ----------
Gross Revenues                                7,995      189,835      231,495
Profit on sale of properties                      0            0            0
Less:
   Losses from operating
      partnerships (1)                            0   (1,077,456)  (2,229,667)
   Operating Expenses (3)                  (591,957)    (844,845)    (414,996)
   Interest Expense                               0            0            0
   Depreciation (2)                         (14,784)    (184,347)    (190,521)
Net Income--GAAP Basis                     (598,746)  (1,916,813)  (2,603,689)
Taxable Income
   from operations (4)                            0   (1,538,298)  (3,749,467)
   gain on sale                                   0            0            0
Cash generated from operations (6)       (2,091,942)    (383,441)    (412,319)
Cash generated from sales                         0            0            0
Cash generated from refinancing                   0            0            0
Cash generated from operations, sales
   and refinancing                       (2,091,942)    (383,441)    (412,319)
Less: Cash distributions to investors
   from operating cash flow                       0            0            0
   from sales and refinancing                     0            0            0
   from other                                     0            0            0
Cash generated (deficiency) after
   cash distributions                    (2,091,942)    (383,441)    (412,319)
Less: Special items (not including
   sales and refinancing) (identify
   and quantify)                                  0            0            0
Cash generated (deficiency) after cash
   distributions and special items       (2,091,942)    (383,441)    (412,319)

                                       FOR THE TAX PERIOD
TAX & DISTRIBUTION DATA                ENDED DECEMBER 31,
PER $1,000 INVESTED (7)                   2004    2005
                                          ----   -----
Federal Income Tax Results
   Federal Credit (5)                       7       56
   State Credit                             0        0
   Ordinary Income (loss)                 (30)     (58)
      from operations                     (30)     (58)
      from recapture                        0        0
Capital gain (loss)                         0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                     0        0
      Return of capital                     0        0
   Source (on cash basis):
      Sales                                 0        0
      Refinancing                           0        0
      Operations                            0        0
      Other                                 0        0
Amount remaining invested in program
   properties                                    98.96%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2004

               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXI, A LP

                                                               FOR THE FINANCIAL
                                                               STATEMENT PERIOD
                                                                ENDED MARCH 31,
                                                               2005       2006(10)
                                                            ----------   ----------
Gross Revenues                                                  80,397      214,975
Profit on sale of properties
Less:
   Losses from operating partnerships (1)                   (2,276,983)  (5,228,184)
   Operating Expenses (3)                                   (2,634,703)    (944,523)
   Interest Expense                                                  0            0
   Depreciation (2)                                           (348,339)    (624,971)
Net Income--GAAP Basis                                      (5,179,628)  (6,582,703)
Taxable Income
   from operations (4)                                        (474,821)  (9,015,489)
   gain on sale                                                      0            0
Cash generated from operations (6)                          (6,876,239)    (955,317)
Cash generated from sales                                            0            0
Cash generated from refinancing                                      0            0
Cash generated from operations, sales and refinancing       (6,876,239)    (955,317)
Less: Cash distributions to investors
   from operating cash flow                                          0            0
   from sales and refinancing                                        0            0
   from other                                                        0     (312,954)
Cash generated (deficiency) after cash distributions        (6,876,239)  (1,268,271)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                           0            0
Cash generated (deficiency) after cash distributions
   and special items                                        (6,876,239)  (1,268,271)

                                                    FOR THE TAX
                                                   PERIOD ENDED
TAX & DISTRIBUTION DATA                            DECEMBER 31,
PER $1,000 INVESTED (7)                           2004     2005
                                                  ----   -------
Federal Income Tax Results
   Federal Credit (5)                                4        29
   State Credit                                      0         0
   Ordinary Income (loss)                           (5)      (52)
      from operations                               (5)      (52)
      from recapture                                 0         0
   Capital gain (loss)                               0         0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                              0         0
      Return of capital                              0   312,954
   Source (on cash basis):
      Sales                                          0         0
      Refinancing                                    0         0
      Operations                                     0         0
      Other                                          0         0
Amount remaining invested in program properties            99.54%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       FROM OPENING THROUGH MARCH 31, 2006
                     CORPORATE OFFERINGS CLOSED DURING 2004
               BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXII, A LP

                                                               FOR THE FINANCIAL
                                                               STATEMENT PERIOD
                                                                ENDED MARCH 31,
                                                               2005       2006(10)
                                                            ----------   ----------
Gross Revenues                                                  61,532      105,102
Profit on sale of properties                                         0            0
Less:
   Losses from operating partnerships (1)                      (23,414)  (1,761,706)
   Operating Expenses (3)                                     (527,583)    (710,807)
   Interest Expense                                                  0            0
   Depreciation (2)                                           (120,538)    (363,349)
Net Income--GAAP Basis                                        (610,003)  (2,730,760)
Taxable Income
   from operations (4)                                         (51,932)  (3,309,225)
   gain on sale                                                      0            0
Cash generated from operations (6)                          (3,437,726)    (437,734)
Cash generated from sales                                            0            0
Cash generated from refinancing                                      0            0
Cash generated from operations, sales and refinancing       (3,437,726)    (437,734)
Less: Cash distributions to investors
   from operating cash flow                                          0            0
   from sales and refinancing                                        0            0
   from other                                                        0            0
Cash generated (deficiency) after cash distributions        (3,437,726)    (437,734)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                           0            0
Cash generated (deficiency) after cash distributions
   and special items                                        (3,437,726)    (437,734)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                           2004    2005
                                                  ----   -----
Federal Income Tax Results
   Federal Credit (5)                               0       12
   State Credit                                     0        0
   Ordinary Income (loss)                          (1)     (28)
      from operations                              (1)     (28)
      from recapture                                0        0
   Capital gain (loss)                              0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                             0        0
      Return of capital                             0        0
   Source (on cash basis):
      Sales                                         0        0
      Refinancing                                   0        0
      Operations                                    0        0
      Other                                         0        0
Amount remaining invested in program properties          99.84%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       FROM OPENING THROUGH MARCH 31, 2006
                     CORPORATE OFFERINGS CLOSED DURING 2004
                  DIRECT PLACEMENT OFFERINGS CLOSED DURING 2004

                                                              FOR THE FINANCIAL STATEMENT
                                                                PERIOD ENDED MARCH 31,
                                                              2004       2005     2006(10)
                                                            --------   --------   --------
Gross Revenues                                                   460      5,921      5,686
Profit on sale of properties                                       0          0          0
Less:
   Losses from operating partnerships (1)                          0    (42,953)  (708,762)
   Operating Expenses (3)                                   (128,291)   (81,396)   (68,009)
   Interest Expense                                                0          0          0
   Depreciation (2)                                           (4,937)   (24,109)   (25,978)
Net Income--GAAP Basis                                      (132,768)  (142,537)  (797,063)
Taxable Income
   from operations (4)                                             0   (125,029)  (607,086)
   gain on sale                                                    0          0          0
Cash generated from operations (6)                          (126,026)  (225,595)   (63,485)
Cash generated from sales                                          0          0          0
Cash generated from refinancing                                    0          0          0
Cash generated from operations, sales and refinancing       (126,026)  (225,595)   (63,485)
Less: Cash distributions to investors
   from operating cash flow                                        0          0          0
   from sales and refinancing                                      0          0          0
   from other                                                      0          0          0
Cash generated (deficiency) after cash distributions        (126,026)  (225,595)   (63,485)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                         0          0          0
Cash generated (deficiency) after cash distributions
   and special items                                        (126,026)  (225,595)   (63,485)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                           2004    2005
                                                  ----   -----
Federal Income Tax Results
   Federal Credit (5)                               0        5
   State Credit                                     8       34
   Ordinary Income (loss)                         (13)     (65)
      from operations                             (13)     (65)
      from recapture                                0        0
   Capital gain (loss)                              0        0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                             0        0
      Return of capital                             0        0
   Source (on cash basis):
      Sales                                         0        0
      Refinancing                                   0        0
      Operations                                    0        0
      Other                                         0        0
Amount remaining invested in program properties          99.14%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       FROM OPENING THROUGH MARCH 31, 2006
                     CORPORATE OFFERINGS CLOSED DURING 2005
              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII, A LP

                                                               FOR THE FINANCIAL
                                                               STATEMENT PERIOD
                                                                ENDED MARCH 31,
                                                               2005      2006(10)
                                                            ---------   ----------
Gross Revenues                                                      0      219,219
Profit on sale of properties                                        0            0
Less:
   Losses from operating partnerships (1)                           0     (164,122)
   Operating Expenses (3)                                    (100,907)    (470,541)
   Interest Expense                                                 0            0
   Depreciation (2)                                            (7,606)     (99,797)
Net Income--GAAP Basis                                       (108,513)    (515,241)
Taxable Income
   from operations (4)                                              0     (234,340)
   gain on sale                                                     0            0
Cash generated from operations (6)                          1,089,121   (1,140,888)
Cash generated from sales                                           0            0
Cash generated from refinancing                                     0            0
Cash generated from operations, sales and refinancing       1,089,121   (1,140,888)
Less: Cash distributions to investors
   from operating cash flow                                         0            0
   from sales and refinancing                                       0            0
   from other                                                       0            0
Cash generated (deficiency) after cash distributions        1,089,121   (1,140,888)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                          0            0
Cash generated (deficiency) after cash distributions
   and special items                                        1,089,121   (1,140,888)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                               2005
                                                  ------------
Federal Income Tax Results
   Federal Credit (5)                                     4
   State Credit                                           0
   Ordinary Income (loss)                                (0)
      from operations                                    (0)
      from recapture                                      0
   Capital gain (loss)                                    0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                   0
      Return of capital                                   0
   Source (on cash basis):
      Sales                                               0
      Refinancing                                         0
      Operations                                          0
      Other                                               0
Amount remaining invested in program properties      100.00%

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                       FROM OPENING THROUGH MARCH 31, 2006
                     CORPORATE OFFERINGS CLOSED DURING 2005
             BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIII-A, A LP

                                                               FOR THE FINANCIAL
                                                               STATEMENT PERIOD
                                                                ENDED MARCH 31,
                                                               2005      2006(10)
                                                            ---------   ----------
Gross Revenues                                                      0      336,672
Profit on sale of properties                                        0            0
Less:
   Losses from operating partnerships (1)                           0   (1,303,309)
   Operating Expenses (3)                                    (105,195)    (489,599)
   Interest Expense                                                 0            0
   Depreciation (2)                                            (7,979)    (104,500)
Net Income--GAAP Basis                                       (113,174)  (1,560,736)
Taxable Income
   from operations (4)                                              0     (909,921)
   gain on sale                                                     0            0
Cash generated from operations (6)                          2,947,749   (4,025,630)
Cash generated from sales                                           0            0
Cash generated from refinancing                                     0            0
Cash generated from operations, sales and refinancing       2,947,749   (4,025,630)
Less: Cash distributions to investors
   from operating cash flow                                         0            0
   from sales and refinancing                                       0            0
   from other                                                       0            0
Cash generated (deficiency) after cash distributions        2,947,749   (4,025,630)
Less: Special items (not including sales and refinancing)
   (identify and quantify)                                          0            0
Cash generated (deficiency) after cash distributions
   and special items                                        2,947,749   (4,025,630)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                               2005
                                                  ------------
Federal Income Tax Results
   Federal Credit (5)                                    28
   State Credit                                           0
   Ordinary Income (loss)                               (18)
      from operations                                   (18)
      from recapture                                      0
   Capital gain (loss)                                    0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                   0
      Return of capital                                   0
   Source (on cash basis):
      Sales                                               0
      Refinancing                                         0
      Operations                                          0
      Other                                               0
Amount remaining invested in program properties      100.00%

                                    TABLE III

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

              BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXIV, A LP

                                                             2006(10)
                                                            ----------
Gross Revenues                                                 154,963
Profit on Sale of Properties                                         0
Less:
   Losses from operating partnerships (1)                     (142,930)
   Operating Expenses (3)                                   (2,140,791)
   Interest Expense                                                  0
   Depreciation (2)                                           (439,719)
Net Income--GAAP Basis                                      (2,568,477)
Taxable Income
   from operations (4)                                        (729,271)
   gain on sale                                                      0
Cash generated from operations (6)                          (9,721,709)
Cash generated from sales                                            0
Cash generated from operations, sales and refinancing       (9,721,709)
Less: Cash distributions to investors
   from operating cash flow                                          0
   from sales and refinancing                                        0
   from other                                                        0
Cash generated (deficiency) after cash distributions        (9,721,709)
Less: special items (not including sales and refinancing)
   (identify and quantify)                                           0
Cash generated (deficiency) after cash distributions
   and special items                                        (9,721,709)

                                                   FOR THE TAX
                                                  PERIOD ENDED
TAX & DISTRIBUTION DATA                           DECEMBER 31,
PER $1,000 INVESTED (7)                               2005
                                                  ------------
Federal Income Tax Results
   Federal Credit (5)                                    0
   State Credit                                          0
   Ordinary Income (loss)                               (3)
      from operations                                   (3)
      from recapture                                     0
   Capital gain (loss)                                   0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                  0
      Return of capital                                  0
   Source (on cash basis):
      Sales                                              0
      Refinancing                                        0
      Operations                                         0
      Other                                              0
Amount remaining invested in program properties     100.00%

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

                  BOSTON CAPITAL CORPORATE TAX CREDIT FUND XXV

                                                             2006(10)
                                                            ----------
Gross Revenues                                                  19,133
Profit on Sale of Properties                                         0
Less:
   Losses from operating partnerships (1)                       21,615
   Operating Expenses (3)                                     (870,888)
   Interest Expense                                                  0
   Depreciation (2)                                            (84,928)
Net Income--GAAP Basis                                        (915,068)
Taxable Income
   from operations (4)                                        (227,066)
   gain on sale                                                      0
Cash generated from operations (6)                          (2,762,860)
Cash generated from sales                                            0
Cash generated from operations, sales and refinancing       (2,762,860)
Less: Cash distributions to investors
   from operating cash flow                                          0
   from sales and refinancing                                        0
   from other                                                        0
Cash generated (deficiency) after cash distributions        (2,762,860)
Less: special items (not including sales and refinancing)
   (identify and quantify)                                           0
Cash generated (deficiency) after cash distributions
   and special items                                        (2,762,860)

                                                         FOR THE TAX
                                                         PERIOD ENDED
TAX & DISTRIBUTION DATA                                  DECEMBER 31,
PER $1,000 INVESTED (7)                                      2005
                                                         ------------
Federal Income Tax Results
   Federal Credit (5)                                            0
   State Credit                                                  0
   Ordinary Income (loss)                                       (1)
      from operations                                           (1)
      from recapture                                             0
   Capital gain (loss)                                           0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                          0
      Return of capital                                          0
   Source (on cash basis):
      Sales                                                      0
      Refinancing                                                0
      Operations                                                 0
      Other                                                      0
Amount remaining invested in program properties             100.00%

Boston Capital Corporate Tax Credit Fund XXV had not commenced operations as of March 31, 2005, therefore, it does not have audited Financial Statement information to report.

                                    TABLE III

                OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

                       FROM OPENING THROUGH MARCH 31, 2006

                     CORPORATE OFFERINGS CLOSED DURING 2005

                 DIRECT PLACEMENT OFFERINGS CLOSED DURING 2005

                                                           2006(10)
                                                         -----------
Gross Revenues                                                 1,027
Profit on Sale of Properties                                       0
Less:
   Losses from operating partnerships (1)                     (4,139)
   Operating Expenses (3)                                   (343,884)
   Interest Expense                                                0
   Depreciation (2)                                          (11,680)
Net Income--GAAP Basis                                      (358,676)
Taxable Income
   from operations (4)                                       (10,420)
   gain on sale                                                    0
Cash generated from operations (6)                          (313,067)
Cash generated from sales                                          0
Cash generated from operations, sales and refinancing       (313,067)
Less: Cash distributions to investors
   from operating cash flow                                        0
   from sales and refinancing                                      0
   from other                                                      0
Cash generated (deficiency) after cash distributions        (313,067)
Less: special items (not including sales and refinancing)
   (identify and quantify)                                         0
Cash generated (deficiency) after cash distributions and
   special items                                            (313,067)

                                                            FOR THE TAX
                                                            PERIOD ENDED
TAX & DISTRIBUTION DATA                                     DECEMBER 31,
PER $1,000 INVESTED (7)                                         2005
                                                            ------------
Federal Income Tax Results
   Federal Credit (5)                                               0
   State Credit                                                     0
   Ordinary Income (loss)                                          (1)
      from operations                                              (1)
      from recapture                                                0
   Capital gain (loss)                                              0
Cash Distributions to investors:
   Source (on GAAP basis)
      Investment income                                             0
      Return of capital                                             0
   Source (on cash basis):
      Sales                                                         0
      Refinancing                                                   0
      Operations                                                    0
      Other                                                         0
Amount remaining invested in program properties                100.00%

Operating results of one investment partnership are included in Direct Placements closed during 2005.

                               NOTES TO TABLE III

Note 1: This figure represents the GAAP income (loss) allocable to the public investment partnerships from their investment in operating partnerships. The GAAP income (loss) is gross rental income less ordinary operating expenses, interest expense, depreciation and certain non-recurring fees, such as loan guarantee fees, lease-up fees and partnership management fees paid by the operating partnerships.

Note 2: This figure represents amortization of one or more of the following costs; acquisitions costs which are amortized over the expected life of the buildings; partnership management fees which are amortized over the expected life of the fund; and investor service fees which are amortized over the expected number of years to service collection of investor installments. Public funds only incur acquisitions costs, while corporate funds incur acquisition costs, partnership management fees and investor service fees.

Note 3: Operating expenses consist of investor service costs and legal and accounting fees of the investment partnerships and expenses paid from equity which includes partnership management fees, initial investor service fees and capital commitment fees reported on an accrual basis.

Note 4: The taxable income (losses) for the investment partnerships represent losses from Operating Partnerships which in turn consist substantially of depreciation and mortgage interest.

Note 5: Federal credits include low-income housing tax credits and historic tax credits.

Note 6: Cash generated from operations is the net income (loss), net of non-cash expenses, adjusted for changes in accounts receivable and payable and distributions received from the operating partnerships.

Note 7: Federal low-income housing tax credits and historic tax credits and taxable income (loss), per $1,000 invested represents the limited partners' allocable share of such items divided by the capital contributed by the limited partners divided by $1,000. This information is presented on a Tax basis and not a GAAP basis.

Note 8: The information provided in the tables labeled "Tax & Distribution data per $1,000 invested on a Tax Basis" is through the period December 31, 2005.

Note 9: The information for the financial statement period ended March 31, 2005 and March 31, 2006 are not covered by reports of independent certified public accountants.

Note 10: The information for the financial statement period ended March 31, 2006 is not covered by reports of independent certified public accountants.

                                   TABLE III-A

Table III-A summarizes the Actual Tax Credit results during the period January 1, 1988 through December 31, 2005, of the five public partnerships and 54 private partnerships sponsored by our affiliates. The Actual Tax Credits represent annual tax credits as a percentage of capital invested by an investor. The percentage is calculated by dividing the amount of tax credits received for the period by the amount of capital invested. For example, for each dollar invested in BCTC 1, the investor received approximately $0.1096 of tax credits in 1989. Likewise, the headings "Cumulative" and "Overall Tax Credit Objective" represent cumulative tax credits as a percentage of capital invested by an investor.

PUBLIC PARTNERSHIPS



                                 FINAL
                   EQUITY       CLOSING
   PROGRAM         RAISED        DATE      1988    1989   1990(1)    1991    1992    1993    1994    1995    1996    1997
--------------   ----------   ----------   ----   -----   -------   -----   -----   -----   -----   -----   -----   -----
BCTC 1           12,999,000    Dec. 1988   1.00   10.96     21.81   14.02   14.01   14.05   14.01   14.01   14.01   14.02
BCTC 2 (CA)(2)    8,303,000    Apr. 1989           4.15     24.78   29.17   26.75   16.91   10.96   10.43   10.12   10.12
BCTC 3           28,822,000     May 1989          11.99     18.46   12.72   12.66   12.80   12.80   12.73   12.73   12.72
BCTC 4           29,788,160    Jun. 1989           7.74     17.16   13.58   12.32   12.57   12.24   12.24   12.25   12.26
BCTC 5 (CA)(2)    4,899,000    Jul. 1989           7.03     24.18   24.93   21.29   15.02   11.01   10.59   10.30   10.30
BCTC 6           12,935,780   Sept. 1989           2.91     15.21   14.56   13.15   12.99   12.91   12.90   13.47   12.71
BCTC II 7        10,361,000    Dec. 1989           6.16     11.70   16.93   11.78   11.96   12.04   12.04   12.04   12.04
BCTC II 9        41,574,018     May 1990                     9.30   11.34   11.68   12.39   13.30   13.56   13.67   13.67
BCTC II 10       24,288,998    Aug. 1990                     3.10   10.24   11.85   13.97   14.47   14.62   14.60   14.60
BCTC II 11       24,735,003    Dec. 1990                     4.50    7.78   12.13   12.67   13.16   13.20   13.20   13.20
BCTC II 12       29,710,003     May 1991                             4.70   10.91   11.98   14.12   14.61   14.58   14.62
BCTC II 14       55,728,996    Dec. 1991                             3.80    8.79   12.32   13.83   14.23   14.33   14.35
BCTC III 15      38,705,000    Jun. 1992                                     3.10    9.07   13.22   14.29   14.65   14.69
BCTC III 16      54,293,000    Dec. 1992                                     1.40    4.36    8.56   13.75   14.05   14.00
BCTC III 17      50,000,000     May 1993                                             3.14    8.21   13.42   13.97   13.97
BCTC III 18      36,162,000    Oct. 1993                                             0.07    7.18   12.67   13.31   13.34
BCTC III 19      40,800,000    Dec. 1993                                             0.00    1.82   10.10   12.45   13.28
BCTC IV 20       38,667,000    Jun. 1994                                                     2.10    8.29   13.24   13.30
BCTC IV 21       18,927,000   Sept. 1994                                                     0.00    3.43    9.07   11.34
BCTC IV 22       25,644,000    Dec. 1994                                                     0.00    4.59   10.28   11.95
BCTC IV 23       33,366,000    Jun. 1995                                                             2.50    8.97   12.88
BCTC IV 24       21,697,000   Sept. 1995                                                             1.36    5.03   11.21
BCTC IV 25       30,248,000    Dec. 1995                                                             0.00    1.34   10.77
BCTC IV 26       39,959,000    Jun. 1996                                                                     2.10    5.90
BCTC IV 27       24,607,000   Sept. 1996                                                                     0.74    2.01
BCTC IV 28       39,999,000    Jan. 1997                                                                     0.00    0.66

                                                                                                            OVERALL
                                                                                            CUMULATIVE        TAX
                                                                                  CUMU-        TIME          CREDIT
                                                                                 LATIVE      INVESTED      OBJECTIVE
   PROGRAM        1998    1999    2000    2001    2002    2003    2004    2005    (%)        THRU 2005        (%)
--------------   -----   -----   -----   -----   -----   -----   -----   -----   ------   --------------   ---------
BCTC 1           11.94    1.10   -1.45    0.00    0.00    0.00    0.00    0.00   143.49      17 yrs.        130-150
BCTC 2 (CA)(2)   10.12    9.58    3.56    0.92    0.56    0.56    0.51    0.19   169.39   16 yrs. 8 mos.      170
BCTC 3           12.37    5.97    0.52    0.44    0.44    0.44    0.37    0.00   140.16   16 yrs. 7 mos.    130-150
BCTC 4           12.26    9.50    0.44    0.00    0.00    0.00    0.00    0.14   134.70   16 yrs. 6 mos.    130-150
BCTC 5 (CA)(2)    9.98    9.53    1.85    .083    0.06    0.48    0.48    0.16   158.02   16 yrs. 5 mos.    150-170
BCTC 6           12.72   11.33    2.84    0.25    0.16    0.15    0.15    0.00   138.41   16 yrs. 3 mos.    130-150
BCTC II 7        12.04    7.08    5.07    2.97    0.42    0.18    0.17    0.00   134.62      16 yrs.        130-140
BCTC II 9        13.56   12.63    8.06    2.69    2.26    1.54    0.45    0.14   140.24   15 yrs. 7 mos.    130-150
BCTC II 10       14.43   13.06   11.39    3.96    2.05    0.39    0.22    0.03   142.98   15 yrs. 4 mos.    130-150
BCTC II 11       13.15   13.11   12.39    6.33    1.01    0.58    0.16    0.03   136.60      15 yrs.        130-150
BCTC II 12       14.59   14.56   14.52    9.57    3.56    2.80    0.55    0.07   145.74   14 yrs. 7 mos.    140-160
BCTC II 14       14.18   14.14   13.94   12.55    4.83    1.71    0.46    0.26   143.72      14 yrs.        140-160
BCTC III 15      14.66   14.56   14.54   14.54   11.43    5.52    1.42    0.47   146.16   13 yrs. 6 mos.    140-160
BCTC III 16      14.00   14.00   14.00   13.99   13.97   11.38    5.56    0.21   143.23      13 yrs.        140-160
BCTC III 17      13.97   13.97   13.61   13.49   13.46   12.72    5.39    0.52   139.84   12 yrs. 7 mos.    140-160
BCTC III 18      13.34   13.32   13.34   13.34   13.35   13.26   10.58    1.93   139.03   12 yrs. 2 mos.    140-160
BCTC III 19      13.33   13.33   13.33   13.33   13.33   13.33   12.77    4.36   134.76      12 yrs.        140-160
BCTC IV 20       13.32   13.32   13.32   13.32   13.32   12.15   10.88    4.68   131.24   11 yrs. 6 mos.    130-150
BCTC IV 21       11.90   12.03   12.09   12.06   12.05   12.06   12.07    8.76   116.86   11 yrs. 3 mos.    130-150
BCTC IV 22       12.54   12.65   12.63   12.63   12.48   12.59   12.59    8.82   123.75      11 yrs.        130-150
BCTC IV 23       13.10   13.10   13.10   13.10   13.10   13.10   13.07   11.85   127.87   10 yrs. 6 mos.    130-150
BCTC IV 24       12.75   12.76   12.72   12.75   12.76   11.81   11.51   11.09   115.75   10 yrs. 3 mos.    130-150
BCTC IV 25       12.52   12.28   12.52   12.37   12.37   12.37   12.40   12.21   111.15      10 yrs.        130-150
BCTC IV 26       10.04   11.34   11.83   11.82   11.82   11.80   11.80   11.80   100.25   9 yrs. 6 mos.     120-140
BCTC IV 27        6.85    9.82   11.29   11.40   11.40   11.40   11.40   11.40    87.71   9 yrs. 3 mos.     120-140
BCTC IV 28        4.90    8.80   10.44   10.47   10.53   10.50   10.51   10.51    77.32   8 yrs. 11 mos.    120-140

                                   FINAL
                   EQUITY         CLOSING
  PROGRAM          RAISED          DATE      1988   1989   1990(1)   1991  1992   1993   1994   1995   1996
------------   --------------   ----------   ----   ----   -------   ----  ----   ----   ----   ----   ----
BCTC IV 29         39,918,000    Jun. 1997
BCTC IV 30         26,490,750   Sept. 1997
BCTC IV 31         44,057,750    Jan. 1998
BCTC IV 32         47,431,000    Jun. 1998
BCTC IV 33         26,362,000   Sept. 1998
BCTC IV 34         35,273,000    Feb. 1999
BCTC IV 35         33,004,625    Jun. 1999
BCTC IV 36         21,068,375   Sept. 1999
BCTC IV 37         25,125,000    Jan. 2000
BCTC IV 38         25,431,000    Jul. 2000
BCTC IV 39         22,921,000    Jan. 2001
BCTC IV 40         26,269,250    Jul. 2001
BCTC IV 41         28,916,260    Jan. 2002
BCTC IV 42         27,442,620    Jul. 2002
BCTC IV 43         36,379,870    Dec. 2002
BCTC IV 44         27,019,730    Apr. 2003
BCTC IV 45         40,143,670    Sep. 2003
BCTC IV 46         29,809,980    Dec. 2003
BCTC V 47          34,783,340    Apr. 2004
BCTC V 48          22,993,720    Jul. 2004
BCTC V 49(5)       59,999,491    Apr. 2005
               --------------
Total          $1,458,059,389

                                                                                                   CUMULATIVE       OVERALL
                                                                                                      TIME        TAX CREDIT
                                                                                    CUMULATIVE      INVESTED       OBJECTIVE
  PROGRAM      1997   1998   1999    2000    2001    2002    2003    2004    2005       (%)         THRU 2005         (%)
------------   ----   ----   ----   -----   -----   -----   -----   -----   -----   ----------   --------------   ----------
BCTC IV 29     1.98   4.92   8.39   10.76   10.79   10.79   10.79   10.78    9.75        78.95   8 yrs. 6 mos.     110-130
BCTC IV 30     0.13   1.93   7.49   10.25   10.61   10.57   10.59   10.64   10.62        72.83   8 yrs. 3 mos.     110-130
BCTC IV 31     0.06   2.83   8.05   10.29   10.34   10.32   10.34   10.34   10.34        72.91   7 yrs. 11 mos.    110-130
BCTC IV 32            2.08   4.11    8.87   10.24   10.35   10.10    9.83    9.35        64.93   7 yrs. 6 mos.     100-120
BCTC IV 33            1.95   3.66    9.40   10.32   10.50   10.16    9.62    8.75        64.36   7 yrs. 3 mos.     100-120
BCTC IV 34            0.00   1.60    7.89    9.79    9.79    9.79    9.79    9.79        58.44   6 yrs. 10 mos.    100-120
BCTC IV 35                   0.39    3.95    8.79    9.54    9.67    9.67    9.67        51.68   6 yrs. 6 mos.     100-110
BCTC IV 36                   0.15    6.39    9.87    9.80    9.78    9.78    9.47        55.24   6 yrs. 3 mos.     100-110
BCTC IV 37                   0.00    1.37    7.13    9.10    9.67    9.66    9.66        46.59   5 yrs. 11 mos.    100-110
BCTC IV 38                           1.08    4.49    9.18    9.57    9.55    9.38        43.25   5 yrs. 5 mos.      95-100
BCTC IV 39                                   2.20    8.36    9.30    9.28    9.28        38.42   4 yrs. 11 mos.     95-100
BCTC IV 40                                   1.45    8.00    9.49    9.43    9.24        37.61   4 yrs. 5 mos.      95-100
BCTC IV 41                                   0.03    4.47   10.37   10.96    9.71        35.54   3 yrs. 11 mos.     95-100
BCTC IV 42                                           1.63    8.10    9.47    9.95        29.15   3 yrs. 5 mos.    97.5-102.5
BCTC IV 43                                           0.42    4.54    8.63    9.15        22.74       3 yrs.       97.5-102.5
BCTC IV 44                                                   2.44    6.69    7.63        16.76   2 yrs. 8 mos.    97.5-102.5
BCTC IV 45                                                   0.90    5.54    7.21        13.65   2 yrs. 3 mos.      95-102
BCTC IV 46                                                           2.38    7.32         9.70       2 yrs.       97.5-102.5
BCTC V 47                                                            0.90    5.41         6.31    1 yr. 8 mos.    97.5-102.5
BCTC V 48                                                            0.00    4.23         4.23    1 yr. 5 mos.    97.5-102.5
BCTC V 49(5)                                                                 1.19    1.14-1.52       8 mos.         95-97

Total

PRIVATE PARTNERSHIPS

                                  FINAL       ANNUAL TAX CREDITS (AS % OF CAPITAL INVESTED)(4)(5)(7)
                     EQUITY      CLOSING   -----------------------------------------------------------
    PROGRAM         RAISED(6)     DATE     1993   1994    1995    1996    1997    1998    1999    2000
---------------   ------------   -------   ----   ----   -----   -----   -----   -----   -----   -----
BCCTC             $100,000,000    Feb 93   6.22   12.40  15.25   16.12   16.46   16.40   16.40   16.35
BCCTC II          $ 36,500,000    Nov 93   0.01    6.35  12.68   15.57   16.02   16.03   16.04   15.98
BCCTC III         $ 96,500,000    Dec 94           0.01   5.34   12.60   14.57   14.60   14.64   14.44
BCCTC IV          $ 67,183,310   Sept 95                  0.43    6.55   13.08   15.11   15.40   15.42
BCCTC V           $ 56,640,355   June 96                          3.44    5.25   12.01   12.75   13.15
BCCTC VI          $ 42,563,100    Nov 96                             0    3.68   11.14   13.20   13.41
BCCTC VII         $ 52,100,000    Apr 97                             0    1.99    9.25   13.00   13.36
BCCTC VIII        $ 69,964,760   June 97                                  0.27    7.26   11.57   12.18
BCCTC IX          $ 70,500,000    Oct 97                                  0.07   10.06   10.93   10.68
CA 1997           $ 26,130,000    Feb 98                                  0.00    3.77   13.40   14.30
BCCTC X           $ 45,286,500    Apr 98                                          7.26    8.02   10.68
BCCTC XI          $ 64,111,121    Jan 99                                           .09    4.69   10.57
CA II             $ 38,793,558    Feb 99                                           .38    6.14   14.88
BCDP 1998         $  8,632,205    Nov 98                                          0.00    1.65   14.17
BCCTC XII         $ 66,036,000    Mar 99                                                  1.38    8.49
BCCTC XIV         $ 70,693,086    Dec 99                                                   .17    4.84
CA III            $ 55,714,846    Sep 99                                                   .76    7.53
BCCTC XV          $ 69,174,992    Feb 01                                                          2.91
CA IV             $ 26,787,354    Mar 00                                                           .17
TX                $ 29,590,109    Dec 00                                                           .02
BCDP 2000         $142,126,374       N/A                                                           .46
BCCTC XVI         $ 64,368,800    Aug 01
CA V              $ 18,041,943    Jul 01
CA VI             $  9,524,981    Oct 01
GA I              $ 34,733,437    Jan 01
BCDP 2001         $ 22,741,449       N/A
BCCTC XVII        $ 51,787,864    Apr 02
BC Mid-Atlantic   $ 12,439,025    Jun 01
GA II             $ 27,071,907    Dec 02
BCCTC XVIII       $125,000,000    Apr 02
BCDP 2002         $131,273,604       N/A
BCCTC XIX         $ 93,844,179    Nov 03
BCDP 2003         $ 70,292,557       N/A


                                                                      CUMULATIVE       OVERALL
                                                           CUMU-         TIME        TAX CREDIT
                                                          LATIVE       INVESTED      OBJECTIVE
    PROGRAM        2001    2002    2003    2004    2005    (%)        THRU 2005          (%)
---------------   -----   -----   -----   -----   -----   ------   ---------------   ----------
BCCTC             16.21   15.60   11.93    4.53    1.50   165.37   11 yrs. 10 mos.       169
BCCTC II          16.02   16.02   16.01   10.83    2.34   159.90    11 yrs. 1 mo.        157
BCCTC III         14.21   14.39   14.05   14.19    9.95   142.99       10 yrs.           152
BCCTC IV          15.42   15.40   15.23   15.20   14.89   142.12    9 yrs. 3 mos.        151
BCCTC V           13.15   13.06   13.12   13.12   13.22   112.28    8 yrs. 6 mos.        141
BCCTC VI          13.41   13.31   13.38   13.54   13.52   108.59    8 yrs. 1 mo.         135
BCCTC VII         13.35   13.41   13.33   12.77   13.16   103.62    7 yrs. 8 mos.        130
BCCTC VIII        12.35   12.41   12.23   12.44   12.29    93.00    7 yrs. 6 mos.        129
BCCTC IX          11.54   11.76   11.53   11.49   11.39    89.46    7 yrs. 2 mos.        121
CA 1997           14.10   10.75    9.89    9.89   10.01    86.11   6 yrs. 10 mos.        117
BCCTC X           10.76   10.59   10.60   10.59   10.48    78.99    6 yrs. 8 mos.        115
BCCTC XI          11.64   11.75   11.69   11.75   11.81    73.99   5 yrs. 11 mos.        115
CA II             15.03   11.26    9.68    9.68    9.77    76.83   5 yrs. 10 mos.        113
BCDP 1998         11.66   14.17   14.17   14.31   14.31    84.44    6 yrs. 1 mo.         116
BCCTC XII         11.93   11.10   11.07   11.14   11.03    66.14    5 yrs. 9 mos.        112
BCCTC XIV         10.70   10.95   10.98   11.07   10.40    59.11       5 yrs.            110
CA III            13.95   13.69   11.04    9.73    9.82    66.52    5 yrs. 3 mos.        110
BCCTC XV           8.50   10.75   10.76   10.63    9.66    53.20   3 yrs. 10 mos.        105
CA IV              7.29   10.36   10.28   10.26   10.27    48.63    4 yrs. 9 mos.        105
TX                 6.96   10.21   10.47   10.48   10.58    48.72       4 yrs.            106
BCDP 2000          2.55    8.13   10.51   11.14   11.90    44.68         N/A             109
BCCTC XVI          1.23    5.74   10.12   11.08   11.00    39.17    3 yrs. 4 mos.        109
CA V              11.75   17.85   17.31    8.77    8.12    63.80    3 yrs. 5 mos.        110
CA VI              4.32   10.49   10.25   10.25   10.36    45.67    3 yrs. 2 mos.        103
GA I               1.41   14.09   17.50   17.59   17.57    68.16   3 yrs. 11 mos.        178
BCDP 2001          3.79    5.18    6.74   10.18   11.22    37.11         N/A             110
BCCTC XVII                 1.64    8.48   10.94   10.99    32.06    2 yr. 8 mos.         110
BC Mid-Atlantic            6.10   10.95   10.95   11.07    39.07    3 yrs. 6 mos.        110
GA II                      2.50   12.72   17.90   19.05    52.18       2 yrs.            173
BCCTC XVIII                 .09    4.06    8.95    9.02    22.12    1 yr. 8 mos.         110
BCDP 2002                  1.17    4.75    8.14   10.94    25.01         N/A             110
BCCTC XIX                           .17    2.42    8.41    11.00     1 yr. 1 mo.         106
BCDP 2003                           .42   10.44   17.67    28.53         N/A             127

                               FINAL       ANNUAL TAX CREDITS (AS % OF CAPITAL INVESTED)(4)(5)(7)
                 EQUITY       CLOSING   -----------------------------------------------------------
   PROGRAM      RAISED(6)      DATE     1993   1994    1995    1996    1997    1998    1999    2000
------------   ------------   -------   ----   ----   -----   -----   -----   -----   -----   -----
BCCTC XX       $ 36,898,485    Mar 04
BCCTC XX-A     $ 64,808,430    Mar 04
BCCTC XXI      $173,897,938    Sep 04
BCCTC XXII     $117,256,965    Dec 04
BCDP 2004      $  9,379,712       N/A
BCDP XXIII     $ 50,274,314    Mar 05
BCDP XXIII-A   $ 52,418,021    Mar 05
BCDP XXIV      $226,448,654    Aug 05
BCDP XXV       $ 93,663,243    Dec 05
BCDP 2005      $ 11,289,024       N/A

                                                            CUMULATIVE      OVERALL
                                                   CUMU-       TIME       TAX CREDIT
                                                  LATIVE     INVESTED     OBJECTIVE
   PROGRAM     2001   2002   2003   2004   2005    (%)       THRU 2005        (%)
------------   ----   ----   ----   ----   ----   ------   ------------   ----------
BCCTC XX                            2.19   7.43    9.62    1 yr. 9 mos.       105
BCCTC XX-A                          0.77   6.86    7.63    1 yr. 9 mos.       105
BCCTC XXI                           0.62   3.58    4.20    1 yr. 3 mos.       105
BCCTC XXII                          0.03   1.43    1.46    1 yr. 1 mo.        105
BCDP 2004                           1.04   0.60    1.64         N/A           127
BCDP XXIII                                 0.50    0.50       9 mos.          101
BCDP XXIII-A                               3.44    3.44       9 mos.           99
BCDP XXIV                                  0.00    0.00       4 mos.           97
BCDP XXV                                   0.00    0.00       1 mo.            93
BCDP 2005                                  0.00    0.00         N/A           205

                              NOTES TO TABLE III-A

(1) The 1990 results reflect, where applicable, the election available to partnerships owning interests in properties qualifying for federal housing tax credits pursuant to the 1990 Omnibus Budget Reconciliation Act which enables individual investors who held an interest in those partnerships prior to October 31, 1990, to utilize only in 1990 up to 150% of the annual federal housing tax credit, otherwise allowable for 1990. Where this election was made, the annual federal housing tax credit has been reduced by the 50% bonus ratably and will continue to be reduced over the remaining years of the credit period.

(2)  These programs offered both California and federal housing tax credits.

(3) Each investor's first year yield may vary slightly based upon actual date of investor admission.

(4) The only material benefit from these programs may be tax credits which may mean that a material portion of each tax credit may represent a return of the money originally invested if there is not enough money from the sale or refinancing of the respective apartment complexes to return each investor's capital contribution.

(5) As with all programs less than one year old, these returns are for a partial year.

(6) Based upon a hypothetical $1,000,000 investment unit. The actual amount raised was smaller due to discounts applicable to certain investors and alternative payment methods. See Table I.

(7) Based upon the price per Unit paid by an Investor electing to pay its entire capital contribution upon admission, which are as follows: $770,000 per Unit for BCCTC, $740,000 per Unit for BCCTC II, $767,500 per Unit for BCCTC III, $749,500 per Unit for BCCTC IV, $788,000 per Unit for BCCTC V, $801,843 per Unit for BCCTC VI and $820,000 per Unit for each of BCCTC VII, BCCTC VIII, BCCTC IX, CA 1997, BCCTC X, BCCTC XI, CA II, BCCTC XII, BCCTC XIV, CA III, BCCTC XV, CA IV, TX, BCDP 2000, BCCTC XVI, CA V, CA VI, GA I, BCDP 2001, BCCTC XVII, BC Mid-Atlantic, GA II, BCCTC XVIII, BCDP 2002, BCCTC XIX, BCDP 2003, BCCT XX, BCCTC XX-A, BCCTC XXI, BCCTC XXII and BCDP 2004.

BCTC is Boston Capital Tax Credit Fund.
BCTC II is Boston Capital Tax Credit Fund II.
BCTC III is Boston Capital Tax Credit Fund III.
BCTC IV is Boston Capital Tax Credit Fund IV.
BCCTC is Boston Capital Corporate Tax Credit Fund, A Limited Partnership.
BCCTC II is Boston Capital Corporate Tax Credit Fund II, A Limited Partnership. BCCTC III is Boston Capital Corporate Tax Credit Fund III, A Limited Partnership.
BCCTC IV is Boston Capital Corporate Tax Credit Fund IV, A Limited Partnership. BCCTC V is Boston Capital Corporate Tax Credit Fund V, A Limited Partnership. BCCTC VI is Boston Capital Corporate Tax Credit Fund VI, A Limited Partnership. BCCTC VII is Boston Capital Corporate Tax Credit Fund VII, A Limited Partnership.
BCCTC VIII is Boston Capital Corporate Tax Credit Fund VIII, A Limited Partnership.
BCCTC IX is Boston Capital Corporate Tax Credit Fund IX, A Limited Partnership. CA 1997 is The California Corporate Tax Credit Fund - 1997, A Limited Partnership.
BCCTC X is Boston Capital Corporate Tax Credit Fund X, A Limited Partnership. BCCTC XI is Boston Capital Corporate Tax Credit Fund XI, A Limited Partnership. CA II is The California Corporate Tax Credit Fund II, A Limited Partnership BCDP 1998 is Boston Capital direct placement funds closed during 1998 and includes one investment partnership.
BCCTC XII is Boston Capital Corporate Tax Credit Fund XII, A Limited
Partnership.

BCCTC XIV is Boston Capital Corporate Tax Credit Fund XIV, A Limited
Partnership.
CA III is The California Corporate Tax Credit Fund III, A Limited Partnership BCCTC XV is Boston Capital Corporate Tax Credit Fund XV, A Limited Partnership CA IV is The California Corporate Tax Credit Fund IV, A Limited Partnership
TX is the Texas Corporate Tax Credit Fund, A Limited Partnership
BCDP 2000 is Boston Capital direct placement funds closed during 2000 and includes 3 investment partnerships.
BCCTC XVI is Boston Capital Corporate Tax Credit Fund XVI, A Limited
Partnership.
CA V is The California Corporate Tax Credit Fund V, A Limited Partnership.
CA VI is The California Corporate Tax Credit Fund VI, A Limited Partnership.
GA I is The Georgia Corporate Tax Credit Fund I, A Limited Partnership.
BCDP 2001 is Boston Capital direct placement funds closed during 2001 and includes 2 investment partnerships.
BCCTC XVII is Boston Capital Corporate Tax Credit Fund XVII, A Limited Partnership.
BC Mid-Atlantic is Boston Capital Mid-Atlantic Corporate Tax Credit Fund,
A Limited Partnership.
GA II is The Georgia Corporate Tax Credit Fund II, A Limited Partnership.
BCCTC XVIII is Boston Capital Corporate Tax Credit Fund XVIII, A Limited Partnership.
BCDP 2002 is Boston Capital direct placement funds closed during 2002 and includes 4 investment partnerships.
BCCTC XIX is Boston Capital Corporate Tax Credit Fund XIX, A Limited Partnership BCDP 2003 is Boston Capital direct placement funds closed during 2003 and includes 5 investment partnerships.
BCCTC XX is Boston Capital Corporate Tax Credit Fund XX, A Limited Partnership. BCCTC XX-A is Boston Capital Corporate Tax Credit Fund XX-A, A Limited Partnership.
BCCTC XXI is Boston Capital Corporate Tax Credit Fund XXI, A Limited
Partnership.
BCCTC XXII is Boston Capital Corporate Tax Credit Fund XXII, A Limited Partnership.
BCDP 2004 is Boston Capital direct placement funds closed during 2004 and includes 2 investment partnerships.
BCCTC XXIII is Boston Capital Corporate Tax Credit Fund XXIII, A Limited Partnership.
BCCTC XXIII-A is Boston Capital Corporate Tax Credit Fund XXIII-A, A Limited Partnership.
BCCTC XXIV is Boston Capital Corporate Tax Credit Fund XXIV, A Limited Partnership.
BCCTC XXV is Boston Capital Corporate Tax Credit Fund XXV, A Limited
Partnership.
BCDP 2005 is Boston Capital direct placement funds closed during 2005 and includes 1 investment partnership.

                                     TABLE V

                        SALES OR DISPOSALS OF PROPERTIES

Table V summarizes the sales of apartment complexes and operating partnership interests since January 1, 2003, of our public and private affiliates not having similar investment objectives to the company. The excess or deficiency represents the results of the capital transaction of buying and selling the apartment complex or operating partnership interest. There is not always a direct correlation between whether there is a stated excess or deficiency and whether investors receive any of their investment back from the sale of an interest. Even if there is a stated excess, expenses such as fund management fees and unpaid loans to our affiliates may be deducted before investors receive any of their investment back. If there is a stated deficiency, there still may be proceeds distributable to investors, though investors would not receive all of their investment back because the apartment complex or operating partnership interest was sold for less than the amount investors had invested.

The Table should be read in conjunction with the introduction and accompanying Notes.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                      AMERICAN AFFORDABLE
                                                                        HOUSING FUND I         AMERICAN
                                                                      AND BOSTON CAPITAL      AFFORDABLE            AMERICAN
INVESTMENT PARTNERSHIP:                                                   TAX CREDIT        HOUSING FUND II        AFFORDABLE
                                                                       FUND II-SERIES 14    ---------------      HOUSING FUND II
                                                                      -------------------      CARTHAGE       --------------------
                                                                         ZINSMASTER LP           COURT        LIBERTY CENTER, LTD.
PROPERTY NAME:                                                             (b), (e)            (b), (e)             (b), (e)
                                                                      -------------------   ---------------   --------------------
Date property acquired:                                                     12/01/89            12/01/88             12/01/88
Date of Sale:                                                               01/01/03            09/08/03             02/07/03
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                                 --              19,091              150,000
   Mortgage Balance and accrued interest at time of sale                   2,302,133           1,253,969            1,650,227
   Purchase Money Mortgage taken back by program                                  --                  --                   --
   Adjustments resulting from application of GAAP                                 --                  --                   --
                                                                           ---------           ---------            ---------
Total:                                                                     2,302,133           1,273,060            1,800,227
                                                                           =========           =========            =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                             1,226,216           1,296,000            1,772,332
      Total acquisition cost, capital improvement, closing and soft
         costs (e)                                                         1,459,784             384,407            1,444,758
                                                                           ---------           ---------            ---------
Total:                                                                     2,686,000           1,680,407            3,217,090
                                                                           =========           =========            =========
Excess (Deficiency) of property operating cash receipts over
   cash expenditures (f)                                                    (383,867)           (407,347)          (1,416,863)
                                                                           =========           =========            =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                        AMERICAN            AMERICAN
                                                                    AMERICAN           AFFORDABLE          AFFORDABLE
INVESTMENT PARTNERSHIP:                                            AFFORDABLE        HOUSING FUND II     HOUSING FUND II
                                                                 HOUSING FUND II   -------------------   ---------------
                                                                 ---------------      ROUSE STOKES         WASHINGTON
                                                                 MALONE HOUSING    ROWE HOUSING ASSOC.        MEWS
PROPERTY NAME:                                                      (b), (e)            (b), (e)            (a), (b)
                                                                 ---------------   -------------------   ---------------
Date property acquired:                                              12/01/88             06/01/88           08/01/88
Date of Sale:                                                        09/08/03             12/31/03           01/01/03
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                      23,864                   --          1,357,573
   Mortgage Balance and accrued interest at time of sale            1,455,463            1,054,279            460,035
   Purchase Money Mortgage taken back by program                           --                   --                 --
   Adjustments resulting from application of GAAP                          --                   --                 --
                                                                    ---------           ----------          ---------
Total:                                                              1,479,327            1,054,279          1,817,608
                                                                    =========           ==========          =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                      1,499,990            1,540,000          1,200,000
      Total acquisition cost, capital improvement, closing and
         soft costs (e)                                               439,932              958,170            726,102
                                                                    ---------           ----------          ---------
Total:                                                              1,939,922            2,498,170          1,926,102
                                                                    =========           ==========          =========
Excess (Deficiency) of property operating cash receipts over
   cash expenditures (f)                                             (460,595)          (1,443,891)          (108,494)
                                                                    =========           ==========          =========

                                                                   BOSTON CAPITAL       BOSTON CAPITAL
                                                                     TAX CREDIT           TAX CREDIT
                                                                   FUND I-SERIES 3      FUND I-SERIES 3
                                                                 AND BOSTON CAPITAL   AND BOSTON CAPITAL
                                                                     TAX CREDIT           TAX CREDIT
INVESTMENT PARTNERSHIP:                                          FUND III-SERIES 17   FUND III-SERIES 15
                                                                 ------------------   ------------------
                                                                     CALIFORNIA             HIDDEN
                                                                    INVESTORS VI          COVE APTS.
PROPERTY NAME:                                                        (a), (b)             (a), (b)
                                                                  ------------------   -----------------
Date property acquired:                                                 03/01/90            04/01/89
Date of Sale:                                                           06/05/03            05/08/03
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                      3,022,252           2,819,590
   Mortgage Balance and accrued interest at time of sale               3,518,143           3,592,538
   Purchase Money Mortgage taken back by program                              --                  --
   Adjustments resulting from application of GAAP                             --                  --
                                                                      ----------           ---------
Total:                                                                 6,540,395           6,412,127
                                                                      ==========           =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                         4,160,000           3,150,000
      Total acquisition cost, capital improvement, closing and
         soft costs (e)                                                4,418,662           2,711,958
                                                                      ----------           ---------
Total:                                                                 8,578,662           5,861,958
                                                                      ==========           =========
Excess (Deficiency) of property operating cash receipts over
   cash expenditures (f)                                              (2,038,267)            550,169
                                                                      ==========           =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                            AMERICAN           AMERICAN
                                                                      BOSTON CAPITAL       AFFORDABLE         AFFORDABLE
INVESTMENT PARTNERSHIP:                                                 TAX CREDIT       HOUSING FUND I     HOUSING FUND II
                                                                      FUND I-SERIES 4   -----------------   ---------------
                                                                      ---------------   PIXLEY INVESTMENT     EAST RIDGE
                                                                       SUNNYVIEW II           GROUP           ASSOCIATES
PROPERTY NAME:                                                           (a), (b)           (b), (e)              (g)
                                                                      ---------------   -----------------   ---------------
Date property acquired:                                                    09/01/89          03/01/88           08/01/88
Date of Sale:                                                              06/05/03          11/17/04           03/01/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                         3,303,932            47,040                 --
   Mortgage Balance and accrued interest at time of sale                  1,021,000         1,438,530          1,301,760
   Purchase Money Mortgage taken back by program                                 --                --                 --
   Adjustments resulting from application of GAAP                                --                --                 --
                                                                          ---------         ---------          ---------
Total:                                                                    4,324,932         1,485,570          1,301,760
                                                                          =========         =========          =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                            2,300,000         1,500,000          1,237,500
      Total acquisition cost, capital improvement, closing and soft
         costs (e)                                                        1,055,665           473,181            405,087
                                                                          ---------         ---------          ---------
Total:                                                                    3,355,665         1,973,181          1,642,587
                                                                          =========         =========          =========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (f)                                                         969,267          (487,611)          (340,827)
                                                                          =========         =========          =========

                                                                         AMERICAN          AMERICAN
                                                                        AFFORDABLE        AFFORDABLE
INVESTMENT PARTNERSHIP:                                               HOUSING FUND II   HOUSING FUND II
                                                                      ---------------   ---------------
                                                                       KINGSLEY PARK      RIVERPLACE
                                                                        ASSOCIATES        APARTMENTS
PROPERTY NAME:                                                           (b), (e)          (b), (e)
                                                                      ---------------   ---------------
Date property acquired:                                                    03/01/88          09/01/88
Date of Sale:                                                              06/22/04          08/31/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                            25,000            25,000
   Mortgage Balance and accrued interest at time of sale                 10,423,457         3,700,000
   Purchase Money Mortgage taken back by program                                 --                --
   Adjustments resulting from application of GAAP                                --                --
Total:                                                                   10,448,457         3,725,000
                                                                        -----------        ----------
Cost of properties including closing and soft costs:
   Original mortgage financing                                          (10,396,900)        4,500,000
                                                                        ===========        ==========
      Total acquisition cost, capital improvement, closing and soft
         costs (e)                                                        2,135,594         2,596,882
                                                                        -----------        ----------
Total:                                                                   12,505,494         7,096,882
                                                                        ===========        ==========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (f)                                                      (2,057,037)       (3,371,882)
                                                                        ===========        ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                         AMERICAN          AMERICAN          AMERICAN
                                                                        AFFORDABLE        AFFORDABLE        AFFORDABLE
INVESTMENT PARTNERSHIP:                                               HOUSING FUND II   HOUSING FUND II   HOUSING FUND II
                                                                      ---------------   ---------------   ---------------
                                                                        300 SHAWMUT        BLAIRVIEW        BLOOMFIELD
                                                                          AVENUE          ASSOCIATES        ASSOCIATES
PROPERTY NAME:                                                           (b), (e)          (b), (e)          (b), (e)
                                                                      ---------------   ---------------   ---------------
Date property acquired:                                                  11/01/88           03/01/89         06/01/88
Date of Sale:                                                            11/01/04           12/01/04         12/28/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                               1                  1           10,792
   Mortgage Balance and accrued interest at time of sale                  892,949          1,399,892          359,727
   Purchase Money Mortgage taken back by program                               --                 --               --
   Adjustments resulting from application of GAAP                              --                 --               --
                                                                         --------           --------         --------
Total:                                                                    892,950          1,399,893          370,519
                                                                         ========          =========         ========
Cost of properties including closing and soft costs:
   Original mortgage financing                                            270,000          1,444,475          366,390
      Total acquisition cost, capital improvement, closing and soft
         costs (e)                                                        723,254            439,061          117,996
                                                                         --------           --------         --------
Total:                                                                    993,254          1,883,536          484,386
                                                                         ========          =========         ========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (f)                                                      (100,304)          (483,643)        (113,867)
                                                                         ========          =========         ========

                                                                         AMERICAN          AMERICAN
                                                                        AFFORDABLE        AFFORDABLE
INVESTMENT PARTNERSHIP:                                               HOUSING FUND II   HOUSING FUND II
                                                                      ---------------   ---------------
                                                                       FREDERICKTOWN      GARDEN CITY
                                                                        ASSOCIATES      FAMILY HOUSING
PROPERTY NAME:                                                           (b), (e)          (b), (e)
                                                                      ---------------   ---------------
Date property acquired:                                                  06/01/88           06/01/88
Date of Sale:                                                            12/28/04           12/28/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                          10,851             11,228
   Mortgage Balance and accrued interest at time of sale                  361,691            374,253
   Purchase Money Mortgage taken back by program                               --                 --
   Adjustments resulting from application of GAAP                              --                 --
                                                                         --------           --------
Total:                                                                    372,542            385,481
                                                                         ========           ========
Cost of properties including closing and soft costs:
   Original mortgage financing                                            377,214            383,800
      Total acquisition cost, capital improvement, closing and soft
         costs (e)                                                        113,429            123,558
                                                                         --------           --------
Total:                                                                    490,643           (507,358)
                                                                         ========           ========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (f)                                                      (118,101)          (121,877)
                                                                         ========           ========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                             AMERICAN    AMERICAN    AMERICAN     AMERICAN      AMERICAN
                                                            AFFORDABLE  AFFORDABLE  AFFORDABLE   AFFORDABLE    AFFORDABLE
                                                             HOUSING      HOUSING     HOUSING      HOUSING       HOUSING
INVESTMENT PARTNERSHIP:                                      FUND II      FUND II    FUND III     FUND III      FUND III
                                                           -----------  ----------  ----------  ------------  -----------
                                                           MARIONVILLE   NEBRASKA    428 SOUTH  GRASS VALLEY  WEAVERVILLE
                                                           III FAMILY      CITY     GRANDVIEW,   INVESTMENT   INVESTMENT
                                                             HOUSING      SENIOR      LP (b),     GROUP II     GROUP II
PROPERTY NAME:                                              (b), (e)     (b), (e)    (e), (i)     (b), (e)     (b), (e)
                                                           -----------  ----------  ----------  ------------  -----------
Date property acquired:                                     06/01/88     06/01/88     12/01/88    12/01/88      12/01/88
Date of Sale:                                               12/28/04     12/28/04     02/01/04    11/17/04      11/17/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs              5,677       12,266           --      40,800        43,776
   Mortgage Balance and accrued interest at time of sale     189,239      408,852    2,199,726   1,521,911     1,527,589
   Purchase Money Mortgage taken back by program                  --           --           --          --            --
   Adjustments resulting from application of GAAP                 --           --           --          --            --
                                                            --------     --------   ----------   ---------     ---------
Total:                                                       194,916      421,118    2,199,726   1,562,711     1,571,365
                                                            ========     ========   ==========   =========     =========
Cost of properties including closing and soft costs:
   Original mortgage financing                               197,299      428,759    2,119,934   1,500,000     1,500,000
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                           59,939      122,314    1,777,941     858,288       815,128
                                                            --------     --------   ----------   ---------     ---------
Total:                                                       257,238      551,073    3,897,875   2,358,288     2,315,128
                                                            ========     ========   ==========   =========     =========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (f)                                (62,322)    (129,955)  (1,698,149)   (795,577)     (743,763)
                                                            ========     ========   ==========   =========     =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                             BOSTON         BOSTON         BOSTON         BOSTON          BOSTON
                                                             CAPITAL        CAPITAL        CAPITAL      CAPITAL TAX     CAPITAL TAX
                                                           TAX CREDIT     TAX CREDIT     TAX CREDIT     CREDIT FUND     CREDIT FUND
INVESTMENT PARTNERSHIP:                                   FUND-SERIES 1  FUND-SERIES 1  FUND-SERIES 1   I-SERIES 3      I-SERIES 3
                                                          -------------  -------------  -------------  -------------  --------------
                                                              BOLIVAR       CONNEAUT       GENEVA      LINCOLN HOTEL  TAYLOR TERRACE
                                                               MANOR         LIMITED       LIMITED       ASSOCIATES       HOUSING
PROPERTY NAME:                                               (b), (e)       (b), (e)      (b), (e)        (a), (b)       (b), (e)
                                                          -------------  -------------  -------------  -------------  --------------
Date property acquired:                                      12/01/89       01/01/89       01/01/89       02/01/89       04/01/89
Date of Sale:                                                12/01/04       12/01/04       12/01/04       02/06/04       06/29/04
Selling price, net of closing costs and GAAP
   adjustments:
   Cash received (disbursed) net of closing costs                   1          6,079          6,079             --         75,672
   Mortgage Balance and accrued interest at time of sale      863,581      1,147,562      1,163,436      3,282,476      1,030,000
   Purchase Money Mortgage taken back by program                   --             --             --             --             --
   Adjustments resulting from application of GAAP                  --             --             --             --             --
                                                            ---------      ---------      ---------      ---------      ---------
Total:                                                        863,582      1,153,641      1,169,515      3,282,476      1,105,672
                                                            =========      =========      =========      =========      =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                889,200      1,187,000      1,198,800      2,900,000      1,066,000
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                           258,705        359,326        365,411        718,516        313,802
                                                            ---------      ---------      ---------      ---------      ---------
Total:                                                      1,147,905      1,546,326      1,564,211      3,618,516      1,379,802
                                                            =========      =========      =========      =========      =========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (f)                                (284,323)      (392,685)      (394,696)      (336,040)      (274,130)
                                                            =========      =========      =========      =========      =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                             BOSTON
                                                           CAPITAL TAX     BOSTON       BOSTON       BOSTON        BOSTON
                                                           CREDIT FUND   CAPITAL TAX  CAPITAL TAX  CAPITAL TAX   CAPITAL TAX
INVESTMENT PARTNERSHIP:                                     I-SERIES 3  CREDIT FUND-  CREDIT FUND  CREDIT FUND   CREDIT FUND
                                                           -----------     SERIES 3    I-SERIES 4   I-SERIES 4    I-SERIES 4
                                                             PEDCOR     ------------  -----------  ------------  -----------
                                                           INVESTMENTS    128 PARK       FULLER    MONTANA AVE.    VAN DYCK
                                                             1988-IV       STREET       HOMES LP     TOWNHOMES   ESTATES XVI
PROPERTY NAME:                                               (b), (e)      (b), (e)      (b), (e)     (b), (e)      (b), (e)
                                                           -----------  ------------  -----------  ------------  -----------
Date property acquired:                                      02/01/89     04/01/89     04/01/89      08/01/89      02/01/90
Date of Sale:                                                07/29/04     11/01/04     01/05/04      01/05/04      02/25/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs             320,000            1       40,909        59,091       515,000
   Mortgage Balance and accrued interest at time of sale    4,967,272      965,805      553,808       736,765       586,229
   Purchase Money Mortgage taken back by program                   --           --           --            --            --
   Adjustments resulting from application of GAAP                  --           --           --            --            --
                                                           ----------     --------     --------     ---------     ---------
Total:                                                      5,287,272      965,806      594,717       795,856     1,101,229
                                                           ==========     ========     ========     =========     =========
Cost of properties including closing and soft costs:
   Original mortgage financing                              5,167,000      250,526      478,769       694,871       680,000
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                         3,621,071      469,799      346,900       585,951       646,149
                                                           ----------     --------     --------     ---------     ---------
Total:                                                      8,788,071      720,325      825,669     1,280,822     1,326,149
                                                           ==========     ========     ========     =========     =========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (f)                              (3,500,799)     245,481     (230,952)     (484,966)     (224,920)
                                                           ==========     ========     ========     =========     =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                              BOSTON                      BOSTON        BOSTON
                                                            CAPITAL TAX     BOSTON     CAPITAL TAX   CAPITAL TAX      BOSTON
                                                            CREDIT FUND   CAPITAL TAX  CREDIT FUND   CREDIT FUND-   CAPITAL TAX
INVESTMENT PARTNERSHIP:                                      I-SERIES 4   CREDIT FUND   I-SERIES 5     SERIES 6    CREDIT FUND-
                                                           -------------   I-SERIES 4  -----------  -------------    SERIES 6
                                                               TOPEKA     -----------   GLENHAVEN     COLUMBIA     ------------
                                                            RESIDENTIAL   HAVEN PARK      PARK          PARK           ELDON
                                                             FUND THREE   PARTNERS II    PARTNERS    ASSOCIATES     ESTATES LP
PROPERTY NAME:                                             (a), (b), (f)   (b), (e)      (b), (e)   (a), (b), (f)    (b), (e)
                                                           -------------  -----------  -----------  -------------  ------------
Date property acquired:                                      07/01/89       07/01/89     06/01/89      11/01/89      09/01/89
Date of Sale:                                                03/16/04       03/17/04     02/20/04      12/15/04      12/28/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs              12,500        715,000       28,760     2,752,871        16,276
   Mortgage Balance and accrued interest at time of sale      300,295        466,593       43,030     1,397,779       542,542
   Purchase Money Mortgage taken back by program                   --             --           --            --            --
   Adjustments resulting from application of GAAP                  --             --           --            --            --
                                                             --------      ---------   ----------    ----------      --------
Total:                                                        312,795      1,181,593       71,790     4,150,650       558,818
                                                             ========      =========   ==========    ==========      ========
Cost of properties including closing and soft costs:
   Original mortgage financing                                440,000        816,900      842,417     5,685,000       564,141
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                           415,728      1,066,558      917,760     1,954,986       163,935
                                                             --------      ---------   ----------    ----------      --------
Total:                                                        855,728      1,883,458    1,760,177     7,639,986       728,076
                                                             ========      =========   ==========    ==========      ========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (f)                                (542,933)      (701,865)  (1,688,387)   (3,489,336)     (169,258)
                                                             ========      =========   ==========    ==========      ========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                                       BOSTON
                                                              BOSTON        BOSTON       BOSTON      CAPITAL TAX
                                                              CAPITAL     CAPITAL TAX  CAPITAL TAX   CREDIT FUND
INVESTMENT PARTNERSHIP:                                     TAX CREDIT    CREDIT FUND  CREDIT FUND  II-SERIES 10
                                                           FUND-SERIES 6  II-SERIES 7  II-SERIES 7  ------------
                                                           -------------  -----------  -----------     PEDCOR
                                                            WARRENSBURG     BUCKNER      WINFIELD    INVESTMENTS
                                                             PROPERTIES    PROPERTIES   PROPERTIES   1989-X (b),
PROPERTY NAME:                                                (b), (e)      (b), (e)     (b), (e)     (e), (h)
                                                           -------------  -----------  -----------  ------------
Date property acquired:                                       09/01/89     12/01/89     12/01/89      07/01/90
Date of Sale:                                                 12/28/04     12/28/04     12/28/04      12/01/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs               16,775       18,225       17,951       652,500
   Mortgage Balance and accrued interest at time of sale       559,159      607,514      598,371     3,092,242
   Purchase Money Mortgage taken back by program                    --           --           --            --
   Adjustments resulting from application of GAAP                   --           --           --            --
                                                              --------     --------     --------    ----------
Total:                                                         575,934      625,739      616,322     3,744,742
                                                              ========     ========     ========    ==========
Cost of properties including closing and soft costs:
   Original mortgage financing                                 803,500      626,634      616,813     3,278,800
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                            160,146      191,893      186,983     2,712,700
                                                              --------     --------     --------    ----------
Total:                                                         963,646      818,527      803,796     5,991,500
                                                              ========     ========     ========    ==========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (f)                                 (387,712)    (192,788)    (187,474)   (2,246,758)
                                                              ========     ========     ========    ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                BOSTON CAPITAL
                                                                 TAX CREDIT
                                                             FUND L.P.-SERIES 3
                                                            AMERICAN AFFORDABLE
                                               AMERICAN      HOUSING II LIMITED      AMERICAN         AMERICAN         AMERICAN
                                             AFFORDABLE         PARTNERSHIP        AFFORDABLE         AFFORDABLE       AFFORDABLE
INVESTMENT PARTNERSHIP:                    HOUSING FUND II  -------------------  HOUSING FUND II   HOUSING FUND II  HOUSING FUND II
                                           ---------------      PAIGE HALL,      ---------------  ----------------  ---------------
                                               BREWTON          A MINNESOTA        PINE RIDGE,    PINE TERRACE III    SPRINGFIELD
PROPERTY NAME:                               LIMITED (e)    LIMITED PARTNERSHIP      LTD. (e)          LTD (e)        LIMITED (e)
                                           ---------------  -------------------  ---------------  ----------------  ---------------
Date property acquired:                        08/01/88           03/01/89           07/01/88          12/01/88         05/01/88
Date of Sale:                                  03/01/05           12/19/05           03/01/05          03/01/05         03/01/05
Selling price, net of closing costs
    and GAAP adjustments:
    Cash received (disbursed)
        net of closing costs                     37,238            150,000             57,862            46,748           56,209
    Mortgage Balance and accrued
        interest at time of sale                930,939          2,253,150          1,446,550         1,168,688        1,405,218
    Purchase Money Mortgage taken
        back by program                              --                 --                 --                --               --
    Adjustments resulting from
        application of GAAP                          --                 --                 --                --               --
                                              ---------         ----------          ---------         ---------        ---------
Total:                                          968,177          2,403,150          1,504,412         1,215,436        1,461,427
                                              =========         ==========          =========         =========        =========
Cost of properties including closing
    and soft costs:
    Original mortgage financing                 965,000          2,863,150          1,504,721         1,200,860        1,463,000
        Total acquisition cost, capital
            improvement, closing and soft
            costs (e)                           305,874            850,874            474,291           384,407          458,241
                                              ---------         ----------          ---------         ---------        ---------
Total:                                        1,270,874          3,714,024          1,979,012         1,585,267        1,921,241
                                              =========         ==========          =========         =========        =========
Excess (Deficiency) of property operating
    cash receipts over cash
    expenditures (e)                           (302,697)        (1,310,874)          (474,600)         (369,831)        (459,814)
                                              =========         ==========          =========         =========        =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                  AMERICAN                                         BOSTON CAPITAL
                                                 AFFORDABLE        AMERICAN          AMERICAN        TAX CREDIT    BOSTON CAPITAL
INVESTMENT PARTNERSHIP:                        HOUSING FUND II    AFFORDABLE        AFFORDABLE     FUND-SERIES 1     TAX CREDIT
                                              ----------------  HOUSING FUND II   HOUSING FUND II  --------------  FUND-SERIES 1
                                              VILLAGE CHASE OF  ---------------  ----------------     WOODLAND     --------------
                                                ZEPHYRHILLS,    VILLAGE WALK OF  WILDWOOD VILLAS,     TERRACE,      WEWAHITCHKA,
PROPERTY NAME:                                   LIMITED (e)    ZEPHYRHILLS (e)     LIMITED (e)     LIMITED (e)     LIMITED (e)
                                              ----------------  ---------------  ----------------  --------------  --------------
Date property acquired:                            12/01/88         12/01/88         09/01/88         12/01/88        12/01/88
Date of Sale:                                      03/01/05         03/01/05         03/01/15         03/01/05        03/01/05
Selling price, net of closing costs and GAAP
   adjustments:
   Cash received (disbursed) net of closing
      costs                                          58,398           54,658           57,708           58,132          27,919
   Mortgage Balance and accrued interest at
      time of sale                                1,459,961        1,366,461        1,442,689        1,453,292         697,966
   Purchase Money Mortgage taken back by
      program                                            --               --               --               --              --
   Adjustments resulting from application
      of GAAP                                            --               --               --               --              --
                                                  ---------        ---------        ---------        ---------         -------
Total:                                            1,518,359        1,421,119        1,500,397        1,511,424         725,885
                                                  =========        =========        =========        =========         =======
Cost of properties including closing and
   soft costs:
   Original mortgage financing                    1,499,100        1,406,500        1,499,100        1,499,100         720,100
      Total acquisition cost, capital
         improvement, closing and soft
         costs (e)                                  466,585          439,341          476,380          480,588         241,947
                                                  ---------        ---------        ---------        ---------         -------
Total:                                            1,965,685        1,845,841        1,975,480        1,979,688         962,047
                                                  =========        =========        =========        =========         =======
Excess (Deficiency) of property operating
   cash receipts over cash expenditures (e)        (447,326)        (424,722)        (475,083)        (468,264)       (236,162)
                                                  =========        =========        =========        =========         =======

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                             BOSTON CAPITAL     BOSTON CAPITAL     BOSTON CAPITAL     BOSTON CAPITAL
                                             BOSTON CAPITAL    TAX CREDIT         TAX CREDIT         TAX CREDIT        TAX CREDIT
                                               TAX CREDIT     FUND-SERIES 1      FUND-SERIES 1     FUND-SERIES 1     FUND-SERIES 2-
INVESTMENT PARTNERSHIP:                       FUND-SERIES 1  ---------------  ------------------  ---------------  FUND II-SERIES 14
                                             --------------     TOWNHOMES      KINGSTON PROPERTY  VIRGINIA CIRCLE  -----------------
                                                INGLEWOOD     OF MINNEHAHA    ASSOCIATES LIMITED      LIMITED          HAVEN PARK
                                                MEADOWS,      COURT LIMITED       PARTNERSHIP       PARTNERSHIP      PARTNERS IV, A
PROPERTY NAME:                                 LIMITED (e)   PARTNERSHIP (a)       (l), (k)           (a), (l)      CALIFORNIA L.P.
                                             --------------  ---------------  ------------------  ---------------  -----------------
Date property acquired:                          12/01/88        11/01/88           06/01/89          11/01/88          06/01/90
Date of Sale:                                    03/01/05        08/17/05           08/31/05          08/31/05          03/29/05
Selling price, net of closing costs and
   GAAP adjustments:
   Cash received (disbursed) net of
      closing costs                                58,132         109,009             27,940            83,934           780,579
   Mortgage Balance and accrued interest at
      time of sale                              1,453,292       1,160,590          7,292,252           786,840           371,742
   Purchase Money Mortgage taken back
      by program                                       --              --                 --                --                --
   Adjustments resulting from application
      of GAAP                                          --              --                 --                --                --
                                                ---------       ---------          ---------         ---------         ---------
Total:                                          1,511,424       1,269,599          7,320,192           870,774         1,152,321
                                                =========       =========          =========         =========         =========
Cost of properties including closing and
   soft costs:
   Original mortgage financing                  1,499,100       1,180,000          7,540,191           695,000           660,000
      Total acquisition cost, capital
         improvement, closing and soft
         costs (e)                                480,071         904,602          1,365,205           566,148           683,192
                                                ---------       ---------          ---------         ---------         ---------
Total:                                          1,979,171       2,084,602          8,905,396         1,261,148         1,343,192
                                                =========       =========          =========         =========         =========
Excess (Deficiency) of property operating
   cash receipts over cash
   expenditures (e)                              (467,747)       (815,003)        (1,585,204)         (390,374)         (190,871)
                                                =========       =========          =========         =========         =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                           BOSTON CAPITAL
                                             TAX CREDIT                       BOSTON CAPITAL   BOSTON CAPITAL  BOSTON CAPITAL
                                           FUND-SERIES 2-     BOSTON CAPITAL    TAX CREDIT       TAX CREDIT      TAX CREDIT
INVESTMENT PARTNERSHIP:                   FUND II-SERIES 14     TAX CREDIT    FUND-SERIES 3    FUND-SERIES 3   FUND-SERIES 3
                                         -------------------   FUND-SERIES 3  --------------  ---------------  --------------
                                             HAVEN PARK       --------------     RAINBOW         ORANGEWOOD    CARRIAGE GATE
                                           PARTNERS III, A       LAKE PARK       HOUSING      VILLAS, LIMITED   OF PALATKA,
PROPERTY NAME:                           CALIFORNIA L.P. (e)    LIMITED (e)   ASSOCIATES (a)      (e), (p)      LIMITED (e)
                                         -------------------  --------------  --------------  ---------------  --------------
Date property acquired:                        12/01/89           04/01/89        06/01/89        06/01/89        06/01/89
Date of Sale:                                  04/08/05           03/01/05        03/10/05        03/01/05        03/01/05
Selling price, net of closing costs and
   GAAP adjustments:
   Cash received (disbursed) net of
      closing costs                             979,310             44,443         308,217          57,643          57,643
   Mortgage Balance and accrued
      interest at time of sale                  462,000          1,111,081       1,961,599       1,440,078       1,441,070
   Purchase Money Mortgage taken back
      by program                                     --                 --              --              --              --
   Adjustments resulting from
      application of GAAP                            --                 --              --              --              --
                                              ---------          ---------       ---------       ---------       ---------
Total:                                        1,441,310          1,155,524       2,269,816       1,497,721       1,498,713
                                              =========          =========       =========       =========       =========
Cost of properties including closing
   and soft costs:
   Original mortgage financing                  792,000          1,154,300       2,004,615       1,392,869       1,493,800
      Total acquisition cost, capital
         improvement, closing and soft
         costs (e)                              943,510            366,468         892,585         443,732         470,656
                                              ---------          ---------       ---------       ---------       ---------
Total:                                        1,735,510          1,520,768       2,897,200       1,836,601       1,964,456
                                              =========          =========       =========       =========       =========
Excess (Deficiency) of property
   operating cash receipts over cash
   expenditures (e)                            (294,200)          (365,244)       (627,384)       (338,880)       (465,743)
                                              =========          =========       =========       =========       =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                              BOSTON CAPITAL
                                                                                             TAX CREDIT FUND-    BOSTON CAPITAL
                                         BOSTON CAPITAL  BOSTON CAPITAL    BOSTON CAPITAL     SERIES 3&4 AND       TAX CREDIT
                                           TAX CREDIT      TAX CREDIT        TAX CREDIT      FUND II-SERIES 7     FUND-SERIES 4
INVESTMENT PARTNERSHIP:                  FUND-SERIES 3    FUND-SERIES 3   FUND-SERIES 3 & 4  ----------------  ------------------
                                         --------------  ---------------  -----------------      BOWDITCH      PEDCOR INVESTMENTS
                                            VIDALIA,      COLONY COURT     CENTRAL PARKWAY    SCHOOL LP, THE    1988-VI, LIMITED
PROPERTY NAME:                            LIMITED (e)    RRH LIMITED (e)     TOWERS (m)       (e), (l), (p)      PARTNERSHIP (e)
                                         --------------  ---------------  -----------------  ----------------  ------------------
Date property acquired:                      04/01/89        04/01/89          09/01/89           08/01/89          07/01/89
Date of Sale:                                03/01/05        03/01/05          01/05/05           01/01/05          01/31/05
Selling price, net of closing costs and
   GAAP adjustments:
   Cash received (disbursed) net of
      closing costs                            58,199          58,543                --                  1                10
   Mortgage Balance and accrued
      interest at time of sale              1,454,975       1,463,570         5,194,000          3,053,108         5,235,047
   Purchase Money Mortgage taken back
      by program                                   --              --                --                 --                --
   Adjustments resulting from
      application of GAAP                          --              --                --                 --                --
                                            ---------       ---------         ---------          ---------         ---------
Total:                                      1,513,174       1,522,113         5,194,000          3,053,109         5,235,057
                                            =========       =========         =========          =========         =========
Cost of properties including closing
   and soft costs:
   Original mortgage financing              1,499,100       1,499,100         2,800,000          1,675,000         5,344,500
      Total acquisition cost, capital
         improvement, closing and
         soft costs (e)                       477,566         451,836         6,891,743          2,890,185         2,858,686
                                            ---------       ---------         ---------          ---------         ---------
Total:                                      1,976,666       1,950,936         9,691,743          4,565,185         8,203,186
                                            =========       =========         =========          =========         =========
   Excess (Deficiency) of property
      operating cash receipts
      over cash expenditures (e)             (463,492)       (428,823)       (4,497,743)        (1,512,076)       (2,968,129)
                                            =========       =========         =========          =========         =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440. (i) Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                                                     BOSTON CAPITAL
                                                                                                                    TAX CREDIT FUND-
                                                              BOSTON                                     BOSTON       SERIES 4 & 6,
                                                            CAPITAL TAX                   BOSTON      CAPITAL TAX    FUND II- SERIES
                                                           CREDIT FUND-     BOSTON      CAPITAL TAX   CREDIT FUND-       7 & 14
INVESTMENT PARTNERSHIP:                                      SERIES 4     CAPITAL TAX  CREDIT FUND-     SERIES 4    ----------------
                                                           ------------  CREDIT FUND-    SERIES 4    -------------      ROSENBERG
                                                            LANDMARK       SERIES 4    ------------  ARMORY SQUARE      BUILDING
                                                             LIMITED     ------------    GREENWOOD      LIMITED        ASSOCIATES,
                                                           PARTNERSHIP    MONTICELLO,     TERRACE     PARTNERSHIP        LIMITED
PROPERTY NAME:                                               (n), (o)     LIMITED (e)    APTS. (e)        (e)        PARTNERSHIP (a)
                                                           ------------  ------------  ------------  -------------  ----------------
Date property acquired:                                      08/01/88      07/01/89      07/01/89       06/01/89         12/01/91
Date of Sale:                                                11/01/05      03/01/05      03/01/05       11/18/05         02/15/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs           1,241,850        43,236        42,205         60,000        2,598,921
   Mortgage Balance and accrued interest at time of sale    2,649,919     1,080,903     1,055,120      1,891,975        1,695,906
   Purchase Money Mortgage taken back by program                   --            --            --             --               --
   Adjustments resulting from application of GAAP                  --            --            --             --               --
                                                            ---------     ---------     ---------     ----------       ----------
Total:                                                      3,891,769     1,124,139     1,097,325      1,951,975        4,294,827
                                                            =========     =========     =========     ==========       ==========
Cost of properties including closing and soft costs:
   Original mortgage financing                              2,700,000     1,117,770     1,094,160      2,300,000        1,839,000
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                         2,003,495       353,917       351,964      2,053,506        7,120,533
                                                            ---------     ---------     ---------     ----------       ----------
Total:                                                      4,703,495     1,471,687     1,446,124      4,353,506        8,959,533
                                                            =========     =========     =========     ==========       ==========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (e)                                (811,726)     (347,548)     (348,799)    (2,401,531)      (4,664,706)
                                                            =========     =========     =========     ==========       ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                            BOSTON
                                                                          CAPITAL TAX      BOSTON      BOSTON
                                                               BOSTON     CREDIT FUND   CAPITAL TAX  CAPITAL TAX
                                                            CAPITAL TAX   II-SERIES 7   CREDIT FUND  CREDIT FUND      BOSTON
                                                            CREDIT FUND-  ------------  II-SERIES 9  II-SERIES 9    CAPITAL TAX
INVESTMENT PARTNERSHIP:                                       SERIES 6      KING CITY   -----------  -------------  CREDIT FUND
                                                           -------------     ELDERLY    WARRENSBURG   WILMINGTON    II-SERIES 9
                                                             SHERBURNE       HOUSING      ESTATES       HOUSING     -----------
                                                              HOUSING        LIMITED      LIMITED    REDEVELOPMENT     MAYWOOD
                                                           REDEVELOPMENT   PARTNERSHIP  PARTNERSHIP  COMPANY L.P.    ASSOCIATES
PROPERTY NAME:                                              COMPANY (e)        (n)          (e)           (e)            (e)
                                                           -------------  ------------  -----------  -------------  -----------
Date property acquired:                                       11/01/89      06/01/90      04/01/90      08/01/90      03/01/90
Date of Sale:                                                 01/15/05      06/17/05      06/30/05      01/15/05      01/06/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs               17,301       320,278        23,264        14,318        56,200
   Mortgage Balance and accrued interest at time of sale     1,280,504     1,680,854       773,085     1,017,530     1,466,946
   Purchase Money Mortgage taken back by program                    --            --            --            --            --
   Adjustments resulting from application of GAAP                   --            --            --            --            --
                                                             ---------     ---------     ---------     ---------     ---------
Total:                                                       1,297,805     2,001,132       796,349     1,031,848     1,523,146
                                                             =========     =========     =========     =========     =========
Cost of properties including closing and soft costs:
   Original mortgage financing                               1,327,756     1,658,088       803,500     1,069,500     1,512,200
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                            700,759     1,250,711       257,832       336,423       517,908
                                                             ---------     ---------     ---------     ---------     ---------
Total:                                                       2,028,515     2,908,799     1,061,332     1,405,923     2,030,108
                                                             =========     =========     =========     =========     =========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (e)                                 (730,710)     (907,667)     (264,983)     (374,075)     (506,962)
                                                             =========     =========     =========     =========     =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                                       BOSTON         BOSTON
                                                                                         BOSTON      CAPITAL TAX    CAPITAL TAX
                                                              BOSTON       BOSTON     CAPITAL TAX    CREDIT FUND    CREDIT FUND
                                                           CAPITAL TAX  CAPITAL TAX   CREDIT FUND    II-SERIES 9    II-SERIES 9
                                                           CREDIT FUND  CREDIT FUND   II-SERIES 9  ---------------  -----------
INVESTMENT PARTNERSHIP:                                    II-SERIES 9  II-SERIES 9  ------------      PEDCOR        438 WARREN
                                                           -----------  -----------  CEDAR RAPIDS    INVESTMENTS      STREET
                                                             CORINTH     GREENWICH      HOUSING      1989-VIII,       LIMITED
                                                             HOUSING      HOUSING     ASSOCIATES       LIMITED      PARTNERSHIP
PROPERTY NAME:                                              REDEV. (e)   REDEV. (e)    (e), (p)    PARTNERSHIP (e)      (e)
                                                           -----------  -----------  ------------  ---------------  -----------
Date property acquired:                                      04/01/90     04/01/90      04/01/90       03/01/90       03/01/90
Date of Sale:                                                01/15/05     01/15/05      01/01/05       01/31/05       01/01/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs              23,864       21,477       485,000        906,000              1
   Mortgage Balance and accrued interest at time of sale    1,452,664    1,446,000     4,191,645      3,513,854        720,000
   Purchase Money Mortgage taken back by program                   --           --            --             --             --
   Adjustments resulting from application of GAAP                  --           --            --             --             --
                                                            ---------    ---------    ----------     ----------      ---------
Total:                                                      1,476,528    1,467,477     4,676,645      4,419,854        720,001
                                                            =========    =========    ==========     ==========      =========
Cost of properties including closing and soft costs:
   Original mortgage financing                              1,510,198    1,499,990     4,385,000      3,663,000        721,934
      Total acquisition cost, capital improvement,
      closing and soft costs (e)                              496,243      482,065     4,635,707      3,875,774        595,393
                                                            ---------    ---------    ----------     ----------      ---------
Total:                                                      2,006,441    1,982,055     9,020,707      7,538,774      1,317,327
                                                            =========    =========    ==========     ==========      =========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (e)                                (529,913)    (514,578)   (4,344,062)    (3,118,920)      (597,326)
                                                            =========    =========    ==========     ==========      =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                        BOSTON
                                                                                     CAPITAL TAX                 BOSTON
                                                              BOSTON       BOSTON    CREDIT FUND               CAPITAL TAX
                                                           CAPITAL TAX  CAPITAL TAX  II-SERIES 9     BOSTON    CREDIT FUND
                                                           CREDIT FUND  CREDIT FUND  -----------  CAPITAL TAX  II-SERIES 9
INVESTMENT PARTNERSHIP:                                    II-SERIES 9  II-SERIES 9     QUAIL     CREDIT FUND  -----------
                                                           -----------  -----------  HOLLOW RRH,  II-SERIES 9   HOBE SOUND
                                                           BREEZEWOOD    CAMBRIDGE     LIMITED    -----------  RRH LIMITED
                                                            RRH, LTD      MANOR,     PARTNERSHIP    HERNANDO   PARTNERSHIP
PROPERTY NAME:                                                 (e)        LTD (e)        (e)       515 LP (e)      (e)
                                                           -----------  -----------  -----------  -----------  -----------
Date property acquired:                                      05/01/90     04/01/90     05/01/90     06/01/90     04/01/90
Date of Sale:                                                03/01/05     03/01/05     03/01/05     03/01/05     03/01/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs              56,124       44,408       57,577       58,327      109,027
   Mortgage Balance and accrued interest at time of sale    1,403,106    1,110,193    1,439,422    1,458,164    2,725,687
   Purchase Money Mortgage taken back by program                   --           --           --           --           --
   Adjustments resulting from application of GAAP                  --           --           --           --           --
                                                            ---------    ---------    ---------    ---------   ----------
Total:                                                      1,459,230    1,154,601    1,496,999    1,516,491    2,834,714
                                                            =========    =========    =========    =========   ==========
Cost of properties including closing and soft costs:
   Original mortgage financing                              1,442,390    1,142,660    1,486,900    1,499,100    2,845,250
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                           484,814      380,722      515,176      549,984      997,418
                                                            ---------    ---------    ---------    ---------   ----------
Total:                                                      1,927,204    1,523,382    2,002,076    2,049,084    3,842,668
                                                            =========    =========    =========    =========   ==========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (e)                                (467,974)    (368,781)    (505,077)    (532,593)  (1,007,954)
                                                            =========    =========    =========    =========   ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                                             BOSTON
                                                                BOSTON                     CAPITAL TAX     BOSTON
                                                              CAPITAL TAX      BOSTON      CREDIT FUND   CAPITAL TAX     BOSTON
                                                              CREDIT FUND    CAPITAL TAX  II-SERIES 10   CREDIT FUND   CAPITAL TAX
INVESTMENT PARTNERSHIP:                                      II-SERIES 10    CREDIT FUND  ------------  II-SERIES 10   CREDIT FUND
                                                           ---------------  II-SERIES 10     LAWTON     ------------  II-SERIES 10
                                                              WEST DES      ------------   APARTMENTS      FREEDOM    ------------
                                                            MOINES HOUSING   CENTREVILLE     COMPANY     APARTMENTS      MERCER
                                                             ASSOCIATES      APARTMENTS      LIMITED       LIMITED        MANOR
                                                               LIMITED       COMPANY LP    PARTNERSHIP   PARTNERSHIP   APARTMENTS
PROPERTY NAME:                                             PARTNERSHIP (a)       (g)           (g)           (e)         LP (e)
                                                           ---------------  ------------  ------------  ------------  ------------
Date property acquired:                                        07/01/90       11/01/90      06/01/90      11/01/90      11/01/90
Date of Sale:                                                  07/22/05       07/31/05      08/15/05      01/01/05      01/01/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs             1,250,108             --            --             1             1
   Mortgage Balance and accrued interest at time of sale      1,758,425        618,657     1,501,905     1,030,845       891,826
   Purchase Money Mortgage taken back by program                     --             --            --            --            --
   Adjustments resulting from application of GAAP                    --             --            --            --            --
                                                             ----------      ---------     ---------     ---------     ---------
Total:                                                        3,008,533        618,657     1,501,905     1,030,846       891,827
                                                             ==========      =========     =========     =========     =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                2,475,000        943,562     1,506,985     1,061,180       915,000
      Total acquisition cost, capital improvement,
         closing and soft costs (e)                           2,559,000        171,119       446,637       317,565       282,847
                                                             ----------      ---------     ---------     ---------     ---------
Total:                                                        5,034,000      1,114,681     1,953,622     1,378,745     1,197,847
                                                             ==========      =========     =========     =========     =========
Excess (Deficiency) of property operating cash receipts
   over cash expenditures (e)                                (2,025,467)      (496,024)     (451,717)     (347,899)     (306,020)
                                                             ==========      =========     =========     =========     =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PUBLIC OFFERINGS

                                                                        BOSTON CAPITAL                             BOSTON CAPITAL
                                                                      TAX CREDIT FUND II-     BOSTON CAPITAL         TAX CREDIT
                                                                   SERIES 12 & 14-FUND III-     TAX CREDIT        FUND IV-SERIES 20
INVESTMENT PARTNERSHIP:                                                 SERIES 15 & 17       FUND II-SERIES 14  --------------------
                                                                   ------------------------  -----------------    PARKSIDE HOUSING
                                                                          CALIFORNIA          ONE NORTHRIDGE,          LIMITED
PROPERTY NAME:                                                         INVESTORS VII (a)        LIMITED (g)     PARTNERSHIP (a), (q)
                                                                   ------------------------  -----------------  --------------------
Date property acquired:                                                      12/23/93             01/01/92             12/01/94
Date of Sale:                                                                02/04/05             04/05/05             05/04/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                           7,221,365                   --              441,525
   Mortgage Balance and accrued interest at time of sale                    8,287,242            1,934,105              960,069
   Purchase Money Mortgage taken back by program                                   --                   --                   --
   Adjustments resulting from application of GAAP                                  --                   --                   --
                                                                          -----------            ---------            ---------
Total:                                                                     15,508,607            1,934,105            1,401,594
                                                                          ===========            =========            =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                              8,950,000            1,800,000              715,000
      Total acquisition cost, capital improvement, closing and
         soft costs (e)                                                    21,670,224            1,015,479              387,051
                                                                          -----------            ---------            ---------
Total:                                                                     30,620,224            2,815,479            1,102,051
                                                                          ===========            =========            =========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (e)                                                       (15,111,617)            (881,374)             299,543
                                                                          ===========            =========            =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PRIVATE OFFERINGS

                                                                   BOSTON CAPITAL    BOSTON CAPITAL
                                                                   CORPORATE TAX     CORPORATE TAX
INVESTMENT PARTNERSHIP:                                            CREDIT FUND I     CREDIT FUND I
                                                                   --------------  ------------------
                                                                   KINGS CROSSING   PARTNERSHIP FOR
                                                                      LIMITED      AFFORDABLE HOUSING
                                                                    PARTNERSHIP        L.P. GAMMA
PROPERTY NAME:                                                     (g), (i), (j)     (g), (i), (k)
                                                                   --------------  ------------------
Date property acquired:                                                02/01/93          05/01/93
Date of Sale:                                                          03/17/03          03/19/04
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                            --                --
   Mortgage Balance and accrued interest at time of sale              4,496,916         2,116,657
   Purchase Money Mortgage taken back by program                             --                --
   Adjustments resulting from application of GAAP                            --                --
                                                                     ----------         ---------
Total:                                                                4,496,916         2,116,657
                                                                     ==========         =========
Cost of properties including closing and soft costs:
   Original mortgage financing                                        4,396,700         2,067,569
      Total acquisition cost, capital improvement, closing and
         soft costs (e)                                               8,206,440           692,622
                                                                     ----------         ---------
Total:                                                               12,603,140         2,760,191
                                                                     ==========         =========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (f)                                                  (8,106,224)         (643,534)
                                                                     ==========         =========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. 8.33% of the limited partner's interest will be transferred in 2005 for $54,353 and the remaining limited partner's interest will be transferred in 2006 for $435,087.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detrimental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 33.3% of the credits originally projected from the property and .23% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partnership's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                    TABLE V SALES OR DISPOSALS OF PROPERTIES
                                PRIVATE OFFERINGS

                                                                     BOSTON CAPITAL      BOSTON CAPITAL        BOSTON CAPITAL
                                                                     CORPORATE TAX       CORPORATE TAX         CORPORATE TAX
INVESTMENT PARTNERSHIP:                                              CREDIT FUND II     CREDIT FUND XIV        CREDIT FUND XV
                                                                   -----------------  --------------------  --------------------
                                                                   PARKVIEW L.D.H.A.     H.P. KNOLLS I         H.P. KNOLLS II
PROPERTY NAME:                                                      ASSOCIATES, L.P.  ASSOCIATES, L.P. (e)  ASSOCIATES, L.P. (e)
                                                                   -----------------  --------------------  --------------------
Date property acquired:                                                 11/01/94             08/01/99              11/01/99
Date of Sale:                                                            7/7//05             01/20/05              01/20/05
Selling price, net of closing costs and GAAP adjustments:
   Cash received (disbursed) net of closing costs                             --            3,253,724             2,427,306
   Mortgage Balance and accrued interest at time of sale                 662,600           16,625,377            13,761,963
   Purchase Money Mortgage taken back by program                              --                   --                    --
   Adjustments resulting from application of GAAP                             --                   --                    --
                                                                       ---------           ----------            ----------
Total:                                                                   662,600           19,879,101            16,189,269
                                                                       =========           ==========            ==========
Cost of properties including closing and soft costs:
   Original mortgage financing                                           744,634           17,508,000            14,000,000
      Total acquisition cost, capital improvement, closing and
         soft costs (e)                                                  446,075            3,626,863             3,236,306
                                                                       ---------           ----------            ----------
Total:                                                                 1,190,709           21,134,863            17,236,306
                                                                       =========           ==========            ==========
Excess (Deficiency) of property operating cash receipts over cash
   expenditures (e)                                                     (528,109)          (1,255,762)           (1,047,037)
                                                                       =========           ==========            ==========

(a) Sale was to a party unrelated to the operating general partner or Boston Associates.

(b)  All taxable income was reported as Section 1231 income.

(c)  Amounts shown include pro rata share of original offering costs.

(d) The excess or deficiency represents results of the capital transaction of buying and selling the apartment complex or operating partnership interest. A deficiency represents a situation in which the interest was sold for less than the amount that the investors invested in the apartment complex, a portion of this being the original load that affiliates of Boston Associates charged. An excess represents a situation in which the interest was sold for more than the fully loaded cost of the apartment complex.

(e)  Sale of operating partnership interest.

(f)  Please note some closing costs were estimated.

(g)  Foreclosure

(h) Transferred 24.99% of the limited partner's interest in the operating partnership for $163,059. The remaining limited partner's interests will be transferred in 2006 for $489,440.

(i)  Mortgage balance and accrued interest are estimated.

(j) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(k) The property could not sustain ongoing operations and the mortgage was in default. The cost involved to bring the mortgage current and cover ongoing shortfalls through the end of the tax credit compliance period would have had a detremental impact on the Investment Partnership's reserves. Although the problems at the property resulted in a recapture of approximately 34.3% of the credits originally projected from the property and 2.9% of the total projected for the Investment Partnership, it was determined that the best course of action was to preserve the Investment Partenrship's reserves and allow the foreclosure to occur.

(l) A second mortgage was applied to the property, subsequently the ending mortgage balance is greater than the initial balance.

(m)  Property was leased and lease expired.

(n) Sale was to a party related to the operating general partner or Boston Associates.

(o)  More proceeds are expected.

(p)  There is accrued interest included in the mortgage balance.

(q)  Prepayment fee and other mortgage expenses increased debt.

                                                                       EXHIBIT A

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
               AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
                         EFFECTIVE AS OF AUGUST 4, 2006

BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC., a Maryland corporation (the "Company"), has adopted this Amended and Restated Reinvestment Distribution Plan (the "Reinvestment Plan") on the terms and conditions set forth below.

1. Reinvestment of Distributions. Boston Capital Securities, Inc., the agent (the "Reinvestment Agent") for participants (the "Participants") in the Reinvestment Plan, will receive all cash distributions made by the Company with respect to shares of common stock of the Company (the "Shares") owned by each Participant (collectively, the "Distributions"). The Reinvestment Agent will apply such Distributions as follows:

(a) Prior to the termination of the initial public offering of the Shares, the Reinvestment Agent will invest Distributions in Shares at a price of $9.50 per Share regardless of the price per Share paid by the Participant for the Shares in which the Distributions are paid.

(b) After the termination of the initial public offing of the Shares, the price per Share purchased under the Reinvestment Plan will be equal to ninety-five (95%) of the "fair market value" of the Shares, as determined by the Company from time to time. If a current appraisal of the property owned by the Company or in which the Company has an interest has been performed, the Company's determination of the "fair market value" may be based upon such appraisal, as increased by the value of the Company's other assets, and reduced by the total amount of the Company's other liabilities and, all as divided by the total number of outstanding Shares. Upon the listing of the Shares on a national securities exchange or on the NASDAQ National Market (a "Listing"), the Reinvestment Agent may purchase Shares either through such market or directly from the Company pursuant to a registration statement relating to the Reinvestment Plan, in either case at a per Share price equal to the then-prevailing market price on the national securities exchange or on the NASDAQ National Market on which the Shares are listed at the date of purchase by the Reinvestment Agent. In the event that, after Listing occurs, the Reinvestment Agent purchases Shares on a national securities exchange or on the NASDAQ National Market through a registered broker-dealer, the amount to be reinvested will be reduced by any brokerage commissions and fees charged by such registered broker-dealer.

(c) For each Participant, the Reinvestment Agent will maintain a record which shall reflect for each fiscal quarter the Distributions received by the

Reinvestment Agent on behalf of such Participant. The Reinvestment Agent will use the aggregate amount of Distributions to all Participants for each fiscal quarter to purchase Shares for the Participants. The purchased Shares will be allocated among the Participants based on the portion of the aggregate Distributions received by the Reinvestment Agent on behalf of each Participant, as reflected in the records maintained by the Reinvestment Agent. The ownership of the Shares purchased pursuant to the Reinvestment Plan shall be reflected on the books of the Company or its transfer agent.

(d) Distributions shall be invested by the Reinvestment Agent in Shares promptly following the payment date with respect to such Distributions to the extent Shares are available. If sufficient Shares are not available, Distributions shall be invested on behalf of the Participants in one or more interest-bearing accounts in a commercial bank approved by the Company which is located in the continental United States and has assets of at least $100,000,000, until Shares are available for purchase, provided that any Distributions that have not been invested in Shares within 30 days after such Distributions are made by the Company shall be returned to Participants.

(e) The allocation of Shares among Participants may result in the ownership of fractional Shares, computed to four decimal places.

(f) Distributions attributable to Shares purchased on behalf of the Participants pursuant to the Reinvestment Plan will be reinvested in additional Shares in accordance with the terms hereof.

(g) No certificates will be issued to a Participant for Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Participants in the Reinvestment Plan will receive statements of account in accordance with Section 6 below.

2. Election to Participate. Registered owners of the Company's common stock may participate in the Reinvestment Plan. If Shares are held by a Participant in the name of a broker-dealer or nominee, a Participant must consult directly with the broker-dealer or nominee holding the Shares to determine if such stockholder can enroll in the Reinvestment Plan. If not, the Shares must be transferred to ownership in the name of the stockholder in order to be eligible to participate in the Reinvestment Plan. Further, a stockholder who wishes to participate in the Reinvestment Plan may purchase shares through the Reinvestment Plan only after receipt of a prospectus and any supplements thereto relating to the Reinvestment Plan, which prospectus may also relate to a concurrent public offering of Shares by the Company. Participation in the Reinvestment Plan will commence with the next Distribution made after receipt of the Participant's notice, provided it is received more than ten business days prior to the last day of the month to which such Distribution relates. Subject to the preceding sentence, regardless of the date of such election, a stockholder will become a Participant in the Reinvestment Plan effective on the first day of the month following such election, and the election will apply to all Distributions made to such Participant and attributable to the month in which the stockholder makes such written election to participate in the Reinvestment Plan and to all months thereafter. A Participant who has terminated his participation in the Reinvestment Plan pursuant to Paragraph 10 will be allowed to participate in the Reinvestment Plan again upon receipt of a current version of a final prospectus and any supplements thereto relating to participation in the Reinvestment Plan which contains, at a minimum, the following: (i) the minimum investment amount;
(ii) the type or source of proceeds which may be invested; and (iii) the tax consequences of the reinvestment to the Participant, by notifying the Reinvestment Agent and completing any required forms. Boston Capital Holdings Limited Partnership and its affiliates are not eligible to participate in the Reinvestment Plan. Participants may have the full amount or a partial amount of their Distributions with respect to all Shares owned by them reinvested in the Reinvestment Plan.

3. Distribution of Funds. In making purchases for Participants' accounts, the Reinvestment Agent may commingle Distributions attributable to Shares owned by Participants in the Reinvestment Plan.

4. Proxy Solicitation. The Reinvestment Agent will distribute to Participants proxy solicitation material received by it from the Company which is attributable to Shares held in the Reinvestment Plan. The Reinvestment Agent will vote any Shares that it holds for the account of a Participant in accordance with the Participant's written instructions. In the absence of such written instructions, if a Participant gives a proxy to person(s) representing the Company covering Shares registered in the Participant's name, such proxy will be deemed to be an instruction to the Reinvestment Agent to vote the full Shares in the Participant's account in like manner. If a Participant does not direct the Reinvestment Agent as to how the Shares should be voted and does not give a proxy to person(s) representing the Company covering these Shares, the Reinvestment Agent will not vote the Shares. Fractional shares will not be voted.

5. Absence of Liability. Neither the Company nor the Reinvestment Agent shall have any responsibility or liability as to the value of the Company's Shares, any change in the value of the Shares acquired for the Participant's account, or the rate of return earned on, or the value of, the interest-bearing accounts, in which Distributions are invested. Neither the Company nor the Reinvestment Agent shall be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims of liability (a) arising out of the failure to terminate a Participant's participation in the Reinvestment Plan upon such Participant's death prior to receipt of notice in writing of such death and the expiration of 15 days from the date of receipt of such notice and
(b) with respect to the time and the prices at which Shares are purchased for a Participant. Notwithstanding the foregoing, liability under the federal securities laws cannot be waived. Similarly, the Company and the Reinvestment Agent have been advised that in the opinion of certain state securities commissioners, indemnification is also considered contrary to public policy and therefore unenforceable.

6. Reports to Participants. Within 60 days after the end of each fiscal quarter, the Reinvestment Agent will deliver to each Participant a statement of account describing, as to such Participant, the Distributions received during the quarter, the number of Shares purchased during the quarter, the per Share purchase price for such Shares, and the total Shares purchased on behalf of the Participant pursuant to the Reinvestment Plan. Tax information for income earned on Shares under the Reinvestment Plan will be delivered to each participant by the Company or the Reinvestment Agent at least annually.

7. Reinvestment Plan Expenses. In connection with Shares purchased by Participants in the Reinvestment Plan, the Company will pay a dealer-manager fee of 2.0%. Any interest earned on Distributions will be paid to the Company to defray costs relating to the Reinvestment Plan. The Company shall be responsible for all administrative charges and expenses charged by the Reinvestment Agent.

8. No Drawing. No Participant shall have any right to draw checks or drafts against his account or give instructions to the Company or the Reinvestment Agent except as expressly provided herein.

9. Taxes. Taxable Participants may incur a tax liability for Distributions made with respect to such Participant's Shares, even though they have elected not to receive their Distributions in cash but rather to have their Distributions held in their account under the Reinvestment Plan.

10. Amendment, Supplement, Termination, and Suspension of the Reinvestment Plan.

(a) A Participant may terminate his participation in the Reinvestment Plan at any time by written notice to the Reinvestment Agent. To be effective for any Distribution, such notice must be received by the Reinvestment Agent at least ten business days prior to the distribution payment date for any Distribution.

(b) The Company or the Reinvestment Agent may terminate a Participant's individual participation in the Reinvestment Plan, and the Company may amend, supplement or terminate the Reinvestment Plan itself, at any time by delivery of written notice at least ten days' prior to the effective date of the amendment, supplement or termination mailed to a Participant, or to all Participants, as the case may be, at the address or addresses shown on their account or such more recent address as a Participant may furnish to the Company in writing. Any amendment or supplement shall be effective as to the Participant unless, prior to its effective date, the Reinvestment Agent receives written notice of termination of the Participant's account. The Company may suspend the Reinvestment Plan at any time without notice to the Participants.

(c) After termination of the Reinvestment Plan or termination of a Participant's participation in the Reinvestment Plan, the Reinvestment Agent will deliver to each Participant (i) a statement of account in accordance with Section 6 hereof, and (ii) a check for (a) the amount of any Distributions in the Participant's account that have not been reinvested in Shares, and

(b) the value of any fractional Shares standing to the credit of a Participant's account based on the market price of the Shares. The record books of the Company will be revised to reflect the ownership of record of the Participant's full Shares and any future Distributions made after the effective date of the termination will be sent directly to the former Participant or deposited directly to their account.

11. State Regulatory Restrictions. The Reinvestment Agent is authorized to deny participation in the Reinvestment Plan to residents of any state which imposes restrictions on participation in the Reinvestment Plan that conflict with the general terms and provisions of the Reinvestment Plan.

12. Notice. Any notice or other communication required or permitted to be given by any provision of this Reinvestment Plan shall be in writing and addressed, if to the Company:

Investor Services Department
Boston Capital Real Estate Investment Trust, Inc.
c/o Boston Capital Corporation
One Boston Place
Boston, MA 02108-4406

                          IF TO THE REINVESTMENT AGENT:

Boston Capital Securities, Inc.
One Boston Place
Boston, MA 02108-4406

or to such other addresses as may be specified by written notice to all Participants. Notices to a Participant may be given by letter addressed to the Participant at the Participant's last address of record with the Company. Each Participant shall notify the Company promptly in writing of any change of address.

13. Governing Law. THIS REINVESTMENT PLAN AND A PARTICIPANT'S ELECTION TO PARTICIPATE IN THE REINVESTMENT PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.

                                                                         ANNEX A

                                                                 REIT SUPP4 8/06

                                                                         ANNEX A

                                    FORM 10-Q

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

(Mark One)

   /X/        QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.

                  For the quarterly period ended JUNE 30, 2006

                                       or

   / /        TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       Commission file number: 0001260793

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.
             (Exact name of registrant as specified in its charter)

                MARYLAND                               56-2356626
     (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or Organization)

      ONE BOSTON PLACE, SUITE 2100,
               BOSTON, MA                                 02108
(Address of principal executive offices)               (Zip Code)

                                 (617) 624-8900
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
   (Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days

                              Yes /X/       No / /

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of "accelerated filer and large accelerated filer" in Rule 12b-2 of the Exchange Act. (Check
One):

 Large Accelerated Filer / /  Accelerated Filer / /  Non-Accelerated Filer /X/

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

                              Yes / /       No /X/

Indicate the number of shares outstanding of each of the registrant's classes of common stock, as of the latest practicable date: 1,002,012 shares of common stock, par value $.001 per share, outstanding as of August 14, 2006

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                          QUARTERLY REPORT ON FORM 10-Q
                       FOR THE QUARTER ENDED JUNE 30, 2006

                                TABLE OF CONTENTS

                                                                                      PAGE
                                                                                      ----
PART I--FINANCIAL INFORMATION

  Item 1. Consolidated Financial Statements

            Consolidated Balance Sheets at June 30, 2006 and
             December 31, 2005                                                           1

            Consolidated Statements of Operations for the three and
             six months ended June 30, 2006 and 2005                                     2

            Consolidated Statements of Cash Flows for the six months
             ended June 30, 2006 and 2005                                                3

            Notes to Consolidated Financial Statements                                   4

  Item 2. Management's Discussion and Analysis of Financial Condition and
           Results of Operations                                                        15

  Item 3. Quantitative and Qualitative Disclosure About Market Risk                     26

  Item 4. Controls and Procedures                                                       26

PART II--OTHER INFORMATION

  Item 1. Legal Proceedings                                                             27

  Item 1.A. Risk Factors                                                                27

  Item 2. Unregistered Sales of Equity Securities and Use of Proceeds                   27

  Item 3. Defaults Upon Senior Securities                                               27

  Item 4. Submission of Matters to a Vote of Security Holders                           27

  Item 5. Other Information                                                             28

  Item 6. Exhibits                                                                      28

  Signatures                                                                            29

ITEM 1. CONSOLIDATED FINANCIAL STATEMENTS.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                           CONSOLIDATED BALANCE SHEETS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                      JUNE 30,
                                                                                        2006          DECEMBER 31,
                                                                                     (UNAUDITED)          2005
                                                                                   --------------    --------------
                                     ASSETS

REAL ESTATE
  Land                                                                             $       31,084    $       31,084
  Building and improvements                                                               148,360           147,478
  Furniture, fixtures and equipment                                                         8,432             8,290
                                                                                   --------------    --------------
                                                                                          187,876           186,852
Less accumulated depreciation                                                             (16,220)          (13,140)
                                                                                   --------------    --------------
                                                                                          171,656           173,712
Cash and cash equivalents                                                                   5,130             1,629
Accounts receivable-tenants, net of allowance for doubtful
  accounts of $0 for 2006 and 2005                                                            192               156
Restricted cash                                                                             3,379             2,889
Deferred financing costs, net of accumulated amortization of
  $1,301 and $1,053, respectively                                                           1,115             1,240
Other assets, net of accumulated amortization of $207 and
  $90, respectively                                                                         5,921             4,027
                                                                                   --------------    --------------
                                                                                   $      187,393    $      183,653
                                                                                   ==============    ==============
                                   LIABILITIES

Line of credit-affiliate                                                           $       56,597    $       56,597
Interest payable on line of credit                                                            414               366
Mortgage notes payable                                                                    132,496           132,525
Other note payable                                                                          5,556             5,556
Accounts payable and accrued expenses                                                       3,392             3,260
Due to related party                                                                        7,699             4,944
Other liabilities                                                                           1,845               846
                                                                                   --------------    --------------
                                                                                          207,999           204,094
Commitments and contingencies                                                                  --                --
Minority interest                                                                             155               167
STOCKHOLDERS' EQUITY (DEFICIT)
  Preferred stock, $.001 par value, 50,000,000 shares authorized, 250 shares classified and designated as 12% Series A redeemable cumulative non-voting shares, 173 of the 12% Series A shares issued and outstanding at
    June 30, 2006 ($87 liquidation preference)                                                 --                --
  Additional paid-in capital                                                                   87                --
  Common stock, $.001 par value, 350,000,000 shares authorized, 452,177 shares
    issued, and outstanding at June 30, 2006                                                   --                --
  Additional paid-in capital                                                                4,017               200
  Accumulated deficit                                                                     (24,865)          (20,808)
                                                                                   --------------    --------------
                                                                                          (20,761)          (20,608)
                                                                                   --------------    --------------
                                                                                   $      187,393    $      183,653
                                                                                   ==============    ==============

                             See accompanying notes.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                   (UNAUDITED)

                                                           THREE MONTHS                 SIX MONTHS
                                                          ENDED JUNE 30,              ENDED JUNE 30,
                                                        2006          2005          2006          2005
                                                     ----------    ----------    ----------    ----------
Revenue
  Rental revenue                                     $    6,735    $    5,820    $   13,297    $   11,523
  Other revenue                                              12            --            25            --
                                                     ----------    ----------    ----------    ----------
                                                          6,747         5,820        13,322        11,523
                                                     ----------    ----------    ----------    ----------
Expenses
  Property operating costs                                2,205         1,868         4,338         3,745
  General and administrative                                942           618         1,922         1,237
  Depreciation and amortization                           1,709         1,434         3,444         2,856
  Portfolio & management fees-related party                 291           391           639           698
  Asset management fee-related party                        366           332           731           665
                                                     ----------    ----------    ----------    ----------
                                                          5,513         4,643        11,074         9,201
                                                     ----------    ----------    ----------    ----------
Operating income                                          1,234         1,177         2,248         2,322
                                                     ----------    ----------    ----------    ----------
Interest (income) expense
  Interest expense on line of credit-affiliate            1,452         1,359         2,778         2,703
  Interest expense-other                                  1,779         1,511         3,547         3,018
  Interest income                                            (6)           (1)          (10)           (5)
                                                     ----------    ----------    ----------    ----------
                                                          3,225         2,869         6,315         5,716
                                                     ----------    ----------    ----------    ----------
Loss before minority interest                            (1,991)       (1,692)       (4,067)       (3,394)
Loss attributed to minority interest                         (5)           --           (10)           --
                                                     ----------    ----------    ----------    ----------
      NET LOSS                                       $   (1,986)   $   (1,692)   $   (4,057)   $   (3,394)
                                                     ==========    ==========    ==========    ==========
  LOSS PER SHARE--BASIC AND DILUTED                  $      (70)   $      (85)   $     (164)   $     (170)
                                                     ==========    ==========    ==========    ==========
  WEIGHTED AVERAGE COMMON SHARES
   OUTSTANDING--BASIC AND DILUTED                        28,304        20,000        24,715        20,000
                                                     ==========    ==========    ==========    ==========

                             See accompanying notes.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                   (UNAUDITED)

                                                                                SIX MONTHS
                                                                              ENDED JUNE 30,
                                                                            2006          2005
                                                                         ----------    ----------
Cash flows from operating activities
  Net loss                                                               $   (4,057)   $   (3,394)
  Adjustments to reconcile net loss to net cash provided
    by (used in) operating activities
    Depreciation and amortization                                             3,444         2,856
    Loss allocated to minority interest                                         (10)           --
    Changes in assets and liabilities
    (Increase) decrease in accounts receivable-tenants                          (36)            9
    Increase in restricted cash                                                (566)         (410)
    (Increase) decrease in other assets                                        (425)           77
    Increase in interest payable on line of credit-affiliate                     48           160
    Increase (decrease) in payable and accrued expenses                         132          (571)
    Increase in due to related party                                            800           883
    Increase in other liabilities                                               999           403
                                                                         ----------    ----------
        Net cash provided by operating activities                               329            13
                                                                         ----------    ----------
Cash flows from investing activities
  Investment in real estate                                                  (1,024)         (903)
  Withdrawals from restricted cash                                               76           515
                                                                         ----------    ----------
        Net cash used in investing activities                                  (948)         (388)
                                                                         ----------    ----------
Cash flows from financing activities
  Payment of mortgage note payable                                              (29)          (26)
  Financing costs paid                                                         (123)           --
  Advances from related party                                                 1,793           847
  Payment of deferred offering costs                                           (498)         (322)
  Payment of equity issuance costs                                             (343)           --
  Proceeds from sale of preferred stock                                          87            --
  Proceeds from sale of common stock                                          4,322            --
  Escrow proceeds from the sale of common stock                              (1,087)           --
  Distribution to minority partner                                               (2)           --
                                                                         ----------    ----------
        Net cash provided by financing activities                             4,120           499
                                                                         ----------    ----------
        Net increase in cash and cash equivalents                             3,501           124
Cash and cash equivalents, beginning of period                                1,629         1,057
                                                                         ----------    ----------
Cash and cash equivalents, end of period                                 $    5,130    $    1,181
                                                                         ==========    ==========
Supplemental cash flow information:
  Interest paid (includes $2,730 and $2,544, respectively,
    of related party interest)                                           $    6,152    $    5,562
                                                                         ==========    ==========

                             See accompanying notes.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE A--ORGANIZATION

Boston Capital Real Estate Investment Trust, Inc., a Maryland corporation, was formed on May 2, 2003 and commenced operations on May 15, 2003. We are a real estate company engaged in the acquisition, ownership, management, and operation of market rate multifamily properties. We expect to qualify as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986 as amended, commencing with the taxable year ended December 31, 2005. We were initially capitalized by the sale of 20,000 shares of $.001 par value common stock to an affiliate. The offering price of $10.00 per share resulted in gross proceeds of $200.

Our day-to-day activities are managed by Boston Capital REIT Advisors, LLC, one of our affiliates and our advisor under the terms and conditions of an advisory agreement. Our advisor also identifies and makes acquisitions and investments on our behalf. We have no employees of our own. Our advisor is wholly-owned by Boston Capital Holdings Limited Partnership. Our Chairman and Chief Executive Officer is the general partner of and owns a controlling limited partnership interest in Boston Capital Holdings Limited Partnership. Certain of our officers and directors are also officers of our advisor.

We have filed a Registration Statement on Form S-11 and the related prospectus, as amended and supplemented (the "Prospectus"), with the Securities and Exchange Commission that became effective June 22, 2005 in connection with a public offering of up to 100,000,000 shares of our common stock (excluding 5,000,000 shares reserved for issuance pursuant to our dividend reinvestment plan) on a best efforts basis at $10.00 per share to investors who meet certain suitability requirements. The offering will terminate no later than July 1, 2007. We have the right to terminate the offering at any time prior to that date. Until the subscribing investors are admitted as stockholders, all subscription proceeds are placed in an escrow account and earn interest at savings account rates based on the balance held in the account. The current rate is 3.75%. On June 29, 2006 we met our minimum offering requirement of the sale of 250,000 shares, and had an initial closing. As of June 30, 2006, we had issued 452,177 shares.

As of June 30, 2006, we owned interests in 11 properties, which were 95% leased. The terms "the Company," "we", "us" and "our" refer to Boston Capital Real Estate Investment Trust, Inc., together with its consolidated subsidiaries and joint ventures.

NOTE B--SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

We prepared the accompanying unaudited consolidated financial statements as of June 30, 2006 and for the three and six months then ended in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X under the Securities Act of 1933, as amended, for interim financial information. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. In our opinion, all adjustments (consisting of normal recurring accruals) considered necessary

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

for a fair presentation are included. Operating results for the interim periods are not necessarily indicative of the results that may be expected for the full year. These financial statements should be read in conjunction with our December 31, 2005 audited financial statements and notes included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include our interest in wholly-owned and majority-owned operating limited liability companies that own apartment communities. Minority interest relates to the interest in a property partnership we do not wholly own. All inter-company balances and transactions have been eliminated in consolidation.

REAL ESTATE

Real estate is stated at cost. All of our real estate has been pledged as security for various notes payable as described more fully in Note C.

ACQUISITIONS

We account for our real estate acquisitions using the purchase method of accounting in accordance with SFAS No. 141, "Business Combinations". The fair value of the real estate acquired is allocated to the acquired tangible assets, consisting of land, building and tenant improvements, and identified intangible assets and liabilities, consisting of the value of above-market and below-market leases and the value of in-place leases, based in each case on their fair values.

The fair value of the tangible assets of an acquired property (which includes land, building and improvements) is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to land, building and tenant improvements based on our determination of the relative fair values of these assets. We determine the as-if-vacant fair value of a property using methods similar to those used by independent appraisers.

In allocating the fair value of the identified intangible assets and liabilities of an acquired property, above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) our estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. Our leases do not currently include fixed-rate renewal periods. At June 30, 2006, we have not identified any above-market or below-market leases and consequently have not allocated any value to such assets.

The aggregate value of other acquired intangible assets, consisting of in-place leases, is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates over (ii) the estimated fair value of the property as if vacant. Factors we considered in performing these analyses include an

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

estimate of carrying costs during the expected lease-up periods considering current market conditions and costs to execute similar leases. In estimating carrying costs, we include real estate taxes, insurance and other operating expenses and estimates of lost rental revenue during the expected lease-up periods based on current market demand. We also estimate costs to execute similar leases including leasing commissions, legal and other related costs. The value of in-place leases exclusive of the value of the above-market and below-market in-place leases is amortized to expense over the remaining non-cancelable periods of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be written off. At December 31, 2005, we had allocated a value of $207 to in-place leases associated with the acquisition of the Plano community which was fully amortized at June 30, 2006.

DEPRECIATION

Buildings and furniture, fixtures and equipment are depreciated on the straight line method over 40 and 5 years, respectively, from the date of acquisition. Building improvements are depreciated on the straight line method over their estimated service lives, as determined by management, generally between 5 and 15 years.

IMPAIRMENT

We periodically evaluate our long-lived assets, including our investments in real estate, for impairment indicators in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". The judgments regarding the existence of impairment indicators are based on factors such as operational performance, market conditions, expected holding period of each asset and legal and environmental concerns. We have not identified any impairment indicators and consequently have not recognized an impairment loss on any of our communities.

CASH AND CASH EQUIVALENTS

All highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. We maintain our cash and restricted cash accounts with various financial institutions.

ACCOUNTS RECEIVABLE--TENANT

Tenant accounts receivable are reported net of an allowance for doubtful accounts. Management's estimate of the allowance is based on historical collection experience and a review of the current status of tenant accounts receivable. It is reasonably possible that management's estimate of the allowance will change.

DEFERRED FINANCING COSTS

Deferred financing costs include fees and costs to obtain our line of credit, mortgages and other note payable. These costs are amortized over the term of the respective loans.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE B--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

OTHER ASSETS

Other assets include deferred offering costs of $3,382 as of June 30, 2006, incurred in connection with our public offering of common stock. These costs are included in other assets in the accompanying balance sheets and are deferred and will be deducted from the gross offering proceeds of the offering. Costs in connection with our offering of $505 have been deducted from offering proceeds at June 30, 2006.

REVENUE RECOGNITION

Tenant leases are classified as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Tenant leases for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual basis. Advanced receipts of rental income are deferred and classified as liabilities until earned. Interest income is recorded on an accrual basis.

EARNINGS PER SHARE

Earnings per share is calculated based on the weighted average number of common shares outstanding during the period.

RECLASSIFICATIONS

Certain amounts in the 2005 period have been reclassified to conform to the 2006 presentation.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE C--FINANCING

MORTGAGE NOTES PAYABLE

Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The
notes bear interest at 4.67% and mature on January 1, 2008. Monthly interest only payments of $147 are required beginning February 1, 2003. Upon maturity of the fixed rate note, we can either make a balloon payment for any unpaid principal or convert the note to a new fixed or variable rate note with a final maturity of December 31, 2012, subject to certain covenants. The notes are secured by first mortgages and deeds of trust on the communities in the Seattle
portfolio.                                                                         $  37,850

Mortgage notes payable to Berkshire/WAFRA Mezzanine Debt Investors Foreign Fund.
The notes bear interest at 12% and mature on December 31, 2007. Monthly principal and interest payments of $86 are required beginning February 1, 2003 with a balloon payment due at maturity. Amortization is calculated based on a 25 year term. The loan can be extended for an additional one-year term provided that no event of default exists and we pay a 1% extension fee. The notes are
secured by our equity interest in the communities in the Seattle portfolio.            7,958

Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The
notes bear interest at rates from 4.26% to 4.32% and mature on June 1, 2010.
Monthly interest only payments of $126 are required beginning July 1, 2003. A balloon payment is due at maturity. The notes are secured by mortgages and deeds
of trust on the communities in the Jacksonville portfolio.                            35,374

Mortgage notes payable to Berkshire Mortgage Finance Limited Partnership. The
notes bear interest at 4.52% and mature on June 1, 2010. Monthly interest only payments of $148 are required beginning July 1, 2003. Upon maturity of the fixed rate note, we can either make a balloon payment for any unpaid principal or convert the note to a new fixed or variable rate note with a final maturity of
December 31, 2013, subject to certain covenants. The notes are secured by
mortgages and deeds of trust on the communities in the Portland portfolio.            39,333

Mortgage notes payable to Deutsche Bank Berkshire Mortgage Inc. The note bears interest at 5.14% and matures November 1, 2014. Monthly interest only payments of $53 are required beginning December 1, 2005. A balloon payment is due at maturity. The note is secured by a mortgage and deed of trust on the Plano
community.                                                                            11,981
                                                                                   ---------

                                                                                   $ 132,496
                                                                                   =========

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE C--FINANCING (CONTINUED)

An affiliate of the operator of the Seattle portfolio has provided limited guarantees on payment of the $37,850 and $8,120 on the senior and mezzanine notes payable, respectively, related to the Seattle portfolio. The guarantees are limited to the following; failure to pay rents to which the lender is entitled in the event of default, failure to apply insurance or condemnation proceeds or security deposits from tenants as required by the lender, fraud or written misrepresentation, failure to first apply rents to pay reasonable operating expenses and then to debt service, acquisition of any property or operation of any business not permitted by the lender, a transfer that is an event of default, any and all indemnification obligations as defined by the lender or commencement of voluntary bankruptcy.

Affiliates of the operator of the Jacksonville portfolio have provided limited guarantees of payment on two of the notes totaling $16,274 related to the Jacksonville portfolio. The guarantees are limited to the following; failure to pay rents to which the lender is entitled in the event of a default, failure to apply insurance or condemnation proceeds as required by the lender, fraud or written material misrepresentation, acquisition of any property or operation of any business not permitted by the security instrument, failure to first apply rents to pay reasonable operating expenses and commencement of voluntary bankruptcy.

LINE OF CREDIT--AFFILIATE

We have a $60,000 line of credit with an affiliate. The line of credit bears base interest at 9.5% and bonus interest at 5.3% and matures on January 1, 2007. Base interest accrues in arrears and is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. In the event cash is not available for debt service in the current quarter, base interest is accrued and added to principal. Bonus interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service after payment of base interest. Any unpaid bonus interest will accumulate but will not be added to principal. Unpaid bonus interest is payable quarterly solely from cash available for debt service after payment of the current quarter base and current quarter bonus interest. Any unpaid bonus interest not paid on or before the maturity date is not due or payable. We do not believe that sufficient cash flow will exist to pay substantial bonus interest; therefore accruals are made only to the extent that the ability to make a payment is anticipated. Our affiliate line of credit is secured by our interests in the Seattle, Jacksonville and Portland portfolios, and our outstanding shares. As of June 30, 2006, $56,597 was outstanding on the line. We have agreed not to borrow further amounts on the line.

OTHER NOTE PAYABLE

We borrowed $5,556 from Wachovia Bank evidenced by a note payable. The note is secured by the joint venture interests of our subsidiaries and is guaranteed by an affiliate. The note is interest only and bears interest at Libor plus 300 basis points (8.27% at June 30, 2006). Interest is payable monthly to the extent of cash flow from the Plano community, and any unpaid interest accrues. The note was scheduled to

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE C--FINANCING (CONTINUED)

mature on July 3, 2006. Pursuant to the terms of the loan agreement, on June 3, 2006 we provided written notice to Wachovia of our request for an extension of the maturity date to January 1, 2007. Wachvoia agreed to extend the loan, and we paid the loan extension fee of $23 on June 29, 2006. During the period ended June 30, 2006 interest of $217 was incurred.

NOTE D--INCOME TAXES

We expect to elect to be taxed as a REIT under the Internal Revenue Code, as amended (the "Code"), commencing with the taxable year ended December 31, 2005. We have been organized and operated in a manner that we believe will allow us to qualify for taxation as a REIT under the Code commencing with the taxable year ended December 31, 2005, and we intend to continue to be organized and operate in this manner. As a REIT, we will generally not be required to pay federal corporate income taxes on our taxable income to the extent it is currently distributed to stockholders.

Accordingly, we have not recorded any current or deferred taxes for the period ended June 30, 2006. However, qualification and taxation as a REIT depends upon our ability to meet the various on-going requirements imposed by the Code relating to gross income testing, asset diversification, distribution thresholds and diversity of stock ownership, among other requirements. Accordingly, no assurance can be given that we will be organized or able to operate in a manner so as to qualify or remain qualified as a REIT. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at the applicable corporate tax rates. If we make a REIT election effective January 1, 2005 and we do not satisfy the various on-going requirements imposed by the Code, we will not qualify as a REIT for 2005 and subsequent taxable years.

During the period ended June 30, 2006, we generated a net operating loss of approximately $2,939. Additionally, during the period beginning May 15, 2003 and ending December 31, 2005, we generated passive activity loss carry forwards and net operating loss carry forwards of approximately $14,682 and $7,154, respectively. The net operating losses from 2005 and 2006 may be carried forward for up to 20 years. The passive activity losses may be carried forward indefinitely. The deferred tax assets attributable to these items were established by us using a federal tax rate of 34% and a state and local tax rate of 6%. However, a corresponding valuation allowance was established at June 30, 2006, in an amount equal to each deferred tax asset due to the uncertainty as to whether we will be able to use the loss carry forwards.

We have acquired properties prior to the first day of the first taxable year for which we expect to qualify as a REIT (which is anticipated to be January 1, 2005, or the "REIT Commencement Date"). If we recognize gain on the disposition of any of these assets during the 10-year period beginning on the REIT Commencement Date, then we will be subject to tax at the highest regular corporate rate on the lesser of the Built-In Gain or the amount of gain recognized on the disposition of such asset.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE D--INCOME TAXES (CONTINUED)

It may be possible to reduce the amount of such income subject to corporate level tax by certain loss carryforwards of ours. Built-in-Gain for this purpose means the fair market value of the asset as of the REIT Commencement Date over our adjusted tax basis in the asset as of the REIT Commencement Date. We would be subject to this tax liability even if we qualify and maintain our status as a REIT. In order to qualify as a REIT, we will be required to distribute an amount equal to at least 90% of our taxable income, including the non-capital gain portion of any Built-In Gain.

Finally, in order to qualify as a REIT, we cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits at June 30, 2006, and therefore we believe that we satisfy this requirement.

The net carrying cost of our real estate assets in the consolidated balance sheets exceeds our net tax basis by approximately $5,720 as of June 30, 2006.

NOTE E--RESERVES AND ESCROWS

As of June 30, 2006, we maintained the following reserve and escrow accounts:

       RESERVE/ESCROW                               RESTRICTION/PURPOSE                        BALANCE
---------------------------   --------------------------------------------------------------   -------
Real estate taxes and         To pay real estate taxes and property insurance as required
insurance escrows             and held by the lender                                           $ 1,078

Portfolio reserve             To fund operating deficits of the properties and to fund
                              payment of base interest on affiliate debt                           576

Capital improvements escrow   To fund building improvements and renovations of the
                              properties.                                                          156

Completion escrow             To fund the rehabilitation and improvements of the Plano
                              community as required by the mortgage lender                       1,248

Investment escrow             To fund improvements of the Jacksonville portfolio and to fund
                              payment of base interest on affiliate debt                            72

Working capital reserve       To fund working capital needs and pay operating expenses             249
                                                                                               -------

Total                                                                                          $ 3,379
                                                                                               =======

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE F--RELATED PARTY TRANSACTIONS

LINE OF CREDIT--AFFILIATE

As of June 30, 2006, $56,597 was outstanding on our affiliate line of credit (see Note C). During the periods ended June 30, 2006 and 2005, base interest of $2,666 and $2,703, respectively, was incurred. During the period ended June 30, 2006, bonus interest of $112 was incurred.

PORTFOLIO MANAGEMENT FEES

During the period ended June 30, 2005, an affiliate earned portfolio management fees of $218 in connection with management of the Seattle, Portland and Jacksonville portfolios. These fees are included in portfolio and management fees on the consolidated statements of operations. The fee is based on 0.25% of total development costs, as defined. During the fourth quarter of 2005, the affiliate waived all future portfolio management fees retroactive to January 1, 2005 and the fee was reversed.

OFFERING, ACQUISITION AND ORGANIZATIONAL COSTS

During the period ended June 30, 2006, one of our affiliates paid, or advanced funds to pay, $1,793, for various costs associated with our operations.

ADVISOR FEES

        ASSET MANAGEMENT FEE

        As compensation for advisory services rendered to us, our affiliated advisor will earn a monthly asset management fee in an amount equal to 1/12th of 0.75% of our Real Estate Asset Value (as defined in the advisory agreement) as of the end of the preceding month. During the periods ended June 30, 2006 and 2005, our advisor earned asset management fees of $731 and $665, respectively.

        ACQUISITION FEES AND EXPENSES

        As compensation for advisory services rendered to us, our affiliated advisor will earn acquisition fees and expenses in amounts equal to up to 2.7% and 0.5%, respectively, of Gross Offering Proceeds. During the period ended June 30, 2006, $48 of acquisition fees and $11 of acquisition expenses were incurred as deferred acquisition costs..

DEALER MANAGER FEES

Our securities are being sold through an affiliate of our advisor, which is a registered broker dealer (the "Dealer Manager"). The Dealer Manager will receive a selling commission of 7% of the public offering price of the shares sold and will also receive a fee of 2% of the public offering price of the shares sold as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In connection with our issuance of 432,177 shares of common stock as of June 30, 2006, we incurred $303 in selling commissions and $86 in compensation fees to the Dealer Manager.

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE F--RELATED PARTY TRANSACTIONS (CONTINUED)

FEES TO OUR JOINT VENTURE PARTNERS

Our joint venture partners are entitled to various fees as follows:

        PROPERTY MANAGEMENT FEES

        During the periods ended June 30, 2006 and 2005, property management fees of $442 and $392, respectively, were paid to our joint venture partner in connection with the management of the Seattle, Portland, Jacksonville and Plano communities. The property management fees are included in portfolio and management fees on the consolidated statements of operations.

        INCENTIVE MANAGEMENT FEES

        During the periods ended June 30, 2006 and 2005, excess operating cash flow distributions of $175 and $88, respectively, were paid to our joint venture partner of the Seattle communities. These amounts are included in portfolio and management fees on the consolidated statements of operations.

        During the periods ended June 30, 2006 and 2005, rate lock fee payments of $12 and $12, respectively, were paid to our joint venture partner of the Portland portfolio. The affiliate is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of the Portland communities as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder.

NOTE G--STOCKHOLDERS' EQUITY (DEFICIT)

COMMON STOCK

At June 30, 2006, we had 452,177 shares of common stock outstanding valued at $4,522 of which 20,000 are owned by an affiliate of the Company.

On August 4, 2006, our board of directors declared distributions payable to common stockholders of record as of the close of business on July 31, 2006. Such common stock distributions cover the period June 29, 2006 through July 31, 2006 and is equal to a daily amount of $0.00164 per share of common stock, which is equivalent to an annual distribution rate of approximately 6.0%. Payment of such common stock distributions will occur on or before August 21, 2006.

PREFERRED STOCK

In January 2006, we issued 173 shares of 12% Series A Cumulative Non-Voting Preferred Stock. The shares were issued in a private placement for the purpose of having at least 100 shareholders to satisfy one of the qualifications we must meet in

                BOSTON CAPITAL REAL ESTATE INVESTMENT TRUST, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 2006

                                   (UNAUDITED)

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

NOTE G--STOCKHOLDERS' EQUITY (DEFICIT) (CONTINUED)

order to qualify as a REIT. The outstanding preferred shares are subject to redemption, in whole or in part, at any time following January 30, 2007 at a price of $500 per share plus all accrued and unpaid dividends.

On August 4, 2006, our board of directors declared distributions payable to preferred stockholders of record as of the close of business on June 30, 2006. Such preferred share distributions cover the period January 30, 2006 through June 30, 2006 and will total $24.99 per share of preferred stock, which is equivalent to an annual distribution rate of 12.0%. Payment of such preferred stock distributions will occur on or before August 21, 2006.

NOTE H--GOING CONCERN CONSIDERATIONS

We have prepared the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America. These principles contemplate our continuation as a going concern. We believe that our current offering will yield sufficient proceeds to pay the affiliate line of credit. However, as with any offering conducted on a best-efforts basis, there is no guarantee that our offering will in fact result in the anticipated proceeds. Although the lender under the affiliate line of credit has previously granted extensions through January 1, 2007, and to management's knowledge, the lender has not indicated that an extension would not be granted, there is no guarantee that an additional extension will in fact be granted. If the amount of capital raised during our offering is not sufficient to pay the outstanding balance on the affiliate line of credit and we are unable to have the line extended or refinanced, we expect that we may lose or be required to sell some or all of the properties to repay the line of credit, and as a result we would not be able to continue as a going concern in the manner that our current offering suggests.

NOTE I--SUBSEQUENT EVENTS

We issued 549,835 shares of our common stock between July 1, 2006 and August 14, 2006, resulting in gross proceeds to us of $5,498.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS (DOLLARS IN THOUSANDS).

The following discussion and analysis should be read in conjunction with our accompanying financial statements and the notes thereto.

FORWARD LOOKING INFORMATION

This quarterly report contains statements that may be deemed to be forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "believes", "estimates", "expects" and "anticipates" and other similar expressions that are predictions of or indicate future events and trends and which do not relate solely to historical matters identify forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results, performance, or achievements of ours to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the following:

- Anticipated capital expenditures for replacements and building improvements all reflect our best estimates and are subject to uncertainties arising from changing economic conditions (such as the cost of labor and construction materials), competition and local government regulation;

- Sources of capital or labor and materials required for maintenance, repair, capital expenditure or development are more expensive than anticipated;

- Occupancy levels and market rents may be adversely affected by national and local economic and market conditions including, without limitation, new construction of multifamily housing, slow employment growth, availability of low interest mortgages for single-family home buyers and the potential for geopolitical instability, all of which are beyond our control; and

- Additional factors as discussed in Item 1.A. "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2005 and our Form 10-Q for the quarter ended March 31, 2006.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly release any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

OVERVIEW

We were formed on May 2, 2003 and have a limited operating history. Our operations consist of acquiring, managing and operating apartment communities in the United States. All but one of our apartment communities has been purchased with funds from our affiliate line of credit as described below. Once we sell enough shares of our common stock in the offering to repay the amount we have borrowed under our affiliate line of credit, we will experience a relative increase in liquidity, and a relative decrease in liquidity as we use the net offering proceeds for the continued acquisition, development and operation of apartment communities.

We expect that we will acquire properties by paying the entire purchase price of each property in cash or equity securities, or a combination thereof, and the remainder with permanent mortgage financing which will encumber all or certain properties. Though we have no current plans to do so, if our directors deem it advisable, we may take additional loans on all or certain communities, if favorable terms are available, and use the proceeds from such loans to acquire additional properties or increase cash flow. In the event that the offering is not fully sold, our ability to diversify our investments may be diminished.

We expect to elect to be taxed as a REIT beginning with the tax year ended December 31, 2005. We believe that we are organized in conformity with the requirements for taxation as a REIT for federal income taxes, but cannot assure you that we will meet such requirements. If we fail to meet these requirements, our distributions will not be deductible to us and we will have to pay a corporate level tax on our income. This would substantially reduce our cash available to pay dividends. In addition, such a tax liability might cause us to borrow funds, liquidate some of our investments or take other steps which could negatively affect our operating results. Moreover, if our REIT status is terminated because of our failure to meet a technical REIT requirement or if we voluntarily revoke our election, we would generally be disqualified from electing treatment as a REIT for the four taxable years following the year in which REIT status is lost.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from the acquisition and operation of the communities, other than those referred to in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

It is anticipated that our primary source of funds will be the proceeds of the offering. Potential future sources of liquidity include: (i) cash distributions from investments in real estate; (ii) interest earned on capital raised and held pending investment; (iii) proceeds from secured or unsecured financing, including from banks; and (iv) undistributed funds.

We intend to purchase, or enter into binding commitments to purchase, interests in certain apartment communities prior to the completion of the offering, provided we have raised sufficient funds to pay off our affiliate line of credit and the Wachovia loan. Properties acquired as of June 30, 2006 were purchased with financing obtained from our affiliate line of credit, mortgage notes payable and a bank note.

During the period ended June 30, 2006, cash flow from our communities of $2,725 was received and was used to pay interest, or will be used to pay accrued interest on our affiliate line of credit and other note payable. Although there can be no assurances, we believe we will raise sufficient proceeds from the offering to repay all or a portion of our affiliate line of credit, which matures on January 1, 2007. In addition, we believe that a combination of (i) our efforts to increase rental revenue and contain operating costs at our apartment communities, and (ii) our ability to defer certain discretionary capital improvements and payments to affiliates until January 2007 will be sufficient to meet our operating, debt service and other working capital needs for the next year.

Our cash and cash equivalents balance increased approximately $3,501 from approximately $1,629 at January 1, 2006 to $5,130 at June 30, 2006. All cash and cash equivalents are held in money market or checking accounts. The major factors affecting our cash flows are as follows:

- We received $329 from operating activities.

- We raised $4,409 in proceeds from our preferred and common stock offering, of which $1,087 was held in escrow.

- We expended $1,024 on building and improvements and replacement of furniture, fixture and equipment at our communities.

- We increased our advances from a related party by $1,793 for costs that did not flow through operations and expended $498 of the amount on deferred offering costs and $343 for equity issuance costs.

RELATED PARTY TRANSACTIONS

We have an advisory agreement with our advisor Boston Capital REIT Advisors, LLC, by which our advisor originates and presents investment opportunities to our board of directors and provides day-to-day management services to us. Our advisor is wholly owned by Boston Capital Holdings Limited Partnership. Our Chairman and Chief Executive Officer is the general partner of and owns a controlling limited partnership interest in Boston Capital Holdings Limited Partnership. Each of our executive officers is also an officer of our advisor. For managing our affairs, our advisor is compensated with a monthly asset management fee equal to 1/12th of 0.75% of the amount invested in apartment communities (including the original principal amount of any mortgage indebtedness). During the six months ended June 30, 2006, our advisor earned asset management fees of $731, all of which has been accrued.

Also pursuant to the advisory agreement, we will pay our advisor, as compensation for services rendered in connection with the investigation, selection and acquisition (by purchase, investment or exchange) of properties, acquisition fees and expense reimbursements in amounts equal up to 2.7% and .5% of Gross Offering Proceeds. A portion of such fees and expenses was previously incurred and is included building and improvements and in the Offering, Acquisition and Organization Costs section above. An additional $48 of acquisition fees and $11 of acquisition expenses have been accrued as deferred acquisition costs and are included in other assets and due to related party on the consolidated balance sheets at June 30, 2006.

In the offering, our shares of common stock are being sold through an affiliate of our advisor, which is a registered broker dealer (the "Dealer Manager"). The Dealer Manager will receive a selling commission of 7% of the public offering price of the shares sold. The Dealer Manager will also receive a fee of 2% of the public offering price of the shares sold as compensation for acting as the Dealer Manager and for expenses incurred in connection with coordinating sales efforts, training of personnel and generally performing "wholesaling" functions. In connection with the issuance of 432,177 shares of common stock as of June 30, 2006, we incurred $303 in selling commissions with the Dealer Manager of which $76 remained payable at June 30, 2006. We also incurred $86 in compensation fees to the Dealer Manager all of which remained payable at June 30, 2006. The amounts remaining payable are included in due to related party on the consolidated balance sheets.

During the six months ended June 30, 2005, an affiliate earned portfolio management fees of $218 in connection with management of the Seattle, Portland and Jacksonville portfolios. These fees are included in portfolio and management fees on the consolidated statements of operations. The fee is based on 0.25% of total development costs, defined as total equity investment and the amount of the original mortgage payable for each portfolio. During the fourth quarter of 2005, the affiliate waived all future portfolio management fees retroactive to January 1, 2005 and the fee was reversed. As of June 30, 2006, $531 of fees related to the period May 15, 2003 through December 31, 2004 remain payable to the affiliate and are included in due to related party on the consolidated balance sheets.

We have a $60,000 line of credit with an affiliate, which matures on January 1, 2007. Base interest is due and payable with respect to each calendar quarter to the extent of cash available for debt service for the current quarter. The line of credit also requires bonus interest payments provided there is cash available for debt service after payment of the base interest on a quarterly basis. Any unpaid bonus interest is accrued, and is only payable should sufficient cash available for debt service after payment of current quarter base interest and bonus interest be generated. We do not believe that sufficient cash flow will exist to pay substantial bonus interest; therefore accruals will be made only to the extent that the ability to make a payment is anticipated relative to the operations of each calendar quarter. Our line of credit is secured by our interests in the Seattle, Jacksonville and Portland portfolios, and our outstanding shares. As of June 30, 2006, $56,597 was outstanding on the line. We have agreed with the affiliate that we will not borrow further amounts on the line. During the six months ended June 30, 2006 and 2005, base interest of $2,666 and $2,703, respectively, was incurred and $395 remained payable at June 30, 2006. During the six months ended June 30, 2006, bonus interest of $112 was incurred and $19 remained payable.

During the six months ended June 30, 2006, an affiliate paid or advanced funds to pay $1,793, for various costs associated with our operations. As of June 30, 2006 the total amount of due to related parties for organization costs, deferred offering costs, prepaid expenses, acquisition costs and operating expenses is $4,718.

We have entered into property management agreements with joint venture partner in connection with management of the Seattle, Portland, Jacksonville and Plano communities. The property management agreements were for initial one-year terms and are automatically renewed unless terminated by either party after 30 days notice. Fees paid to the property manager range from 3.5% to 4.0% of gross income of the respective community. During the six months ended June 30, 2006 and 2005, property management fees of $442 and $392, respectively, were paid to these affiliates and are included in portfolio and management fees--related party on the consolidated statements of operations. In April 2006 we notified our joint venture partner of the Jacksonville communities that we were terminating their property management contract as of the end of May 2006. We have contracted with an unaffiliated management company which assumed property management responsibilities on May 1, 2006. We believe that the new management company's operations and objectives are better aligned with our business objectives.

During the six months ended June 30, 2006 and 2005, excess operating cash flow distributions of $175 and $88, respectively, were paid to the joint venture partner of the Seattle communities. These payments are shown as portfolio and management fees--related party on the consolidated statements of operations. Excess cash flow distributions of $47 were accrued and remained payable as of June 30, 2006 and are included in due to related party on the consolidated balance sheets.

During the six months ended June 30, 2006 and 2005, rate lock fee payments of $12 and $12, respectively, were paid to our joint venture partner of the Portland portfolio. The partner is entitled to be paid 0.06% per annum of the principal of the first mortgage loans from the cash flow of the Portland communities as compensation for its agreement to assume 100% of the risk of loss on the rate lock deposit on the first mortgage debt paid to the first mortgage holder. At June 30, 2006, the accrued rate lock fees due to our joint venture partner were $2 and are included in due to related party on the consolidated balance sheets.

CONTRACTUAL OBLIGATIONS

We pay operating expenses and interest expense from cash generated from property operations. Below is a summary of our other material obligations by maturity as of June 30, 2006.

                                   LESS THAN                                       MORE THAN
                                     1 YEAR          1-3 YEARS      3-5 YEARS       5 YEARS         TOTAL
                                 ------------      ------------   ------------   ------------   ------------
Mortgages                        $         68      $    120,447   $          -   $     11,981   $    132,496
Line of Credit                         56,597(a)              -              -              -         56,597
Note Payable                            5,556(a)              -              -              -          5,556
Due to Related Party                    7,699(b)              -              -              -          7,699
                                 ------------      ------------   ------------   ------------   ------------
Total                            $     69,920      $    120,447   $          -   $     11,981   $    202,348
                                 ============      ============   ============   ============   ============

----------
(a) It is anticipated that proceeds from the public offering will be used to repay our affiliate line of credit financing and note payable to Wachovia.

(b) Payments of amounts due to related parties, although currently due, can be deferred until such time as cash from operations or proceeds from our public offering is sufficient to pay the obligations.

REAL ESTATE ASSETS

As of June 30, 2006 and 2005 we owned interests in 11 and 10 properties, respectively. Ten of our interests owned as of June 30, 2006 and 2005 are in 3 portfolios and one interest owned as of June 30, 2006 is a single community property. Details on the properties are as follows:

The Seattle portfolio consists of four apartment communities containing 802 apartment units as follows:

                                                                          OCCUPANCY    OCCUPANCY
                                          NUMBER                         RATE AS OF   RATE AS OF
  PROPERTY NAME         CITY, STATE      OF UNITS      DATE ACQUIRED      06/30/06     06/30/05
------------------------------------------------------------------------------------------------
Alderwood Park
 Apartments             Lynwood, WA         188        May 15, 2003          95%          95%
Ridgegate
 Apartments              Kent, WA           153        May 15, 2003          96%          93%
Ridgetop
 Apartments           Silverdale, WA        221        May 15, 2003          99%          94%
Wellington
 Apartments           Silverdale, WA        240        May 15, 2003          98%          95%

The Portland portfolio consists of three apartment communities containing 1,027 apartment units as follows:

                                                                          OCCUPANCY    OCCUPANCY
                                          NUMBER                         RATE AS OF   RATE AS OF
  PROPERTY NAME         CITY, STATE      OF UNITS      DATE ACQUIRED      06/30/06     06/30/05
------------------------------------------------------------------------------------------------
Boulder Creek
 Apartments            Portland, OR         296        May 30, 2003          98%          90%
Bridge Creek
 Apartments            Portland, OR         315        May 30, 2003          96%          89%
Settler's Point
 Apartments         Salt Lake City, UT      416        May 30, 2003          93%          94%

The Jacksonville portfolio consists of three apartment communities containing 1,040 apartment units as follows:

                                                                          OCCUPANCY    OCCUPANCY
                                          NUMBER                         RATE AS OF   RATE AS OF
  PROPERTY NAME         CITY, STATE      OF UNITS      DATE ACQUIRED      06/30/06     06/30/05
------------------------------------------------------------------------------------------------
Bay Pointe
 Apartments          Jacksonville, FL       300        May 22, 2003          96%          86%
Oaks at Timuquana
 Apartments          Jacksonville, FL       228        May 22, 2003          97%          90%
Spicewood Springs
 Apartments          Jacksonville, FL       512        May 28, 2003          96%          89%

The Plano community consists of one apartment community containing 229 apartment units as follows:

                                                                          OCCUPANCY    OCCUPANCY
                                          NUMBER                         RATE AS OF   RATE AS OF
  PROPERTY NAME         CITY, STATE      OF UNITS      DATE ACQUIRED      06/30/06     06/30/05
------------------------------------------------------------------------------------------------
Preston at
 Willow Bend
 Apartments           West Plano, TX        229     September 15, 2005       83%          N/A

On January 12, 2006 a fire occurred at one of the Portland communities (Bridge Creek Apartments) that damaged twelve units. An investigation into the cause of the fire was conducted by the fire department and a cause and origin expert hired by the insurance company. They concluded that the cause was a weakened wire in the wall between two of the apartment units. Additionally, they determined that the weakened wire was not caused by negligence on anyone's part. No one was injured and displaced tenants were relocated to vacant units within Bridge Creek Apartments and Boulder Creek Apartments. The preliminary estimate to repair the damages ranges between $400 and $600, and contractors have begun exploratory demolition to better assess the extent of damage and total cost of the repairs. Such costs are covered by insurance after payment of a $10 deductible. As of June 30, 2006, a payment of $404 had been made to the property for demolition cost reimbursements and preliminary repair estimates. The unused portion of the proceeds as of June 30, 2006 was $366 and is included in other liabilities on the consolidated balance sheet. Business interruption insurance will cover lost rents on the damaged units and expenses incurred to relocate tenants. As of June 30, 2006, business interruption insurance payments of $25 and $8, respectively, for lost rent and tenant relocation costs had been received. Lost rent income is reflected in other income on the statement of operations.

On July 7, 2006 a fire occurred in the same building of Bridge Creek Apartments which damaged the six remaining units. An investigation into the cause of the fire was conducted by the fire department and a cause and origin expert hired by the insurance company. An official cause of the fire has not been determined. No one was injured, and three displaced tenants were relocated to vacant units within Bridge Creek Apartments. The preliminary estimate to repair the damages is between $200 and $300. The costs are covered by insurance after payment of a $10 deductible. Reconstruction is anticipated to be concurrent with repair to the areas damaged in the first fire. All construction is anticipated to be completed in six to eight months. Rent insurance will cover the lost rent from the time of the fire until construction is complete.

RESULTS OF OPERATIONS

COMPARISON OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005

The following summarizes changes in our operations for the six month periods ended June 30, 2006 and 2005. Net loss for the period ended June 30, 2006 increased from the same prior period by approximately $663, from $3,394 to $4,057, or 19.5%. The comparative period results do not include operations of the Plano community-a 229 unit property which was acquired in September 2005.

REVENUE

Revenues increased approximately $1,799, from $11,523 to $13,322, or 15.6%, in the current period. Our Plano community operations contributed $900 to the increase. The balance of the increase was generated by our three existing portfolios as follows. Rental income at the Seattle communities increased approximately $255 in the current period due to increased rental rates and decreased vacancy loss. Income at the Portland communities increased approximately $419 in the current period due to decreased vacancy loss and decreased rental concessions and increased insurance proceeds income. Rental income at the Jacksonville communities increased approximately $225 in the current period due to increased rental rates.

PROPERTY OPERATING COSTS

Property operating costs increased approximately $593, from $3,745 to $4,338, or 15.8%, in the current period. Our Plano community contributed $345 in operating costs in the current period. Management fees from our Jacksonville communities, not paid to an affiliate in the current period and included in property operating costs, contributed $41 to the increase. The remainder of the increase was mainly the result of increased tax expense for the three existing portfolios and increased insurance expense at the three Jacksonville communities.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased approximately $685, from $1,237 to $1,922, or 55.4%, in the current period. The current period experienced an increase in accounting and legal expenses for costs associated with being a public company registered with the Securities and Exchange Commission. Additionally, our Plano community contributed $135 to the increase in general and administrative costs.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense increased approximately $588, from $2,856 to $3,444, or 20.6%, in the current period. Our Plano community contributed $384 to the increase. Capital improvements were made throughout 2005 and the first six months of 2006 at all of the communities. These improvements are being depreciated over their estimated useful lives and have increased depreciation expense accordingly.

PORTFOLIO AND MANAGEMENT FEES-RELATED PARTY

Portfolio and management fees decreased approximately $59, from $698 to $639, or 8.5%. All future portfolio management fees were waived by the affiliate in the fourth quarter 2005 retroactive to January 1, 2005. This resulted in a decrease in expense of approximately $218. Management fees from our Jacksonville communities, not paid to an affiliate in the current period and included in property operating costs, contributed $41 to the decrease. These decreases were offset by management fees from the Plano community and an increase in incentive management fees at the Seattle communities.

ASSET MANAGEMENT FEE-RELATED PARTY

Asset management fees increased approximately $66 from $665 to $731 or 9.9%, in the current period. The fee earned in connection with the Plano community contributed the additional expense in the current period.

INTEREST EXPENSE

Interest expense increased approximately $599, from $5,716 to $6,315, or 10.5%, in the current period. Interest Expense for our Plano community and bonus interest paid on the affiliate line of credit contributed the additional interest expense in the current period.

COMPARISON OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2006 AND 2005

The following summarizes changes in our operations for the quarters ended June 30, 2006 and 2005. Net loss for the quarter ended June 30, 2006 increased from the same prior period approximately $294, from $1,692 to $1,986, or 17.4%. The comparative period results do not include operations of the Plano community-a 229 unit property which was acquired in September 2005.

REVENUE

Revenues increased approximately $927, from $5,820 to $6,747, or 15.9%, in the current period. Our Plano community operations contributed $436 to the increase. The balance of the increase was generated by our three existing portfolios as follows. Rental income at the Seattle communities increased approximately $145 in the current period due to increased rental rates and decreased vacancy loss. Income at the Portland communities increased approximately $211 in the current period due to decreased vacancy loss, decreased rental concessions and increased insurance proceeds income. Rental income at the Jacksonville communities increased approximately $135 in the current period due to increased rental rates.

PROPERTY OPERATING COSTS

Property operating costs increased approximately $337, from $1,868 to $2,205, or 18.0%, in the current period. Our Plano community contributed the additional $178 in operating costs in the current period. Management fees from our Jacksonville communities, not paid to an affiliate in the current period and included in property operating costs, contributed $41 to the increase. The remainder of the increase was mainly the result of increased tax expense for the three existing portfolios and increased insurance expense at the three Jacksonville communities.

GENERAL AND ADMINISTRATIVE EXPENSES

General and administrative expenses increased approximately $324, from $618 to $942, or 52.4%, in the current period. The current period experienced an increase in accounting and legal expenses for costs associated with being a public company registered with the Securities and Exchange Commission. Additionally, our Plano community contributed $80 to the increase in general and administrative costs.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense increased approximately $275, from $1,434 to $1,709, or 19.1%, in the current period. Our Plano community contributed $173 to that increase. Capital improvements were made throughout 2005 and the first six months of 2006 at all of the communities. These improvements are being depreciated over their estimated useful lives and have increased depreciation expense accordingly.

PORTFOLIO AND MANAGEMENT FEES-RELATED PARTY

Portfolio and management fees decreased approximately $100, from $391 to $291, or 25.6%. All future portfolio management fees were waived by the affiliate in the fourth quarter 2005 retroactive to January 1, 2005. This resulted in a decrease in expense of approximately $109. Management fees from our Jacksonville communities, not paid to an affiliate in the current period and included in property operating costs, contributed $41 to the decrease. These decreases were offset by management fees incurred at the Plano community and an increase in incentive management fees at the Seattle communities.

ASSET MANAGEMENT FEE-RELATED PARTY

Asset management fees increased approximately $34 from $332 to $366 or 10.2%, in the current period. The fee earned in connection with the Plano community contributed the additional expense in the current period.

INTEREST EXPENSE

Interest expense increased approximately $356, from $2,869 to $3,225, or 12.4%, in the current period. Interest expense for our Plano community and bonus interest on our affiliate line of credit contributed the additional interest expense in the current period.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

In order to prepare our financial statements in conformity with accounting principles generally accepted in the United States, we are required to make estimates and assumptions that affect the amounts reported in the financial statements. On a regular basis, we review these estimates and assumptions, including those related to revenue recognition, allocation of purchase price, asset lives and depreciation and impairment of long-lived assets. These estimates are based on our historical experience and on various other assumptions believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. We believe, however, that the estimates, including those for the above-listed items, are reasonable. We believe the following critical accounting policies involve the most complex, difficult and subjective judgments and estimates used in the preparation of these financial statements:

REVENUE RECOGNITION

We classify tenant leases as operating leases. Rental income attributable to leases is recorded when due from tenants and is recognized monthly as it is earned, which is not materially different from on a straight-line basis. Leases between a tenant and property for the rental of an apartment unit are generally year-to-year, renewable upon consent of both parties on an annual or monthly basis. Interest income is recorded on an accrual basis.

ALLOCATION OF PURCHASE PRICE, ASSET LIVES AND DEPRECIATION

We allocate the acquisition cost of each apartment community to various property components such as land, buildings and improvements, and furniture, fixtures and equipment and each component generally has a different useful life. Acquisition cost allocations and the determination of the useful lives are based on our management's estimates, or under some circumstances, studies commissioned from independent real estate appraisal firms. We allocate the value of real estate acquired among land, building and improvements, furniture, fixtures and equipment, the value of in-place leases and the fair market value of above or below market leases. We compute related depreciation expense using the straight line method over estimated useful lives of up to 40 years for buildings, up to 15 years for building improvements, and up to 5 years for furniture, fixtures and equipment. The value of intangible assets is amortized over the life of the respective lease, which is typically one year. The allocated cost of land is not depreciated. Inappropriate allocation of acquisition costs or incorrect estimates of useful lives could result in depreciation and amortization expenses which do not appropriately reflect the allocation of our capital expenditures over future periods required by generally accepted accounting principles.

IMPAIRMENT OF ASSETS

We periodically evaluate our apartment communities for impairment indicators. These indicators may include weak or declining tenant occupancy, cash flow or liquidity, or our decision to dispose of an asset before the end of its estimated useful life, and market or industry changes that could permanently reduce the value of the related apartment community. If impairment indicators are present, we evaluate the carrying value of the related apartment community by comparing it to the expected future undiscounted cash flows to be generated from that community. If the sum of these expected future cash flows is less than the carrying value, we reduce the net carrying value of the community to its fair value. This analysis requires us to judge whether indicators of impairment exist and to estimate likely future cash flows. If we misjudge or estimate incorrectly or if future tenant occupancy, market or industry factors differ from our expectations, we may record an impairment charge which is inappropriate or fail to record a charge when we should have done so, or the amount of such charges may be inaccurate.

These policies involve significant judgments based upon our experience, including judgments about current valuations, ultimate realizable value, estimated useful lives, salvage or residual values, and the current and likely future operating and competitive environments in which our apartment communities are operated. In the future we may need to revise our assessments to incorporate information which is not now known, and such revisions could increase or decrease our depreciation expense.

ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK (DOLLARS IN THOUSANDS).

We had one variable rate loan outstanding as of June 30, 2006 in the amount of $5,556, which is subject to market risk associated with interest rate changes. All of our long-term debt is fixed rate debt with interest rates ranging from 4.26% to 12.0%. Our short term debt is a combination of fixed rate and floating rate debt with interest rates ranging from the Libor Index Rate (8.27% at June 30, 2006) plus 300 basis points to 9.5%. We do not have any derivative investment, direct foreign exchange, or other market risk. Management estimates that, as of June 30, 2006, a one percentage point increase in interest rates on variable rate outstanding debt would result in additional annual interest of $56 per year. Our market risk has not changed materially from the amounts and information reported in Item 7A, "Quantitative and Qualitative Disclosures About Market Risk", of our Annual Report on Form 10-K for the year ended December 31, 2005.

ITEM 4. CONTROLS AND PROCEDURES.

(a)  Evaluation of Disclosure Controls and Procedures

     As required by Rule 15d-15(b) under the Securities Exchange Act of 1934, as of the end of the period covered by this report, we carried out an evaluation under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. In designing and evaluating our disclosure controls and procedures, we and our management recognize that any controls and procedures, no matter how well designed and operated, can provide only a reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating and implementing possible controls and procedures. Based upon that evaluation, the Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective to ensure that information required to be disclosed by us in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission's rules and forms. In connection with the rules regarding disclosure and control procedures, we intend to continue to review and document our disclosure controls and procedures, including our internal controls and procedures for financial reporting, and may from time to time make changes aimed at enhancing their effectiveness and to ensure that our systems evolve with our business.

(b)  Changes in Internal Controls

     There were no changes in our internal control over financial reporting that occurred during the quarter ended June 30, 2006 that materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II--OTHER INFORMATION (DOLLARS IN THOUSANDS)

ITEM 1. LEGAL PROCEEDINGS

Previously reported in Item 3., Legal Proceedings in our annual report on From 10-K for the year ended December 31, 2005.

ITEM 1.A. RISK FACTORS.

Other than as set forth below, there have been no material changes in the risk factors described in Item 1.A., "Risk Factors", in our Annual report on Form 10-K for the period ended December 31, 2005 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2006. We have experienced net losses since our inception. We incurred net losses of approximately $7,291, $7,838 and $5,679 in the fiscal years ended December 31, 2005, December 31, 2004 and the period May 15, 2003 (inception) through December 31, 2003, respectively. For the period ended June 30, 2006, we incurred net losses of approximately $4,057. We expect that we will continue to experience net losses until we repay our affiliate line of credit. We cannot assure you that we will raise the funds necessary to repay our affiliate line of credit. We cannot be certain that we will be able to achieve and/or sustain profitability in future periods.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

On June 22, 2005, our Registration Statement on Form S-11 (File No. 333-108426), covering a public offering (the "Offering") of up to 105,000,000 shares of common stock to be offered at a price of $10 per share (of which 5,000,000 shares are available pursuant to our dividend reinvestment plan) was declared effective under the Securities Act of 1933, as amended.

No shares could be sold until we received and accepted subscriptions for a minimum of 250,000 shares for gross offering proceeds of $2,500. On June 29, 2006 we met that requirement and accepted subscriptions of 323,467 shares representing gross offering proceeds of $3,235. As of June 30, 2006, we had sold 432,177 shares of our common stock pursuant to the offering. The net offering proceeds to us, after deducting the total expenses incurred and described herein, were $4,017. After subscriptions are released from escrow and until we invest them, the net offering proceeds therefrom will be held in short-term, liquid investments.

ITEM 3. DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the annual meeting of stockholders held on May 17, 2006, the Company's sole stockholder (i) elected the following persons as directors for a one-year term expiring at the annual meeting of stockholders held in 2007: John P. Manning; Jeffrey H. Goldstein; Philip S. Cottone; Kevin C. Phelan; and Nicholas L. Iacuzio, and (ii) ratified the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2006.

ITEM 5. OTHER INFORMATION.

None.

ITEM 6. EXHIBITS .

31.1 Certification of the Principal Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2 Certification of the Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1* Certification of the Principal Executive Officer pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of
2002

32.2* Certification of the Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

* Furnished herewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             Boston Capital Real Estate Investment Trust Inc.

Date: August 14, 2006              By: /s/ John P. Manning
                                       -------------------
                                       John P. Manning
                                       Chief Executive Officer

                                   By: /s/ Marc N. Teal
                                       ----------------
                                       Marc N. Teal
                                       Chief Financial Officer

                                                                 REIT SUPP4 8/06